PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2005)

Consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 5 in the prospectus.

The notes represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

$1,088,954,000

(Approximate)

CWABS, INC.

Depositor

Countrywide Home Loans Servicing LP

Master Servicer

CWABS TRUST 2005-HYB9

Issuer

Mortgage-Backed Notes, Series 2005-HYB9

Payments are payable on the 20th day of each month, beginning in December 2005

The following classes of offered notes are being offered pursuant to this prospectus supplement and the accompanying prospectus:

Class	Original Note Principal Balance(1)	Note Rate
1-A-1	$ 99,025,000	5.1500%(2)
1-A-2	$ 11,003,000	5.1500%(2)
2-A-1	$ 187,498,000	5.3300%(2)
2-A-2	$ 20,833,000	5.3300%(2)
3-A-1-A	$ 210,000,000	5.3100%(2)
3-A-1-B	$ 23,333,000	5.3100%(2)
3-A-2-A	$ 189,902,000	5.2500%(2)
3-A-2-B	$ 53,563,000	5.2500%(2)
4-A-1	$ 133,025,000	5.5200%(2)
4-A-2	$ 14,780,000	5.5200%(2)
5-A-1	$ 101,176,000	5.2500%(2)
5-A-2	$ 28,537,000	5.2500%(2)
M-1	$ 16,279,000	5.3800%(2)

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)

On or prior to the related note rate change date, the note rates on the offered notes will be equal to the lesser of the fixed rate above and the related available funds rate and after the related note rate change date, the note rates on the offered notes will be equal to the least of One-Year LIBOR plus 1.750%, the related maximum note rate and the related available funds rate, in each case as described in this prospectus supplement under “Description of the Notes— Payments— Payments of Interest.”

The Notes

The notes are secured by a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, as described in this prospectus supplement.

The Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO, Class 5-IO, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes (sometimes collectively referred to as “subordinated notes”), which are not offered hereby (except for the Class M-1 Notes, which are offered hereby), are subordinated to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A, Class 3-A-2-B, Class 4-A-1, Class 4-A-2, Class 5-A-1 and Class 5-A-2 Notes (which are sometimes called “senior notes”). Subordination provides a form of credit enhancement for the senior notes. In addition, among the subordinated notes, notes with lower priority are subordinated to notes with higher priority as described in this prospectus supplement.

The proceeds to the depositor from the sale of the offered notes are expected to be approximately $1,084,870,536 plus accrued interest, before deducting expenses.

Optional Termination

The majority holder of the owner trust certificates has the option to purchase the assets of the trust on any payment date on or after the first payment date on which the aggregate principal balance of the mortgage loans and any related foreclosed real estate owned by the trust as of such date has declined to or below 10% of the aggregate principal balance as of the initial cut-off date of the mortgage loans delivered to the trust on the closing date plus the amount deposited in the pre-funding account on the closing date.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Countrywide Securities Corporation

November 29, 2005

TABLE OF CONTENTS

Prospectus Supplement

SUMMARY

RISK FACTORS

THE MORTGAGE POOL

SERVICING OF MORTGAGE LOANS

DESCRIPTION OF THE NOTES

THE ISSUER

THE OWNER TRUSTEE

THE INDENTURE TRUSTEE

THE SELLER

THE INDENTURE

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OTHER TAXES

ERISA CONSIDERATIONS

METHOD OF DISTRIBUTION

LEGAL MATTERS

RATINGS

THE MORTGAGE POOL

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH

ACCOMPANYING PROSPECTUS SUPPLEMENT

RISK FACTORS

THE TRUST FUND

USE OF PROCEEDS

THE DEPOSITOR

LOAN PROGRAM

DESCRIPTION OF THE SECURITIES

CREDIT ENHANCEMENT

YIELD AND PREPAYMENT CONSIDERATIONS

THE AGREEMENTS

CERTAIN LEGAL ASPECTS OF THE LOANS

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OTHER TAX CONSIDERATIONS

ERISA CONSIDERATIONS

LEGAL INVESTMENT

METHOD OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

INDEX TO DEFINED TERMS

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying prospectus carefully.

The Notes

On the closing date, pursuant to an indenture between the issuer and The Bank of New York as indenture trustee, the trust will issue the Mortgage-Backed Notes, Series 2005-HYB9. The notes will be secured by the assets of the trust.

The assets of the trust consist primarily of a pool of adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

The notes will represent non-recourse obligations of the issuer, and the property comprising the trust will be the sole source of payments on the notes.

The beneficial ownership interest in the trust will be represented by the owner trust certificates, which are not offered by this prospectus supplement.

See “Description of the Notes—General” in this prospectus supplement.

Issuer

CWABS Trust 2005-HYB9, a Delaware statutory trust to be formed on or before the closing date by the depositor pursuant to a trust agreement between the depositor and the owner trustee, as amended and restated by the amended and restated trust agreement, dated as of November 30, 2005, among the depositor, the owner trustee and the certificate registrar and certificate paying agent. The principal office of the issuer is located c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001.

See “The Issuer—General” herein.

Depositor

CWABS, Inc., is a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See “The Depositor” in the prospectus.

Seller

Taberna Realty Holdings Trust.

See “Seller” in this prospectus supplement.

Master Servicer

Countrywide Home Loan Servicing LP.

See “The Master Servicer” in this prospectus supplement.

Indenture Trustee

The Bank of New York, a New York banking corporation.

See “Description of the Notes—the Indenture Trustee” in this prospectus supplement.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

See “Description of the Notes — The Owner Trustee” in this prospectus supplement.

Indenture

The trust will issue the notes pursuant to an indenture between the issuer and the indenture trustee.

Cut-off Date

For any initial mortgage loan, the later of November 1, 2005 and the origination date of such mortgage loan. For any subsequent mortgage loan, the later of the first day of the month of the transfer and the date of origination of such subsequent mortgage loan. When used in this prospectus supplement with respect to any mortgage loan, the phrase “cut-off date” means the related cut-off date for that mortgage loan.

Due Period

The second day of the month preceding a payment date through the first day of the month in which such payment date occurs.

Closing Date

On or about November 30, 2005.

Funding Period

On the closing date, not more than $224,368,750 will be deposited in a pre-funding account. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase subsequent mortgage loans during the period from the closing date up to and including December 30, 2005. The trust will purchase up to approximately $27,507,000 in mortgage loans for loan group 1, up to approximately $52,820,750 in mortgage loans for loan group 2, up to approximately $119,199,500 in mortgage loans for loan group 3, up to approximately $39,951,250 in mortgage loans for loan group 4, and up to approximately $32,428,250 in mortgage loans for loan group 5, from amounts held in the pre-funding account. Any amounts remaining in the pre-funding account after December 30, 2005 will be paid on the next payment date to the holders of the senior notes.

See “The Mortgage Pool — Pre-Funding” in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement concerning the mortgage loans relates to a statistical calculation pool. Certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the final mortgage pool and as a result may not be included in the mortgage pool, and additional mortgage loans may be included in the final mortgage pool on the closing date.

The mortgage loans will be divided into five separate groups. Each such group of mortgage loans is referred to as a “loan group.”

The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of November 1, 2005, which is the statistical calculation date. The aggregate principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. As of the statistical calculation date, the statistical calculation pool principal balance was approximately $1,142,358,928.

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation pool principal balance.

As described in this prospectus supplement under “The Mortgage Pool”, the interest rates for the mortgage loans will generally adjust semi-annually or annually, subject to certain caps and floors, as described in this prospectus supplement

All of the statistical calculation pool mortgage loans in loan group 1 are mortgage loans that initially have a fixed rate of interest for three years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. All of the statistical calculation pool mortgage loans in loan group 2 are mortgage loans that initially have a fixed rate of interest for five years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. All of the statistical calculation pool mortgage loans in loan group 3 are mortgage loans that initially have a fixed rate of interest for five years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. All of the statistical calculation pool mortgage loans in loan group 4 are mortgage loans that initially have a fixed rate of interest for seven years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. All of the statistical calculation pool mortgage loans in loan group 5 are mortgage loans that initially have a fixed rate of interest for five years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. See “The Mortgage Pool—Additional Information Regarding the Mortgage Loans” in this prospectus supplement.

See “The Mortgage Pool” in this prospectus supplement.

Description of the Notes

General

The issuer will issue the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A, Class 3-A-2-B, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2 and Class M-1 Notes, which are offered by this prospectus supplement. The issuer will also issue the Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO, Class 5-IO, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes, which are not offered by this prospectus supplement.

Any information contained in this prospectus supplement with respect to the Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO, Class 5-IO, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes is provided only to permit a better understanding of the offered notes.

Generally, the Class 1-A Notes will be paid from the cashflows from the group 1 mortgage loans, the Class 2-A Notes will be paid from the cashflows from the group 2 mortgage loans, the Class 3-A Notes will be paid from the cashflows from the group 3 mortgage loans, the Class 4-A Notes will be paid from the cashflows from the group 4 mortgage loans and the Class 5-A Notes will be paid from the cashflows from the group 5 mortgage loans. The Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes will be paid from the cashflows from the group 1, group 2, group 3, group 4 and group 5 mortgage loans, as more fully described in this prospectus supplement.

The original note principal balances and note rates for the notes are as follows:

Class	Original Note Principal Balance(1)	Note Rate
1-A-1	$ 99,025,000	5.1500%(2)
1-A-2	$ 11,003,000	5.1500%(2)
2-A-1	$187,498,000	5.3300%(2)
2-A-2	$ 20,833,000	5.3300%)(2)
3-A-1-A	$210,000,000	5.3100%(2)
3-A-1-B	$ 23,333,000	5.3100%(2)
3-A-2-A	$189,902,000	5.2500%(2)
3-A-2-B	$ 53,563,000	5.2500%(2)
4-A-1	$133,025,000	5.5200%(2)
4-A-2	$ 14,780,000	5.5200%(2)
5-A-1	$101,176,000	5.2500%(2)
5-A-2	$ 28,537,000	5.2500%(2)
1-IO	$117,175,679(4)	Variable(3)
2-IO	$221,865,266(4)	Variable(3)
3-IO	$507,771,573(4)	Variable(3)
4-IO	$157,407,237(4)	Variable(3)
5-IO	$138,139,171(4)	Variable(3)
M-1	$16,279,000	5.3800%(2)
M-2	$5,426,000	5.3800%(2)
B-1	$17,135,000	5.3800%(2)
B-2	$12,566,000	5.3800%(2)
B-3	$9,710,000	5.3800%(2)
B-4	$5,141,000	5.3800%(2)
B-5	$3,426,827	5.3800%(2)

_____________________

(1) The original note principal balance of the notes will be subject to a permitted variance on the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date and funds deposited in the pre-funding account on the closing date.

(2) On or prior to the related note rate change date, the note rates on the notes (other than the Class IO Notes) will be equal to the lesser of the fixed rate set forth above and the related available funds rate. After the related note rate change date, the note rates on the notes (other than the Class IO Notes) will be equal to the least of (i) One-Year LIBOR plus 1.750%, (ii) the related maximum note rate and (iii) the related available funds rate, in each case as described in this prospectus supplement under “Description of the Notes —Payments —Payments of Interest.”

(3) The note interest rate for each class of Class IO Notes will be a variable per annum rate equal to the product of (i) 12 and (ii) a fraction expressed as a percentage, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the related mortgage loans for the related due period, over (2) the sum of (a) the amount of any accrued note interest payable to the related classes of senior notes (including any net rate carryover amounts payable to such classes) for the related payment date and (b) the product of (I) the amount of any accrued note interest payable to the Class M Notes and Class B Notes (including any net rate carryover amounts payable to such classes) for the related payment date, and (II) the related applicable fraction and (y) the denominator of which is the aggregate stated principal balance of the related mortgage loans and any amounts related to such loan group in the pre-funding account, if any.

(4) Notional Balance equal to the aggregate stated principal balance of the related mortgage loans and related amounts in the pre-funding account, if any. No principal will be paid on these notes.

See “Method of Distribution” in this prospectus supplement.

Record Date

For each class of offered notes and each payment date, the last business day of the month preceding the month in which such payment date occurs.

Denominations

The offered notes will be issued in minimum denominations of $20,000 and multiples of $1,000 in excess thereof.

Registration of Notes

The offered notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See “Description of the Notes—Book-Entry Notes” in this prospectus supplement.

Note Rates

On any payment date on or prior to the related note rate change date, the note rate for each class of offered notes will be a per annum rate equal to the lesser of:

•

With respect to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A, Class 3-A-2-B, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2 and Class M-1, 5.1500%, 5.1500%, 5.3300%, 5.3300%, 5.3100%, 5.3100%, 5.2500%, 5.2500%, 5.5200%, 5.5200%, 5.2500%, 5.2500% and 5.3800%, respectively, and

•	the related available funds rate, calculated as described under “Description of the Notes—Payments— Payments of Interest” in this prospectus supplement.

On any payment date after the related note rate change date, the note rate for each class of offered notes will be a per annum rate equal to the least of:

•	One-Year LIBOR, which resets annually, plus 1.750%,
•	the related maximum note rate, and
•	the related available funds rate, calculated as described under “Description of the Notes—Payments— Payments of Interest” in this prospectus supplement.

See “Description of the Notes—Payments— Payments of Interest” and “—Calculation of One-Year LIBOR” in this prospectus supplement.

If on any payment date the note interest rate for any class of offered notes is limited to the related available funds rate or maximum note rate, the resulting interest shortfalls may be recovered by the holders of the related offered notes on the same payment date or future payment dates to the extent there are available funds remaining after certain other distributions on the related offered notes and the payment of certain fees and expenses of the trust.

See “Description of the Notes—Payments” in this prospectus supplement.

Payment Dates

The indenture trustee will make payments on the 20th day of each calendar month. If the 20th day of a month is not a business day, then the indenture trustee will make payments on the next business day. The first payment date is scheduled for December 20, 2005.

Interest Payments

On each payment date, holders of the offered notes will be entitled to receive:

•	the interest that has accrued on their notes at the related note rate during the related accrual period on the note principal balance immediately prior to the applicable payment date; and
•	any interest due on a prior payment date that was not paid, less
•	interest shortfalls allocated to such notes.

The “accrual period” for the offered notes will be the calendar month immediately preceding the calendar month in which a payment date occurs. Calculations of interest on the offered notes will be based on a 360-day year that consists of twelve 30-day months.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Notes—Payments— Payments of Interest” in this prospectus supplement.

Principal Payments

On each payment date, noteholders will receive a payment of principal on their notes to the extent of principal payments and recoveries on the mortgage loans. Monthly principal payments will generally include:

•	principal payments on the mortgage loans,
•	on the payment date following the end of the funding period, any money remaining in the pre-funding account.

Noteholders should review the priority of payments described under “Description of the Notes—Payments.”

Credit Enhancement

Credit enhancement is intended to provide limited protection to certain holders of offered notes against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Subordination

The issuance of senior notes and subordinated notes by the issuer is designed to increase the likelihood that senior noteholders will receive regular payments of interest and principal. The Class 1-A, Class 2-A,

Class 3-A, Class 4-A and Class 5-A Notes constitute the “senior notes”, the Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO and Class 5-IO Notes constitute the “Class IO Notes”, the Class M-1 Notes and Class M-2 Notes constitute the “Class M Notes” and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes constitute the “Class B Notes”, and collectively with the Class IO Notes and Class M Notes constitute the “subordinated notes.”

The notes that have been designated as senior notes will have a payment priority over the notes that are designated as subordinated notes. The Class M-1 Notes will have a priority over the Class M-2, Class IO and Class B Notes. The Class IO Notes will have a priority over the Class M-2 Notes and Class B Notes. The Class M-2 Notes will have a priority over the Class B Notes. Within the classes of Class B Notes, the classes with lower numerical class designations will have a priority over classes of Class B Notes with higher numerical class designations.

Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated notes, beginning with the subordinated notes with the lowest payment priority or, in the case of the Class IO Notes, by reducing the amount of interest otherwise distributable to the Class IO Notes.

See “Description of the Notes—Payments” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

See “Servicing of the Mortgage Loans” in this prospectus supplement.

Optional Termination

The majority holder of the owner trust certificates may purchase all of the remaining assets of the trust on any payment date on or after the aggregate principal balance of the mortgage loans and any foreclosed real estate owned by the trust declines to or below 10% of the aggregate principal balance as of the initial cut-off date of the mortgage loans delivered to the trust on the closing date plus the amount deposited in the pre-funding account on the closing date. Any such purchase by the majority holder of the owner trust certificates will result in the early retirement of the notes.

See “Description of the Notes—Optional Termination” in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the offered notes will be characterized as indebtedness to a noteholder, other than a noteholder which is classified for federal income tax purposes as a real estate investment trust, or REIT, and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the owner trust certificates and Class IO, Class M-2 and Class B Notes (other than any Class M-2 Notes or Class B Notes that are characterized as indebtedness for federal income tax purposes) (such owner trust certificates and Class IO, Class M-2 and Class B Notes, the equity securities), and not as representing ownership interests in the trust or equity interests in the issuer.

It is anticipated that the trust will be characterized as one or more taxable mortgage pools for federal income tax purposes. The trust will be treated as a qualified REIT subsidiary, however, and accordingly will not be subject to federal income taxation as a corporation, as long as 100% of the equity securities are owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries.

In the event of a TMP Trigger Event, as defined herein, one or more REMIC elections will be made with respect to the issuer at that time. See “Risk Factors” and “Material Federal Income Tax Consequences” in this prospectus supplement.

See “Risk Factors” and “Material Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment Considerations

Upon termination of the funding period the offered notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment” in the prospectus.

ERISA Considerations

The offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Note Ratings

The classes of offered notes listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Class	S&P’s Rating	Moody’s Rating
1-A-1	AAA	Aaa
1-A-2	AAA	Aaa
2-A-1	AAA	Aaa
2-A-2	AAA	Aaa
3-A-1-A	AAA	Aaa
3-A-1-B	AAA	Aaa
3-A-2-A	AAA	Aaa
3-A-2-B	AAA	Aaa
4-A-1	AAA	Aaa
4-A-2	AAA	Aaa
5-A-1	AAA	Aaa
5-A-2	AAA	Aaa
M-1	AA+	Aa2

A rating is not a recommendation to buy, sell or hold securities. Any of these ratings may be lowered or withdrawn at any time by the applicable rating agency.

See “Ratings” in this prospectus supplement and “Risk Factors—Rating of the Securities” and “Rating” in the prospectus.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projected results contemplated by the forward-looking statements. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Among the factors that could cause actual results to differ materially are the factors detailed in “Risk Factors” in this prospectus supplement and the prospectus. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Taxation of the Trust

It is anticipated that the trust will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the closing date 100% of the owner trust certificates and Class IO, Class M-2 and Class B Notes will be acquired by Taberna Realty Finance Trust, directly or indirectly through one or more qualified REIT subsidiaries (within the meaning of Section 856(i) of the Code) thereof or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or its qualified REIT subsidiaries. On the closing date, Taberna Realty Finance Trust will represent that (i) it will file with its federal income tax return for its taxable year ended December 31, 2005 an election to be a real estate investment trust within the meaning of section 856(a) of the Code, or REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT, (iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, (iv) as of the closing date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or a qualified REIT subsidiary thereof, 100% of the owner trust certificates and Class IO, Class M-2 and Class B Notes, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of Taberna Realty Finance Trust or as an entity disregarded as an entity separate from Taberna Realty Finance Trust or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the Notes is outstanding or (b) the date on which Taberna Realty Finance Trust has transferred 100% of the owner trust certificates and Class IO, Class M-2 and Class B Notes (other than any Class M-2 Notes and Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the indenture and the trust agreement). So long as 100% of (i) the owner trust certificates, (ii) the Class IO Notes and (iii) any Class M-2 Notes and Class B Notes not characterized as indebtedness for federal income tax purposes (the securities referred to in the immediately preceding clauses (i), (ii) and (iii) collectively referred to herein as the “Equity Securities”) are owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the Indenture, no transfer of the owner trust certificates or Class IO, Class M-2 and Class B Notes (other than any Class M-2 Notes and Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel) will be permitted, except that (i) 100% of such owner trust certificates and Class IO, Class M-2 and Class B Notes may be transferred in a single transaction to another entity that qualifies as a REIT, directly or by transfer to one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) such owner trust certificates and Class IO, Class M-2 and Class B Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the parties thereto as secured indebtedness for federal income tax purposes, and such owner trust certificates and Class IO, Class M-2 and Class B Notes may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness. For the avoidance of doubt, any Class M-2 Notes and Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel will not be subject to the foregoing transfer restrictions.

Taxation of the Trust After a TMP Trigger Event

Notwithstanding the foregoing, in the event the Equity Securities are transferred to an entity that does not qualify either as a REIT or as a QRS or the indenture trustee obtains a certification that the entity which owns the Equity Securities is no longer a REIT or a QRS (a “TMP Trigger Event”), subject to certain provisions, one or more REMIC elections will be made with respect to the Issuer at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the trust any REO property at the fair market value, and either restrict foreclosure or sell from the trust any 60 day or more delinquent loan. After a TMP Trigger Event and the related REMIC elections, investment in the offered notes will constitute indebtedness for federal income tax purposes and the trust would not be subject to federal income taxation as a corporation. The holders of the notes will have deemed to have consented to any such REMIC election.

Upon the occurrence of a TMP Trigger Event, the trust will be subject to federal income taxation, as described above, only for the period of time between such TMP Trigger Event and the date the related REMIC elections become effective.

Upon the occurrence of such REMIC elections, such elections may constitute a “significant modification” of the offered notes within the meaning of Treasury Regulations Section 1.1001-3. If such elections were to constitute a “significant modification”, holders of the offered notes would be required to treat the elections as resulting in a deemed exchange of their offered note for a REMIC regular interest under Code Section 1001 and would be required to recognize as gain or loss the difference between an offered noteholder’s basis in the offered note and the fair market value of the REMIC regular interest at the time of the deemed exchange. Prospective investors should consult their tax advisors with respect to the consequences of a “significant modification”.

The provisions of the Internal Revenue Code pertaining to real estate investment trusts and real estate mortgage investment conduits are highly technical and complex. If the REMIC elections subsequent to a TMP Trigger event were not respected, and if Taberna Realty Finance Trust were to fail to qualify as a real estate investment trust, or if Equity Securities were transferred so that they were held other than by a single entity that qualified for federal income tax purposes as a real estate investment trust, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the trust could become subject to federal income tax as though it were a corporation. In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the notes would be reduced.

The Subordinated Notes Have a Greater Risk of Loss than Senior Notes and Subordination May Not Be Sufficient to Protect Senior Notes from Losses

When certain classes of notes provide credit enhancement for other classes of notes this is sometimes referred to as “subordination.” The subordination feature is intended to enhance the likelihood that senior noteholders will receive regular payments of interest and principal. For purposes of this prospectus supplement, “subordinated classes” means:

•        with respect to the senior notes, the Class IO, Class M and Class B Notes;

•        with respect to the Class M-1 Notes, the Class M-2, Class B and Class IO Notes;

•        with respect to the Class IO Notes, the Class M-2 Notes and Class B Notes;

•        with respect to the Class M-2 Notes, the Class B Notes;

•        with respect to the Class B-1 Notes, the Class B-2, Class B-3, Class B-4 and Class B-5 Notes;

•        with respect to the Class B-2 Notes, the Class B-3, Class B-4 and Class B-5 Notes;

•        with respect to the Class B-3 Notes, the Class B-4 and Class B-5 Notes; and

•        with respect to the Class B-4 Notes, the Class B-5 Notes.

Credit enhancement in the form of subordination will be provided for the senior notes, first, by the right of the holders of the senior notes to receive certain payments of principal and interest prior to the holders of the subordinated classes and second, by the allocation of realized losses to the subordinated notes or, in the case of the Class IO Notes, by reducing the amount of interest otherwise distributable to the Class IO Notes. This form of credit enhancement is provided by using collections on the mortgage loans that might otherwise be payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Collections otherwise payable to the subordinated classes will comprise the sole source of funds from which such enhancement is provided to the senior notes. Realized losses are allocated to the subordinated notes, first, by reducing the note principal balance of the Class B-5 Notes until it has been reduced to zero; second, by reducing the note principal balance of the Class B-4 Notes until it has been reduced to zero; third, by reducing the note principal balance of the Class B-3 Notes until it has been reduced to zero; fourth, by reducing the note principal balance of the Class B-2 Notes until it has been reduced to zero; fifth, by reducing the note principal balance of the Class B-1 Notes until it has been reduced to zero; sixth, by reducing the note principal balance of the Class M-2 Notes until it has been reduced to zero; seventh, by reducing the amount of interest otherwise distributable to the related Class IO Notes; eighth, by reducing the amount of interest otherwise distributable to the non-related Class IO Notes; and ninth, by reducing the note principal balance of the Class M-1 Notes until it has been reduced to zero. If no subordinated notes remain outstanding, (i) the principal portion of realized losses on the group 1 mortgage loans will be allocated to the Class 1-A-1 Notes and Class 1-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 1-A-1 Notes shall first be applied to the Class 1-A-2 Notes until the note principal balance thereof is reduced to zero, (ii) the principal portion of realized losses on the group 2 mortgage loans will be allocated to the Class 2-A-1 Notes and Class 2-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 2-A-1 Notes shall first be applied to the Class 2-A-2 Notes until the note principal balance thereof is reduced to zero, (iii) the principal portion of realized losses on the group 3 mortgage loans will be allocated in the following order (x) concurrently, (A) to the Class 3-A-1-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate note principal balance of the Class 3-A-1-A Notes and Class 3-A-1-B Notes divided by (b) the aggregate note principal balance of all of the Class 3-A Notes and (B) to the Class 3-A-2-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate note principal balance of the Class 3-A-2-A Notes and Class 3-A-2-B Notes divided by (b) the aggregate note principal balance of all of the Class 3-A Notes and (y) to the Class 3-A-1-A Notes and Class 3-A-2-A Notes on a pro rata basis, in each case, until the note principal balance thereof is reduced to zero, (iv) the principal portion of realized losses on the group 4 mortgage loans will be allocated to the Class 4-A-1 Notes and Class 4-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 4-A-1 Notes shall first be applied to the Class 4-A-2 Notes until the note principal balance thereof is reduced to zero and (v) the principal portion of realized losses on the group 5 mortgage loans will be allocated to the Class 5-A-1 Notes and Class 5-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 5-A-1 Notes shall first be applied to the Class 5-A-2 Notes until the note principal balance thereof is reduced to zero. Accordingly, if the aggregate note principal balance of the subordinate notes (other than the Class IO Notes) were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the related class of senior notes.

You should fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of realized losses. In addition, investors in senior notes should consider the risk that the subordination of the subordinated classes may not be sufficient to protect the senior notes from losses.

See “Description of the Notes” in this prospectus supplement.

Risk Regarding Mortgage Rates

On or after the related note rate change date, the note rate on each class of offered notes may adjust annually and is generally based on one-year LIBOR. The mortgage rates on the rate mortgage loans generally adjust annually or semi-annually based on one-year LIBOR, one-year CMT or six-month LIBOR, which such index referred to as a mortgage index, and are subject to a maximum mortgage rate. However, all of the statistical calculation pool mortgage loans in loan group 1 have interest rates that are initially fixed for a period of three years after origination before they begin to adjust; all of the statistical calculation pool mortgage loans in loan group 2 have interest rates that are initially fixed for a period of five years after origination before they begin to adjust; all of the statistical calculation pool mortgage loans in loan group 3 have interest rates that are initially fixed for a period of five years after origination before they begin to adjust; all of the statistical calculation pool mortgage loans in loan group 4 have interest rates that are initially fixed for a period of seven years after origination before they begin to adjust; and all of the statistical calculation pool mortgage loans in loan group 5 have interest rates that are initially fixed for a period of five years after origination before they begin to adjust. Because the mortgage index may respond to different economic and market factors than one-year LIBOR and because in some instances the interest rate on a mortgage loan is fixed for a period of time, there is not necessarily a correlation between the interest rates on such mortgage loans and the note rates of the offered notes. For example, it is possible that the interest rates on certain of the mortgage loans may decline while the note rates on the offered notes are stable or rising. In addition, although it is possible that both the mortgage rates on the mortgage loans and note rates may decline or increase during the same period, because of the difference between interest rate adjustment periods and note rate adjustment periods, mortgage rates on the mortgage loans may decline or increase more slowly than the note rates.

This absence of a correlation between movement in the mortgage rates and the note rates may reduce the interest payable on the offered notes because of the imposition of a maximum note rate and an available funds rate. In addition, prepayments of mortgage loans with relatively higher mortgage rates may also reduce the related available funds rate and consequently reduce the note rate for one or more classes of notes. It is intended that the amount by which a senior noteholder’s interest payment has been reduced by operation of the related available funds rate or the related maximum note rate will be paid from amounts otherwise payable to the subordinate notes (other than the Class M-1 Notes) as described in this prospectus supplement. However, we cannot assure you that such funds will be available, or sufficient, to make any such payments.

Your Yield Will Be Affected by the Interest Only Feature of Some of the Mortgage Loans

Approximately 83.98%, 82.46%, 86.85%, 84.23% and 88.03% of the statistical calculation pool mortgage loans in group 1, group 2, group 3, group 4 and group 5, respectively, by principal balance as of the statistical calculation date, require monthly payments of only accrued interest for the first 3, 5, 7 or 10 years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as interest only loans. Interest only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest only loans are largely unknown. Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

•          no principal distributions will be made to noteholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the notes,

•          during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a fully amortizing mortgage loan,

•          as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

•          interest only loans may be more likely to default than fully amortizing loans at the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term, and

•          if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

Cash Flow Considerations and Risks Could Cause Payment Delays and Losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of a liquidation. These delays could continue for several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the availability, and amount, of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses (such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses) will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to noteholders.

In the event that:

•        the mortgaged properties fail to provide adequate security for the related mortgage loans, and

•        the subordination of certain classes are insufficient to cover such shortfalls,

you could lose all or a portion of the money you paid for the notes.

Yield and Reinvestment Could Be Adversely Affected by Unpredictability of Prepayments

No one can accurately predict the level of prepayments that the trust fund will experience. The trust fund’s prepayment experience may be affected by many factors, including, without limitation:

•        general economic conditions;

•        the level of prevailing interest rates;

•        the provision in a majority of the mortgage loans that fixes the mortgage rate for a substantial period of time after origination before it is subject to adjustment;

•        the yields to maturity and weighted average lives of the related notes will be affected by any prepayment resulting from the payment of amounts (if any) on deposit in the pre-funding account;

•        the availability of alternative financing;

•        the applicability of prepayment charges; and

•        homeowner mobility.

Any mortgage loan may be prepaid in full or in part at any time; however, 27.98%, 33.31%, 23.54%, 19.28% and 33.23% of the statistical calculation pool mortgage loans in group 1, group 2, group 3, group 4 and group 5, respectively, by principal balance as of the statistical calculation date, will require the payment of a prepayment charge in connection with certain prepayments made during a certain period (generally not exceeding five years) following origination of the related mortgage loan.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions, unless the master servicer is not permitted by applicable law to do so, or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan.

See “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

The weighted average lives of (i) the Class 1-A, Class 2-A, Class 3-A, Class 4-A and Class 5-A notes, respectively, will be sensitive to the rate and timing of principal payments (including prepayments and liquidation proceeds) on the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, respectively, and (ii) the Class M-1 Notes will be sensitive to the rate and timing of principal payments (including prepayments and liquidation proceeds) on the mortgage loans, in each case which may fluctuate significantly from time to time.

The weighted average lives of the offered notes will also be affected by any prepayment resulting from the payment of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

You should note that:

•        generally, if you purchase your notes at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

•        generally, if you purchase the Class IO Notes or your notes at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•        your yield will also be sensitive to:

(1)  the levels of one-year LIBOR, one-year CMT and six-month LIBOR,

(2)  the timing of adjustment of the note rate on your note as it relates to the timing of adjustment of the interest rates on the adjustable rate mortgage loans,

(3)  the level of the mortgage index relating to the mortgage loans, and

(4)  other limitations on the note rate of such note, as described further in this prospectus supplement;

•        you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Possible Prepayment Due to Inability to Acquire Subsequent Mortgage Loans

The ability of the issuer to acquire subsequent mortgage loans for inclusion in the trust depends on the ability of the seller to acquire mortgage loans during the funding period that meet the eligibility criteria for subsequent mortgage loans as described herein. The ability of the seller to acquire such loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

If the full amount on deposit in the pre-funding account cannot be used by the end of the funding period for that purpose, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the applicable notes as a prepayment of principal on the January 2006 payment date. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Payment to and Rights of Investors Could Be Adversely Affected by the Bankruptcy or Insolvency of Certain Parties

The transfer by the seller of the mortgage loans to the depositor will be structured as a sale of the mortgage loans. However, if the seller becomes bankrupt, the trustee in bankruptcy of the seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to the seller. If that argument is made, you could experience delays or reduction in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Geographic Concentration of Mortgaged Properties In California Increases the Risk That Note Yields Could Be Impaired

Approximately 43.28%, 28.44%, 45.60%, 41.49% and 50.54% of the statistical calculation pool mortgage loans in group 1, group 2, group 3, group 4 and group 5, respectively, by principal balance as of the statistical calculation date, are secured by mortgaged properties that are located in the State of California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

•          economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

• declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

•        any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

You May Have Difficulty Reselling Notes

The underwriter intends to make a secondary market in the classes of offered notes purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Violations of Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as mortgage loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a mortgage loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust fund.

The penalties for violating federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest in a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies may also be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws. Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the mortgage loans, such as the trust fund.

For a discussion of certain specific consumer protection laws that may affect the mortgage loans, see“Risk Factors—Consumer Protection Laws May Adversely Affect You” in the accompanying prospectus.

Impact of World Events

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act”). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the master servicer. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

Hurricane Katrina May Pose Special Risks

At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. We cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane Katrina in the trust fund.

Countrywide Home Loans, Inc. will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the notes. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•        localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

•        regional interruptions in travel and transportation, tourism and economic activity generally, and

•       nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the notes or impact the weighted average lives of the notes.

THE MORTGAGE POOL

General

Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of November 1, 2005 which is the “Statistical Calculation Date” concerning a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans to be included in the Trust (such pool, the “Statistical Calculation Pool” and such mortgage loans, the “Statistical Calculation Pool Mortgage Loans”). A detailed description (the “Detailed Description”) of the pool of mortgage loans (the “Initial Mortgage Loans”) included in the Trust at the Closing Date (such pool, the “Initial Mortgage Pool”) will be available to purchasers of the Offered Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Notes. The Detailed Description will specify the aggregate Stated Principal Balance of the Initial Mortgage Loans included in the Initial Mortgage Pool as of the Initial Cut-off Date (such aggregate Stated Principal Balance, the “Initial Cut-off Date Pool Principal Balance”). The “Initial Cut-off Date” for any Initial Mortgage Loan will be the later of November 1, 2005 and the origination date for such Initial Mortgage Loan.

The Detailed Description will also include, among other things, the following information regarding the Initial Mortgage Loans:

•       the Mortgage Rate borne by each Initial Mortgage Loan as of the Initial Cut-off Date,

•       the Loan-to-Value Ratios of the Initial Mortgage Loans,

•       the remaining months to stated maturity of the Initial Mortgage Loans as of the Initial Cut-off Date,

•       the type of properties securing the Initial Mortgage Loans,

•       the geographical distribution of the Initial Mortgage Loans by state,

•       the occupancy types of the Initial Mortgage Loans, and

•       the loan purposes of the Initial Mortgage Loans.

The “Mortgage Rate” is the interest rate borne by a Initial Mortgage Loan.

The “Statistical Calculation Date Pool Principal Balance” is approximately $1,142,358,928, which is equal to the aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date.

The Statistical Calculation Pool consists of 3,042 Mortgage Loans. Each Initial Mortgage Loan in the Trust will be assigned to one of five mortgage loan groups (“Loan Group 1”, “Loan Group 2”, “Loan Group 3”, “Loan Group 4” or “Loan Group 5” and each a “Loan Group”. CWABS, Inc. (the “Depositor”) believes that the information set forth herein with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Mortgage Pool as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Initial Mortgage Pool may vary. See “—Statistical Calculation Pool” below. Unless otherwise indicated, information presented below and in Annex A hereto expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

All of the Mortgage Loans to be included in the Trust will be evidenced by promissory notes (the “Mortgage Notes”). The Mortgage Notes are secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the “Mortgaged Properties”) which, in the case of the Statistical Calculation Pool Mortgage Loans, are located in 46 states and the District of Columbia.

Except for loans with an initial interest only period, the Mortgage Loans will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due on various days of each month. The Mortgage Loans to be included in the Trust will have been originated generally in accordance with underwriting criteria described herein under “—Underwriting Standards.” As of the Closing Date, no Mortgage Loan will be 30 or more days delinquent.

Scheduled monthly payments made by the Mortgagors on the Mortgage Loans (“Scheduled Payments”) either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Notes generally will provide for a fifteen (15) day grace period for monthly payments during which no late payment fees are assessed.

Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 27.98%, 33.31%, 23.54%, 19.28% and 33.23% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by principal balance as of the Statistical Calculation Date provide for the payment by the borrower of a prepayment charge. In general, a prepayment charge will apply and be enforced if, during the first five years, as applicable, from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The prepayment charge is generally equal to six months’ advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of the percentage of the original balance of such Mortgage Loan specified in the related Mortgage Note, although the Mortgage Notes related to certain of the Mortgage Loans may provide for a different method for calculating the prepayment charges. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originator of a mortgage loan to impose prepayment charges, was amended, and as a result, that originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Master Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003. See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Each of the Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of:

•

(i) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, (ii) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market or (iii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), each as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Mortgage Index”), and

•	a fixed percentage amount specified in the related Mortgage Note (the “Gross Margin”);

provided, however, that the Mortgage Rate for substantially all of the Mortgage Loans will not increase or decrease by more than a fixed percentage on any Adjustment Date (the “Periodic Rate Cap”).

A “Three-Year Hybrid Mortgage Loan”, a “Five-Year Hybrid Mortgage Loan” and a “Seven-Year Hybrid Mortgage Loan” have fixed Mortgage Rates for approximately 36, 60 and 84 months, respectively, after the origination thereof before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in the first bullet point in the immediately preceding paragraph. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 by principal balance as of the Statistical Calculation Date are Three-Year Hybrid Mortgage Loans. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 by principal balance as of the Statistical Calculation Date are Five-Year Hybrid Mortgage Loans. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 by principal balance as of the Statistical Calculation Date are Five-Year Hybrid Mortgage Loans. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 by principal balance as of the Statistical Calculation Date are Seven-Year Hybrid Mortgage Loans. All of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 by principal balance as of the Statistical Calculation Date are Five-Year Hybrid Mortgage Loans. Approximately 60.00% and 23.98% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, by principal balance as of the Statistical Calculation Date, have an initial interest only period of three and ten years, respectively. Approximately 0.11%, 58.17% and 24.18% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2, by principal balance as of the Statistical Calculation Date, have an initial interest only period of three, five and ten years, respectively. Approximately 75.33% and 11.52% of the Statistical Calculation Pool Mortgage Loans in Loan Group 3, by principal balance as of the Statistical Calculation Date, have an initial interest only period of five and ten years, respectively. Approximately 0.44%, 67.43% and 16.35% of the Statistical Calculation Pool Mortgage Loans in Loan Group 4, by principal balance as of the Statistical Calculation Date, have an initial interest only period of five, seven and ten years, respectively. Approximately 33.72% and 54.30% of the Statistical Calculation Pool Mortgage Loans in Loan Group 5, by principal balance as of the Statistical Calculation Date, have an initial interest only period of five and ten years, respectively.

Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

Loan-to-Value Ratio. The “Loan-to-Value Ratio” of a Mortgage Loan is equal to:

•	the principal balance of such Mortgage Loan at the date of origination, divided by
•	the Collateral Value of the related Mortgaged Property.

The “Collateral Value” of a Mortgaged Property subject to a purchase money mortgage is the lesser of:

•	the appraised value at the time of the origination of the related Mortgage Loan, and
•	the sales price of such Mortgaged Property at such time of origination.

With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Stated Principal Balance. “Stated Principal Balance” means, for any Mortgage Loan and (1) the related Initial Cut-off Date or Subsequent Cut-off Date (as defined below), as applicable (the “Cut-off Date”), the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the related Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loan received on or prior to the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. The Stated Principal Balance of any Mortgage Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool.

With respect to approximately 2.29% of the Statistical Calculation Pool Mortgage Loans, by principal balance as of the Statistical Calculation Date, the lender (rather than the borrower) acquired primary mortgage guaranty insurance and charged the related borrower an interest premium. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or prohibited by law.

Pre-Funding

On the Closing Date, the excess of the aggregate Note Principal Balance of the Notes over the Initial Cut-off Date Pool Principal Balance (the “Original Pre-Funded Amount”) (which Original Pre-Funded Amount is not expected to exceed approximately $27,507,000 in mortgage loans for Loan Group 1, $52,820,750 in mortgage loans for Loan Group 2, $119,199,500 in mortgage loans for Loan Group 3, $39,951,250 in mortgage loans for Loan Group 4 and approximately $32,428,250 in mortgage loans for Loan Group 5) will be deposited in a pre-funding account (the “Pre-Funding Account”) established and maintained by the Indenture Trustee on behalf of the Noteholders. The amount on deposit in the Pre-Funding Account as of any date of determination is the “Pre-Funded Amount.” Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. During the period from the Closing Date until the earlier of (x) the date that the amount in the Pre-Funding Account is less than $25,000 and (y) December 30, 2005 (the “Funding Period”), the Depositor is expected to purchase mortgage loans (such mortgage loans, the “Subsequent Mortgage Loans”) from the Seller and sell such Subsequent Mortgage Loans to the Trust as described below. The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal Balance of such Subsequent Mortgage Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related “Subsequent Cut-off Date”) and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

Pursuant to the Sale and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the Seller, the Depositor and the Indenture Trustee, the conveyance of Subsequent Loans may be made on any Business Day during the Funding Period (a “Subsequent Transfer Date”), subject to the fulfillment of certain conditions in the Indenture, including that:

•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date satisfy the same representations and warranties in the Sale and Servicing Agreement applicable to all Mortgage Loans,
•	the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Noteholders,
•	the Indenture Trustee receives an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date,
•

the Indenture Trustee receives an opinion of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust,

•

the Indenture Trustee receives opinions of counsel to the effect that the conveyance of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date from the Seller to the Depositor and the simultaneous conveyance of such Subsequent Mortgage Loans from the Depositor to the Trust will be characterized as true sales and not loans secured by such Subsequent Mortgage Loans,

•	the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes,
•

no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 60 or more days delinquent, and no more than 10% of the Subsequent Mortgage Loans will be Mortgage Loans with an interest only period, and

•

following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date to the Trust, the characteristics of the Trust will not vary by more than the permitted variance specified below (other than the weighted average stated principal balance, which will not vary by more than 10% and the percentage of mortgage loans secured by properties located in California, which will not exceed 50% of the Mortgage Pool) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loan will be taken as of the Subsequent Cut-off Date:

	Loan Group 1	Loan Group 2	Loan Group 3	Loan Group 4	Loan Group 5	Permitted Variance or Range
Average Stated Principal Balance	$374,363	$212,108	$571,815	$436,031	$318,293	10%
Weighted Average Mortgage Rate	5.744%	5.907%	5.818%	6.005%	6.262%	0.10%
Weighted Average Loan-to-Value Ratio	74.92%	75.62%	73.54%	74.19%	75.03%	3%
Weighted Average Remaining Term to Maturity	357 months	357 months	358 months	358 months	359 months	5 months
Weighted Average Credit Bureau Risk Score	733	722	730	717	717	5 points
Mortgage Loans with Prepayment Charges at Origination	27.98%	33.31%	23.54%	19.28%	33.23%	5%

Assignment of the Mortgage Loans

Pursuant to the Sale and Servicing Agreement dated as of November 1, 2005 (the “Sale and Servicing Agreement”), among the Seller, the Master Servicer, the Issuer, the Indenture Trustee, the Depositor and Countrywide Home Loans, on the Closing Date the Seller will sell, transfer, assign, set over and otherwise convey without recourse to the Depositor all right, title and interest of the Seller in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date. Pursuant to the Amended and Restated Trust Agreement dated as of November 30, 2005 (the “Trust Agreement”) among the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and The Bank of New York, as certificate registrar and paying agent (the “Certificate Registrar” and “Paying Agent”), the Depositor will deposit the assets in the Trust. Pursuant to the Indenture dated as of November 30, 2005 (the “Indenture”), between the Issuer and The Bank of New York, as indenture trustee (the “Indenture Trustee”), the Issuer on the Closing Date will pledge to the Indenture Trustee in trust for the benefit of the Noteholders all right, title and interest of the Issuer in and to each Initial

Mortgage Loan and all right, title and interest in and to all other assets included in the Trust, including all principal and interest received on or with respect to the Initial Mortgage Loans after the Initial Cut-off Date, exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Initial Cut-off Date, and the Original Pre-Funded Amount deposited in the Pre-Funding Account on the Closing Date.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Indenture Trustee (collectively constituting the “Indenture Trustee’s Mortgage File”) with respect to each Initial Mortgage Loan and Subsequent Mortgage Loan (collectively, the “Mortgage Loans”) with respect to each Mortgage Loan:

(1)           the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of ______________________ without recourse”, with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note,

(2)	the original recorded Mortgage,

(3)           a duly executed assignment of the Mortgage to “Mortgage-Backed Notes, Series 2005-HYB9, CWABS, Inc., by The Bank of New York, a New York banking corporation, as indenture trustee under the Indenture dated as of November 30, 2005, without recourse”, in recordable form, as described in the Indenture,

(4)           the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

(5)           the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

(6)           the original or duplicate original lender's title policy and all riders thereto or in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

Notwithstanding the foregoing, in lieu of providing the documents described in clauses (3) and (4) above, the Depositor may, at its discretion, provide evidence that the related Mortgage is held through the MERS® System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust that are not already held through the MERS® System may, at the discretion of the Master Servicer, in the future be held through the MERS® System. For any Mortgage held through the MERS® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS®, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS® serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

Pursuant to the Indenture, the Depositor will be required to deliver (or cause delivery of) the Indenture Trustee’s Mortgage Files:

(A)

not later than the Closing Date, with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, and not later than relevant Subsequent Transfer Date with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on such Subsequent Transfer Date;

(B)

not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, and not later than twenty days after the relevant Subsequent Transfer Date with respect to at least 90% of the Subsequent Mortgage Loans in each Loan Group conveyed on such Subsequent Transfer Date; and

(C)

not later than thirty days after the Closing Date, with respect to the remaining Initial Mortgage Loans, and not later than thirty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date.

Assignments of the Mortgage Loans to the Issuer and the pledge to the Indenture Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Indenture Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Indenture Trustee Mortgage File is maintained in the possession of the Indenture Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Indenture Trustee or custodian in blank and the related Indenture Trustee Mortgage File is released by the Indenture Trustee pursuant to applicable provisions of the Indenture, the Indenture Trustee shall complete such assignment as provided in subparagraph (2) above prior to any such release. In the event such recording is required to protect the interest of the Indenture Trustee in the Mortgage Loans, the Master Servicer is required to cause to be submitted each previously unrecorded assignment for recording. The Seller is responsible for recording the assignments to the Issuer for all mortgaged properties located in the State of California. The Indenture Trustee will be responsible for recording the assignments to the Issuer for all properties located in all other states. The Seller will be responsible for all costs associated with the recordation of all assignments.

The Indenture Trustee will review the Initial Mortgage Loan documents (to the extent received 5 Business Days in advance of the Closing Date) on or prior to the Closing Date (or promptly after the Indenture Trustee’s receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Mortgage Loan documents promptly after the Indenture Trustee’s receipt thereof after the related Subsequent Transfer Date as described above, and the Indenture Trustee will hold such documents on behalf of the trust for the benefit of the holders of the Notes. After review of such Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the Indenture Trustee is required to notify the Master Servicer, Countrywide Home Loans and the Seller in writing. If the Seller or Countrywide Home Loans, as applicable, cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Indenture Trustee, the Seller or Countrywide Home Loans, as applicable, is required to repurchase the related Mortgage Loan from the Trust at a price (the “Purchase Price”) equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the applicable Mortgage Rate to the first day of the month in which the Purchase Price is to be distributed to holders of the Notes plus any costs attributable to violations of any predatory lending laws. Rather than repurchase the Mortgage Loan as provided above, the Seller or Countrywide Home Loans, as applicable, may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust and substitute in its place another Mortgage Loan of like kind (a “Replacement Mortgage Loan”); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Sale and Servicing Agreement:

•

have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution only, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan at the time of substitution (the amount of any shortfall to be deposited by the Seller or Countrywide Home Loans, as applicable, in the Payment Account not later than the succeeding Determination Date and held for payment to the holders of the Notes on the related Payment Date),

•

have a Maximum Mortgage Rate specified in its related Mortgage Note (such rate, the “Maximum Mortgage Rate”) not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

•

have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the “Minimum Mortgage Rate”) not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

•

have the same Mortgage Index, Periodic Rate Cap and period between adjustment dates as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

•	have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,
•	be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,
•	have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,
•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
•	not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,
•	provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,
•	constitute the same occupancy type as the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties set forth in the Sale and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to the Noteholders, the Indenture Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Underwriting Standards

Countrywide Home Loans, Inc.

As of the Statistical Calculation Date, 41.97%, 28.51%, 63.57%, 59.75% and 12.84% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, were originated by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Loan Program — Underwriting Standards” in the prospectus.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). As of the Statistical Calculation Date, 21.90%, 7.06%, 15.45%, 5.46% and 1.03% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, will have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The Number of Loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the Mortgage Loans originated pursuant to its Streamlined Documentation Program and 0.11% and 0.16% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 and Loan Group 4, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure Mortgage Loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

Countrywide Home Loans’ underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans’ underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”) and a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”).

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum. As of the Statistical Calculation Date, 10.34%, 6.34%, 12.78%, 37.74% and 11.25% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated by Countrywide Home Loans under the Reduced Documentation Program.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, is to 95%.

As of the Statistical Calculation Date, 1.04%, 2.34%, 1.37%, 1.73% and 0.03% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

Impac Funding Corporation.

As of the Statistical Calculation Date, 52.96%, 21.82%, 3.82% and 22.12% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated by Impac Funding Corporation in accordance with the guidelines described below.

Impac Funding Corporation (the “IFC “) is a wholly owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded company which trades on the New York Stock Exchange under the ticker symbol “IMH”. IFC is a mortgage company that acquires, purchases and sells primarily first-lien non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

For the twelve months ending December 31, 2004, IFC acquired and originated $21.5 billion of mortgage loans. As of December 31, 2004, IFC employed approximately 600 employees. IFC commenced lending operations in November of 1995. It is headquartered in Newport Beach, California.

The following provisions apply to all of the Mortgage Loans originated under IFC’s Progressive Series Program and Progressive Express™ Program.

Eligibility. IFC generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. IFC uses the following parameters as guidelines only. On a case-by-case basis, IFC may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;
•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;
•	has demonstrated an ability to maintain a debt free position;
•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and
•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor’s ability.

Appraisals. IFC does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;
•

meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;
•	be actively engaged in appraisal work; and
•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to IFC’s Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000 or the property is located in Georgia and the loan-to-value ratio is 70.01% and above. Generally, when the loan amount is greater than $750,000 but less than $1,500,000, a full appraisal with interior photos plus a Fannie Mae Form 2055 are required or when the loan amount is greater than $1,500,000, two full appraisals with interior photos are required. At the underwriter’s discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by IFC, are intended to assess the borrower’s ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower’s mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series’ mortgage loan parameters meets the borrower’s unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

Under the Progressive Series Program, IFC underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than IFC at origination; however, the combined loan-to-value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan-to-value ratio is 97.00% to 100.00%, second liens are ineligible. Mortgage loans with a loan-to-value ratio of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under IFC’s 80/20 program, which is available to Progressive Series I and II borrowers only, IFC may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $2 million, owner-occupied, second home and non-owner occupied. Generally, on owner-occupied properties, with a minimum credit score of 620, the maximum loan-to-value is 70% on full and reduced documentation, the CLTV generally is 90% on full documentation and 80% on reduced documentation. Generally, on second home and non-owner occupied, with a minimum credit score of 681, the maximum loan-to-value is 60% full and reduced documentation, the CLTV is 80% on full documentation and reduced documentation; on a second home, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 90% with a loan amount of $1 million; generally on non-owner occupied, with a minimum credit score of 620, the maximum loan-to-value is 70%, the CLTV is 80% with a loan amount of $1 million.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of IFC or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of IFC and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan-to-value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower’s credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to IFC providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 97.00%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. IFC receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. IFC requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower’s income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1’s, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which IFC is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan-to-value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, IFC obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which IFC is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which IFC is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, IFC obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self-employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt-to-service-to income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, IFC or the conduit seller verbally verifies the borrower’s employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $2,000,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, or at 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payment within the past 12 months on any installment credit account. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.

Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs

Progressive Express™ Programs with Documentation

General. In July 1996, IFC developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower’s Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower’s credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower’s primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower’s mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series’ mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of IFC or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, IFC underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, IFC may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by IFC, the loan-to-value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 700, (iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express™ Program, it may include a single-family residence (1-unit), 2-4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner-occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95% and a maximum 100% CLTV on owner-occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner-occupied single-family residence property subject to a maximum 90% loan-to-value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner-occupied and non-owner occupied properties to a maximum 90% loan-to-value ratio on 1-2 units and 80% loan-to-value ratio on 3-4 units with a maximum 100% CLTV on owner-occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% loan-to-value ratio on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% loan-to-value ratio, Express V is subject to a maximum of 80% loan-to-value ratio and Express VI is subject to a maximum of 75% loan-to-value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan-to-value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower’s credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to IFC providing coverage in the amount of (i) a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 97.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, IFC obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

IFC uses the foregoing parameters as guidelines only. IFC may include certain provisions in the note that IFC may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, IFC introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower’s credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 620 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of IFC or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, IFC employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan-to-value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower’s credit score is less than 660 or if the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to IFC providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan-to-value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Originator obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

Ohio Savings Bank.

As of the Statistical Calculation Date, 23.68%, 9.91% and 19.73% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 3 and Loan Group 4, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated or acquired by Ohio Savings Bank in accordance with the guidelines described below.

Ohio Savings Bank (“OSB”), through its mortgage banking division, originates or acquires first lien residential mortgage loans on a nationwide basis primarily through approved wholesale brokers and correspondents. In addition, OSB originates loans through its retail bank branches, loan production offices and mortgage loan center.

OSB employs the use of contract underwriting services offered by some of the private mortgage insurance companies to perform the underwrite and validation of the individual loan. The majority of all loans with balances of $650,000 or less are underwritten via a contract underwriting relationship, with the rest being underwritten by certain wholesale brokers and correspondents pursuant to delegated underwriting authority. Loans exceeding $650,000 are underwritten by an OSB staff underwriter.

The OSB underwriting guidelines and product guidelines generally follow standard Fannie Mae Guidelines, and are designed to evaluate the borrower’s ability to repay the loan, their prior credit history, and availability of funds required for closing and cash reserves, as well as to evaluate the acceptability of the property to be mortgaged as collateral. OSB may consider a loan to have met its guidelines where specific criteria are not met if, after evaluation of all of the information available, acceptable compensating factors exist. The OSB underwriting guidelines and product guidelines are updated from time to time.

The use of OSB’s underwriting and product guidelines does not imply that each specific criterion was satisfied individually. OSB will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with OSB’s guidelines. Even if one or more specific criteria included in the guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with OSB’s underwriting and product guidelines.

OSB makes extensive use of the Fannie Mae automated underwriting product, Desktop Underwriter (DU), to evaluate a borrower’s loan request. OSB may rely exclusively on the recommendation of the DU findings report in making credit decisions and just follow the recommendations of the DU evaluation. However, depending on the type of loan requested, the borrower’s circumstances and the anticipated investor for a loan, OSB may apply its underwriting guidelines in conjunction with, and as a modification to, the DU recommendation or, in some circumstances, may require a traditional underwriting without the use of DU.

OSB requires that the prospective borrower’s sources of income have the probability of continuing and are adequate to support the loan terms requested. The underwriter will review the prospective borrower’s history of receiving stable income from employment (or other verifiable sources), as well as evaluating the likelihood that the income will continue to be received in the foreseeable future. Emphasis is on the continuity of stable income, therefore a prospective borrower who has changed jobs frequently, while earning a consistent and predictable income, may also be acceptable for underwriting approval. OSB offers several low or no document programs in which the prospective borrower’s monthly income and/or asset level is accepted as stated on their application, and certain underwriting documentation regarding income or employment verification or asset documentation is waived. Generally, under these programs, greater reliance is placed on the value and adequacy of the mortgaged property as collateral, the prospective borrower’s past credit performance and, if applicable, the level of liquid assets maintained by the prospective borrower. More restrictive loan-to-value maximums, and higher credit score requirements are generally applied to loans underwritten under these programs.

The underwriter will evaluate the intent and willingness of a borrower to repay the mortgage loan in a timely manner. In general, intent is evaluated based on past credit performance and the prospective borrower’s equity. The prospective borrower’s past regard for such obligations, and the source and amount of the down payment are also evaluated. OSB utilizes credit scores provided by credit reporting agencies to assist in the analysis of an applicant’s credit history. Under appropriate circumstances, OSB may also consider a private mortgage or rent payment history, in addition to the applicant’s credit history and credit scoring as maintained at credit reporting agencies.

In order to determine the marketability of a property, an independent property valuation must be obtained from a licensed appraiser. OSB’s underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future. Generally, for loans of $1,000,000 or more, two appraisals may be required from two different appraisers. The loan-to-value (LTV) is then based upon the lesser of the sales price, if applicable, or the lower of the two appraisals. Eligible properties include 1-4 family, attached and detached condominiums, planned unit developments, and manufactured homes for use as the prospective borrower’s primary residence, second home, or investment property.

OSB offers loan amounts as detailed in the product guidelines for various occupancy types (e.g. primary residence, second home and investor) and various loan purposes (e.g. purchase, “limited cash out refinance” or cash out refinance). “Limited cash out refinance” is a Fannie Mae term representing the inclusion (in the new mortgage balance) of the payoff of any existing first lien mortgage balance, any secondary financing in existence at least 12 months, all closing costs and prepaid items and any cash back to the prospective borrower that does not exceed the lesser of 1% of the new mortgage amount or $1,000.

OSB may also provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan. In such instances, OSB’s underwriting and product guidelines applied to the first mortgage loan request are based on the combined loan-to-value ratio.

Sierra Pacific Mortgage Company, Inc.

As of the Statistical Calculation Date, 1.43%, 0.60%, 0.25%, 0.37% and 29.60% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated by Sierra Pacific Mortgage Company, Inc. in accordance with the guidelines described below.

Sierra Pacific Mortgage Company, Inc. (“SPM”), is a California Corporation with headquarters located at 50 Iron Point Circle, Suite 200, Folsom, CA 95630. SPM originates loans through a retail branch system, through mortgage brokers (wholesale) and purchases closed loans through our correspondent division.

Loans originated and closed by SPM are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. SPM offers many loan programs including FHA, VA, conforming conventional, jumbo, Alt A and second mortgage loans.

All mortgage loans closed or purchased by Sierra Pacific Mortgage must meet credit, appraisal and underwriting standards acceptable to SPM, agency and investor guidelines. Sierra Pacific Mortgage’s underwriting standards are applied in accordance with applicable federal, state, county and city laws and regulations.

The data used by SPM to complete the underwriting analysis may be obtained by a third party. SPM utilizes a third party QC credit report, provided either by an automated underwriting engine or an in file credit report ordered in our offices, in the loan decision. A third party title search of the subject property is used to assist the underwriter in determining if a property may be part of a flipping scheme. An automated valuation model can assist the underwriter in evaluating if the appraised value of the collateral is reasonable. Also, on occasion appraisal reviews are required as part of the investor guidelines or at underwriter discretion.

SPM may traditionally underwrite a loan file or require the approval of the loan through an automated underwriting engine. SPM is currently using the following underwriting engines: Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector, RFC’s Assetwise and Countrywide’s Clout. We have also developed our own internal automated underwriting engine. Our engine was designed in partnership with RFC and is based on the Assetwise design. Our engine is available for use on several of our jumbo, Alt A and second mortgage programs. The engine is rules based. SPM requires an automated loan approval using Desktop Underwriter or

Loan Prospector on all conforming conventional product. Automated underwriting approval may be required on other loan programs based upon the investor guidelines.

In assessing a prospective borrower’s credit worthiness, SPM may use credit scores provided by the following repositories: Experian, Empirica and Beacon. Some loan programs offered by SPM have minimum credit score requirements.

SPM’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and willingness and ability to repay along with the value and adequacy of the mortgage property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest, property taxes and as applicable, hazard insurance, flood insurance, mortgage insurance and homeowner association dues) to the borrower’s gross income (housing ratio) and ratio of the total monthly debt to the borrower’s gross monthly income (debt to income ratio) are within acceptable tolerances. The acceptable tolerances vary depending on loan program and whether or not an automated loan approval is required. In addition to meeting the ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Cash reserves after loan closing may also be required.

The nature of the information that a borrower is required to disclose and whether the information is verified depends on the documentation program used in the loan origination process. In all cases, a prospective borrower is required to complete a loan application (with varying amounts of information, again, depending on the program type) and a credit report, title report, an appraisal or property inspection, hazard insurance and (as applicable) flood insurance is required.

A prospective borrower may be eligible for a loan approval process that limits or eliminates the standard loan disclosure and/or verification requirements.

In general, a full documentation loan program requires that each borrower complete a loan application with respect to the applicant’s most recent two year residence and employment histories, income, assets, liabilities and other personal information which the underwriter will verify.

Other programs offered by SPM require less information and/or no verification regarding employment history, qualifying income or assets. The stated income program (as referred to as a reduced doc program) requires a two year consistent income and employment history on the loan application but income is stated by the borrower but not verified by the underwriter. The no ratio program requires a two year consistent income and employment history but the borrower does not state any income (so the ratios cannot be calculated by the underwriter). There is no employment, income or asset documentation disclosed on the loan application on a no doc program. Lastly, we offer a stated/stated program where the two year employment history, income and assets are stated by the borrower but not verified. All of these loan programs have more stringent credit requirements than a full documentation loan program.< /p>

AmNet Mortgage Network, Inc.

As of the Statistical Calculation Date, 28.47%, 13.26%, 4.11%, 0.34% and 12.55% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans in that Loan Group as of the Statistical Calculation Date, have been originated or purchased ) from mortgage loan brokers (either directly or through affiliates) by AmNet Mortgage Network, Inc. (“AmNet”) in accordance with the guidelines described below.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information.

Under AmNet’s full documentation programs, as part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance. Appraisals in accordance with AmNet’s Underwriting Standards may be made on a full or a drive-by basis. AmNet may order discretionary reviews at any time to ensure the value of the properties.

AmNet requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

Under AmNet’s full documentation programs, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

AmNet also originates mortgage loans under reduced documentation programs. These reduced documentation programs include a “Stated Income” program, where there is no verification of stated income, a “Stated Income/Stated Assets” program, where there is no verification of stated income or assets, a “No Income/No Assets/No Employment” program, where there is no verification of income, assets or employment, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, in determining the prospective borrower’s repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.

SERVICING OF MORTGAGE LOANS

General

The Master Servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

Countrywide Home Loans Servicing LP

Countrywide Home Loans Servicing LP (“Countrywide Servicing”) will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home

Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

In its capacity as Master Servicer, Countrywide Servicing will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. Countrywide Servicing may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if Countrywide Servicing alone were servicing the Mortgage Loans.

Countrywide Home Loans

Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of September 30, 2005, Countrywide Home Loans provided servicing for approximately $1,047.623 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

Consolidated Mortgage Loan Production
Year Ended February 28, 2001	Ten Months Ended December 31, 2001	Years Ended December 31,			Nine Months Ended September 30, 2005
		2002	2003	2004
(Dollars in millions, except average loan amount)

Conventional Conforming Loans
Number of Loans	240,608	504,975	999,448	1,517,743	846,395	591,059
Volume of Loans	$34,434	$76,432	$150,110	$235,868	$138,845	$122,780
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.3%

Number of Loans	86,600	137,593	277,626	554,571	509,711	612,768
Volume of Loans	$11,394	$22,209	$61,627	$136,664	$140,580	$163,199
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.6%

Number of Loans	118,673	118,734	157,626	196,063	105,562	60,545
Volume of Loans	$13,075	$14,109	$19,093	$24,402	$13,247	$7,978
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%

Number of Loans	119,045	164,503	316,049	453,817	587,046	511,253
Volume of Loans	$4,660	$5,639	$11,650	$18,103	$30,893	$31,403
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.8%

Number of Loans	51,706	43,359	63,195	124,205	250,030	202,768
Volume of Loans	$5,360	$5,580	$9,421	$19,827	$39,441	$32,457
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%

Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	1,978,393
Volume of Loans	$68,923	$123,969	$251,901	$434,864	$363,006	$357,817
Average Loan Amount	$112,000	$128,000	$139,000	$153,000	$158,000	$181,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	52%
	14%	12%	14%	21%	52%	53%

__________

(1)	Percentage of total loan production based on dollar volume.

Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following tables may not total due to rounding.

	At February 28,	At December 31,				At September 30,
	2001	2001	2002	2003	2004	2005
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of Loans	11,678	11,957	21,567	98,334	288,034	303,874
Volume of loans	$3,798,037	$4,334,489	$8,063,387	$33,767,412	$91,042,482	$95,585,094
Delinquent Mortgage Loans and Pending Foreclosures at Period End
30-59 days	2.79%	1.61%	1.18%	0.84%	1.20%	1.33%
60-89 days	0.32%	0.34%	0.22%	0.13%	0.18%	0.24%
90 days or more (excluding pending foreclosures)	0.40%	0.41%	0.24%	0.08%	0.12%	0.18%
Total delinquencies	3.51%	2.36%	1.65%	1.06%	1.50%	1.75%
Foreclosures pending	0.40%	0.40%	0.21%	0.05%	0.09%	0.21%
Total delinquencies and Foreclosures pending	3.91%	2.76%	1.86%	1.11%	1.59%	1.95%
Losses on liquidated loans(2)	$(47,952)	$(716,016)	$(301,255)	$(2,085,043)	$(4,860,700)	$(5,907,118)
________________________

(1)    “Number of Loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)    “Losses on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002, December 31, 2003 and December 31, 2004, respectively, and (iv) the 9-month period ending on September 30, 2005.

	At February 28,	At December 31,				At September 30,
	2001	2001	2002	2003	2004	2005
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Conventional Conforming ARM Loans(1)
Number of Loans	60,410	71,005	131,842	274,725	423,313	699,878
Volume of loans	$7,944,482	$10,183,607	$ 21,024,981	$ 49,131,252	$81,463,561	$172,314,519
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30 – 59 days	2.12%	1.61%	1.07%	0.93%	1.15%	1.30%
60 – 89 days	0.52%	0.34%	0.26%	0.16%	0.21%	0.19%
90 days or more (excluding pending foreclosures)	0.41%	0.35%	0.20%	0.11%	0.17%	0.13%
Total delinquencies	3.05%	2.30%	1.53%	1.20%	1.54%	1.63%
Foreclosures pending	0.39%	0.27%	0.12%	0.07%	0.10%	0.10%
Total delinquencies and Foreclosures pending	3.44%	2.57%	1.65%	1.26%	1.64%	1.73%
Losses on liquidated loans(2)	$(202,828)	$(465,570)	$(767,408)	$(2,194,284)	$(1,114,725)	$(2,797,499)

___________________

(1) “Number of Loans” and “Volume of loans” reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) “Losses on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002, December 31, 2003 and December 31, 2004, respectively, and (iv) the 9-month period ending on September 30, 2005.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal

Balance thereof multiplied by the Servicing Fee Rate (such product, the “Servicing Fee”). The “Servicing Fee Rate” for each Mortgage Loan will range from 0.25% per annum to 0.375% per annum and the weighted average Servicing Fee Rate is (i) approximately 0.289% per annum during the initial fixed rate period of such Mortgage Loan and (ii) approximately 0.365% per annum after such Mortgage Loan begins to adjust. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “—Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.” The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees, prepayment charges or prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account and Payment Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its respective responsibilities under the Sale and Servicing Agreement.

Adjustment to Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for such Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled Payment, and accordingly no shortfalls in interest otherwise distributable to holders of the Notes results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to the related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Notes on any Payment Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Collection Account for distribution to the holders of the Notes entitled thereto on such Payment Date. Any such deposit by the Master Servicer (the “Compensating Interest”) will be reflected in the distributions to holders of the Notes entitled thereto made on the Payment Date on which the Principal Prepayments received would be distributed.

Advances

Subject to the following limitations, on the Business Day prior to each Payment Date, the Master Servicer will be required to advance its own funds, or funds in the Collection Account that are not required to be distributed on such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the “Net Mortgage Rate”)) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”), such amount to be calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made (any such advance, an “Advance” and the date of any such Advance, as described in this prospectus supplement, a “Master Servicer Advance Date”).

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Notes rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Notes on the related Payment Date. Any failure by the Master Servicer to make an Advance as required under the Sale and Servicing Agreement will constitute an event of default thereunder, in which case the Indenture Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Sale and Servicing Agreement.

The Master Servicer, may also, in its discretion, as alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if the Master Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to that mortgage loan.

Certain Modifications and Refinancings

The Master Servicer may modify any Mortgage Loan provided that the Master Servicer purchases the Mortgage Loan from the trust fund immediately following the modification. No modification of a Mortgage Loan may be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Master Servicer. The Master Servicer will deposit the purchase price in the Collection Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. If a TMP Trigger event is in effect, modifications and purchases will be permitted as specified in the Sale and Servicing Agreement.

Optional Purchase of Defaulted Loans

Subject to the conditions set forth in the Sale and Servicing Agreement, the Master Servicer may, at its option, purchase from the Trust any Mortgage Loan which has become delinquent in payment by 90 days or more or which is an REO Property. That purchase shall be at a purchase price equal to the Purchase Price.

Limited Mortgage Loan Purchase Right

The Sale and Servicing Agreement will provide that the Seller thereof will have the option at any one time to purchase any of the Mortgage Loans from the Trust at a purchase price equal to the Purchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans in the aggregate, this option will thereupon terminate.

Foreclosure Rights

In connection with any foreclosure of the Mortgage Loans, the holder of the Owner Trust Certificates may have certain rights with respect to foreclosure. These may include the ability of such holder to direct the foreclosure decision.

DESCRIPTION OF THE NOTES

General

The Notes (defined below) will be issued pursuant to the Indenture. Set forth below are summaries of the material terms and provisions pursuant to which the Notes will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The CWABS Trust 2005-HYB9, Mortgage-Backed Notes, Series 2005-HYB9 (the “Notes”) will consist of:

•	Class 1-A-1 Notes and Class 1-A-2 Notes (together, the “Class 1-A Notes”);
•	Class 2-A-1 Notes and Class 2-A-2 Notes (together, the “Class 2-A Notes”);
•	Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes (together, the “Class 3-A Notes”);
•	Class 4-A-1 Notes and Class 4-A-2 Notes (together, the “Class 4-A Notes”);
•	Class 5-A-1 Notes and Class 5-A-2 Notes (together, the “Class 5-A Notes”, and collectively with the Class 1-A, Class 2-A, Class 3-A and Class 4-A Notes, the “Senior Notes”);
•	Class 1-IO, Class 2-IO, Class 3-IO, Class 4-IO and Class 5-IO Notes (collectively, the “Class IO Notes”);
•	Class M-1 Notes and Class M-2 Notes (together, the “Class M Notes”); and
•	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Notes (collectively, the “Class B Notes”, and collectively with the Class M Notes and Class IO Notes, the “Subordinated Notes”).

The Senior Notes and the Class M-1 Notes are referred to herein as the “Offered Notes”. As used herein, the “Note Principal Balance” for any class of Offered Notes is the aggregate outstanding principal balance of all Notes of such class; provided that, the Note Principal Balance of any class of Offered Notes to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that class. Generally, payments of principal, if applicable, and interest on the Class 1-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 1, payments of principal, if applicable, and interest on the Class 2-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 2, payments of principal, if applicable, and interest on the Class 3-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 3, payments of principal, if applicable, and interest on the Class 4-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 4 and payments of principal, if applicable, and interest on the Class 5-A Notes will be based primarily on amounts available for payment in respect of the Mortgage Loans in Loan Group 5. Payments of principal and interest on the Class M Notes and Class B Notes will be based on amounts available for payment in respect of the Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5.

The Class 1-A-1 Notes and Class 1-A-2 Notes relate to Loan Group 1; the Class 2-A-1 Notes and Class 2-A-2 Notes relate to Loan Group 2; the Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes relate to Loan Group 3; the Class 4-A-1 Notes and Class 4-A-2 Notes relate to Loan Group 4 and the Class 5-A-1 Notes and Class 5-A-2 Notes relate to Loan Group 5. The classes of Senior Notes related to a particular Loan Group are referred to as a “Senior Note Group.”

The Offered Notes will be issued in book-entry form as described below. The Offered Notes will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof.

The CWABS Trust 2005-HYB9, Owner Trust Certificates, Series 2005-HYB9 (the “Owner Trust Certificates”), issued pursuant to the Trust Agreement and representing the beneficial ownership interest in the Trust are not offered hereby. The Owner Trust Certificates will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The Owner Trust Certificates will be entitled to payments as provided in the Indenture.

Book-Entry Notes

The Offered Notes will be book-entry Notes (the “Book-Entry Notes”). Persons acquiring beneficial ownership interests in the Book-Entry Notes (“Note Owners” may elect to hold their Book-Entry Notes through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more certificates which equal the aggregate Note Principal Balance of the applicable class of the Book-Entry Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Notes may be held in minimum denominations representing Note Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Note (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Note (a “Definitive Note”). Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations

(“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Deposits to the Collection Account

The Master Servicer will establish and initially maintain a collection account (the “Collection Account”) for the benefit of the Indenture Trustee on behalf of the Noteholders. The Collection Account will initially be established by the Master Servicer at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis and within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received or made or to be applied by it subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1)	all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,
(2)

all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fee on the Mortgage Loans and net of Prepayment Interest Excess,

(3)	all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries,
(4)	all payments made by the Master Servicer in respect of Compensating Interest,
(5)

all payments made by the Seller or Countrywide Home Loans in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by Seller or Countrywide Home Loans that obligates Seller or Countrywide Home Loans to repurchase such Mortgage Loan in accordance with the Sale and Servicing Agreement,

(6)	all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Sale and Servicing Agreement,
(7)	any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Collection Account,
(8)

any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy,

(9)	all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and
(10)	all Advances.

“Insurance Proceeds” means all proceeds of any insurance policy received prior to or at a Final Recovery Determination (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of such Mortgage Loan after a Final Recovery Determination (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties and net of reimbursable expenses).

On the Business Day prior to the Master Servicer Advance Date in December 2005, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Collection Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

A “Seller Shortfall Interest Requirement” with respect to the Distribution Date in December 2005 is the product of: (1) the excess of the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date, over the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-off Date that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans (weighted on the basis of the Stated Principal Balances thereof as of the Cut-off Date) and the denominator of which is 12. There are no other Seller Shortfall Interest Requirements.

Withdrawals from the Collection Account

The Master Servicer may from time to time withdraw funds from the Collection Account prior to the related Payment Account Deposit Date for the following purposes:

•

to pay to the Master Servicer the Servicing Fee on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under “Servicing of the Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Collection Account and the amount of Prepayment Interest Excess for the related Prepayment Period;

•

to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds; Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which such Advance was made;

•	to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable;
•	to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;
•

to pay the Master Servicer any unpaid Servicing Fee and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•

to pay to the Seller, Countrywide Home Loans or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by Seller, Countrywide Home Loans or the Master Servicer from the Trust pursuant to the Sale and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of such repurchased Mortgage Loan;

•	to reimburse the Seller, Countrywide Home Loans or the Master Servicer for fees and expenses incurred and reimbursable pursuant to the Sale and Servicing Agreement;
•	to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and
•	to clear and terminate the Collection Account upon termination of the Sale and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Payment Account Deposit Date”), the Master Servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of Available Funds, to the extent on deposit in the Collection Account, and the Indenture Trustee shall deposit such amounts in the Payment Account, as described below.

In addition, during the Funding Period, amounts on deposit in the Pre-Funding Account will earn a limited amount of interest which will be retained by the Seller and will not be available to the related Noteholders. The interest earned will be significantly less than interest generated by the Mortgage Loans in the Trust.

A “Due Period” with respect to any Payment Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

A “Determination Date” with respect to any Payment Date, is the 15th day of the month of such Payment Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Deposits to the Payment Account

The Indenture Trustee will establish and maintain a payment account (the “Payment Account”) on behalf of the Noteholders. The Indenture Trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

(1)	the aggregate amount remitted by the Master Servicer to the Indenture Trustee;

(2)           the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period; and

(3)           any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Payment Account.

Withdrawals from the Payment Account

The Indenture Trustee will withdraw funds from the Payment Account for payment to the Noteholders as described below under “—Payments” and will from time to time make withdrawals from the Payment Account:

(1)	to pay the Indenture Trustee Fee to the Indenture Trustee;

(2)           to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Payment Account;

(3)           to withdraw any amount deposited in the Payment Account and not required to be deposited therein; and

(4)	to clear and terminate the Payment Account upon the termination of the Indenture.

Priority of Payments Among Notes

General. The Indenture Trustee will make payments on the Notes on each Payment Date to the persons in whose names such Notes are registered at the close of business on the Record Date. For any Payment Date, the “Record Date” is the last Business Day of the month preceding the month of such Payment Date.

A “Payment Date” is the 20th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 2005.

A “Business Day” is any day other than:

•	a Saturday or Sunday; or

•	a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

Payments will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register or, in the case of any Noteholder that holds 100% of a Class of Notes or who holds a Class of Notes with an aggregate initial Note Principal Balance of $1,000,000 or more or who holds a Class IO Note and that has so notified the Indenture Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the Corporate Trust Office of the Indenture Trustee. On each Payment Date, a holder of a Note will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable Class of Notes. The “Percentage Interest” evidenced by a Note will equal the percentage derived by dividing the principal amounts of such Note by the aggregate principal amounts of all Notes of the applicable Class.

Priority of Distributions Among Notes

As more fully described in this prospectus supplement, distributions on the Senior Notes will be made on each Payment Date primarily from Available Funds of the related Loan Group for such Payment Date and, in certain circumstances, from any Available Funds from the other Loan Groups remaining after distributions to the Senior Notes related to such other Loan Groups. Distributions on the Class IO Notes will be based on any remaining Available Funds for the related Loan Group for such Payment Date and distributions on the Subordinated Notes (other than the Class IO Notes) will be based on any remaining Available Funds for all of the Loan Groups for such Payment Date, in each case after giving effect to distributions on all classes of Senior Notes in the following order of priority:

•	to interest on each interest-bearing class of Senior Notes relating to each Loan Group, concurrently and on a pro rata basis, based on their respective Interest Distribution Amounts;
•

to principal of the classes of Senior Notes relating to each Loan Group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under “Description of the Notes — Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Payment Date;

•

to interest on and principal, as applicable, of the classes of the Senior Notes not relating to that Loan Group in the manner, order and priority described in this prospectus supplement under “Description of the Notes — Transfer Payments;”

•	from remaining available funds from all of the Loan Groups, to interest on to the Class M-1 Notes, based on its Interest Distribution Amount;
•

from remaining available funds from all of the Loan Groups, to principal (if applicable) to the Class M-1 Notes, in the order and subject to the priorities set forth in this prospectus supplement under “Description of the Notes — Principal,” in an aggregate amount up to the maximum amount of principal to be distributed on such class on the Payment Date;

•

from remaining available funds from the related Loan Group, to the classes of Senior Notes relating to each Loan Group, on a pro rata basis, based on the amount of Unpaid Realized Loss Amount for such classes, in an amount equal to the Unpaid Realized Loss Amount for each such class;

•

from remaining available funds from the related Loan Group, to the classes of Senior Notes relating to each Loan Group, on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Available Funds remaining after such allocation to pay Net Rate Carryover based on the Note Principal Balances of these Notes will be distributed to each such class of Notes with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, to the extent needed to pay any remaining Net Rate Carryover for each such class;

•	from remaining available funds from all of the Loan Groups, to the Class M-1 Notes, in an amount equal to the Unpaid Realized Loss Amount for such class;
•	from remaining available funds from all of the Loan Groups, to the Class M-1 Notes, in an amount equal to any Net Rate Carryover for such class;
•	from remaining available funds from the related Loan Group, to the Class IO Notes, concurrently and on a pro rata basis, based on their respective Interest Distribution Amounts;
•	from remaining available funds from all of the Loan Groups, to interest on and then principal (if applicable) to the Class M-2 Notes, in the manner and order of priority set forth in the Indenture;
•	from remaining available funds from all of the Loan Groups, to interest on and then principal (if applicable) to the Class B-1 Notes, in the manner and order of priority set forth in the Indenture;
•	from remaining available funds from all of the Loan Groups, to interest on and then principal (if applicable) to the Class B-2 Notes, in the manner and order of priority set forth in the Indenture;
•

from remaining available funds from all of the Loan Groups, to interest on and then principal (if applicable) to the Class B-3, Class B-4 and Class B-5 Notes, in the manner and order of priority set forth in the Indenture;

•

from remaining available funds from all of the Loan Groups, to the Subordinate Notes (other than the Class IO Notes and Class M-1 Notes), on a pro rata basis, based on the amount of Unpaid Realized Loss Amount for such classes, in an amount equal to the Unpaid Realized Loss Amount for each such class;

•

from remaining available funds from all of the Loan Groups, to the Subordinate Notes (other than the Class IO Notes and Class M-1 Notes), on a pro rata basis, based on the Note Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Available Funds remaining after such allocation to pay Net Rate Carryover based on the Note Principal Balances of these Notes will be distributed to each such class of Notes with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Note Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, to the extent needed to pay any remaining Net Rate Carryover for each such class; and

•	from remaining available funds from all of the Loan Groups, to the Owner Trust Certificates as set forth in the Trust Agreement.

“Available Funds” for a Loan Group for any Payment Date will be equal to the sum of

•

all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that Loan Group on the Due Date in the month in which the Payment Date occurs and received before the related Determination Date, together with any advances with respect to them;

•

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or otherwise during the calendar month preceding the month of the Payment Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

•

all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period together with interest paid with the prepayments and Compensating Interest;

•

amounts received with respect to the Payment Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the Seller, Countrywide Home Loans or the Master Servicer as of the Payment Date; and

•	on the first Payment Date after the termination of the Funding Period, any related amounts remaining in the Pre-Funding Account (net of investment income);

minus

•

amounts in reimbursement for advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Collection Account pursuant to the Sale and Servicing Agreement;

plus

•	Transfer Payments Received for such Loan Group and Payment Date;

minus

•	Transfer Payments Made from such Loan Group and Payment Date.

Interest

The “Note Interest Rate” with respect to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A, Class 3-A-2-B, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2 and Class M-1 Notes, on or prior to the related Note Rate Change Date, will be the lesser of (i) 5.1500%, 5.1500%, 5.3300%, 5.3300%, 5.3100%, 5.3100%, 5.2500%, 5.2500%, 5.5200%, 5.5200%, 5.2500%, 5.2500% and 5.3800% per annum, respectively, and (ii) the related Available Funds Rate; and after the related Note Rate Change Date, will be the least of (i) One-Year LIBOR plus 1.750%, (ii) the related Maximum Note Rate and (iii) the related Available Funds Rate. The “Note Rate Change Date” for each class of Offered Notes is as follows: (i) for the Class 1-A Notes, the Payment Date occurring in August 2008, (ii) for the Class 2-A Notes, the Payment Date occurring in August 2010, (iii) for the Class 3-A Notes, the Payment Date occurring in September 2010, (iv) for the Class 4-A Notes, the Payment Date occurring in November 2012, (v) for the Class 5-A Notes, the Payment Date occurring in October 2010 and (vi) for the Class M-1 Notes, the Payment Date occurring in October 2010. The “Maximum Note Rate” for the Offered Notes is 11.000% per annum.

The “Note Interest Rate” for each class of Class IO Notes will be a variable per annum rate equal to the product of (i) 12 and (ii) a fraction expressed as a percentage, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the related Mortgage Loans for the related Due Period, over (2) the sum of (a) the amount of any accrued note interest payable to the related classes of Senior Notes (including any Net Rate Carryover amounts payable to such classes) for the related Payment Date and (b) the product of (I) the amount of any accrued note interest payable to the Class M Notes and Class B Notes (including any Net Rate Carryover amounts payable to such classes) for the related Payment Date, and (II) the related Applicable Fraction and (y) the denominator of which is the aggregate Stated Principal Balance of the related Mortgage Loans and any amounts related to such Loan Group in the Pre-Funding Account, if any.

“Applicable Fraction” means, for any Loan Group, a fraction the numerator of which is the excess of the aggregate Stated Principal Balance of the related Mortgage Loans and any amounts related to such Loan Group in the Pre-Funding Account over the aggregate Note Principal Balance of the related Senior Notes and the denominator of which is the aggregate Note Principal Balance of the Subordinated Notes.

With respect to the Senior Notes, the “Available Funds Rate” for a Loan Group and any Payment Date means a per annum rate equal the product of (a) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the related Mortgage Loans in the prior calendar month for such Payment Date minus the Expense Fee and the denominator of which is the sum of (i) the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and (ii) any amount on deposit in the Pre-Funding Account relating to such Loan Group and (b) 12. With respect to the Subordinated Notes (other than the Class IO Notes), the “Available Funds Rate” on any Payment Date means the per annum rate equal to the weighted average of the Available Funds Rate for each Loan Group with respect to the Senior Notes (as described above) weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans each Loan Group, the aggregate Note Principal Balance of the related Senior Notes, respectively.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Expense Fee Rate” is the rate at which the Expense Fee accrues on the principal balance of each Mortgage Loan. The “Expense Fee” consists of the Servicing Fee, Trustee Fee and, if applicable, the Lender-Paid PMI Fee. The “Trustee Fee” is the fee payable to the Indenture Trustee as described in the Indenture. The “Lender-Paid PMI Fee” is the fee paid in connection with any lender-paid primary mortgage insurance policy paid to any primary mortgage insurance provider for any Mortgage Loan. As of the Statistical Calculation Date, the weighted average Lender-Paid PMI Fee for those Mortgage Loans with lender paid primary mortgage insurance is expected to equal approximately 0.699% per annum. As of the Statistical Calculation Date, the weighted average Expense Fee Rate is expected to equal approximately 0.314% per annum.

The “Net Rate Carryover” for any of the Senior Notes and Subordinate Notes (other than the Class IO Notes) on any Payment Date is the excess of: (1) the amount of interest that such Class would have accrued for such Payment Date had the Note Rate for that Class not been calculated based on the lesser of the related Maximum Note Rate or the related Available Funds Rate, as applicable, over (2) the amount of interest accrued on such Class for such Payment Date based on the lesser of the related Maximum Note Rate or the related Available Funds Rate, as applicable, plus, on any Payment Date, the unpaid portion of any such excess from prior Payment Dates (and interest accrued thereon at the then applicable Note Rate, without giving effect to the related Maximum Note Rate or the related Available Funds Rate, as applicable).

For any Payment Date, the “Accrual Period” for the Offered Notes is the calendar month immediately preceding the calendar month in which such Payment Date occurs. All calculations of interest on the Offered Notes will be made on the basis of a 360-day year divided into twelve 30-day months.

On each Payment Date, to the extent of related Available Funds, each class of Notes will be entitled to receive an amount allocable to interest for the related Accrual Period. The “Interest Distribution Amount” for any class and any Payment Date will be equal to the sum of (a) interest at the applicable Note Interest Rate for the related Accrual Period on the related Note Principal Balance or Notional Balance, as applicable, as of the last day of the related Accrual Period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Payment Date exceeded the amount actually distributed as interest on the prior Payment Dates and not subsequently distributed (which are called unpaid interest amounts) and, in the case of the Class IO Notes, less (c) any Realized Loss Excess Coverage Amount for such class for such Payment Date.

The interest entitlement described above for each class of Notes for any Payment Date may be reduced by the amount of Net Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Senior Notes and (b) all Loan Groups, with respect to the Subordinated Notes. With respect to any Payment Date and Loan Group, the “Net Interest Shortfall” is equal to

•	any net prepayment interest shortfalls for that Loan Group and Payment Date and
•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a Loan Group on any Payment Date will be allocated in the following order: (1) to the Owner Trust Certificates, in reduction of any amounts otherwise distributable to the Owner Trust Certificates, (2) to the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class M-2 Notes, in that order, based on the amount of interest each such class of Notes is deemed to be entitled to receive, based on each subordinated class’ share of the Subordinated Portion as described more fully below, on such Payment Date, (3) to the related Class IO Notes, based on the amount of interest each such class of Notes would otherwise be entitled to receive on such Payment Date, (4) to the non-related Class IO Notes, based on the amount of interest each such class(es) of Notes would otherwise be entitled to receive on such Payment Date, (5) to the Class M-1 Notes, based on the amount of interest such class of Notes is deemed to be entitled to receive, based on such subordinated class’ share of the Subordinated Portion as described more fully below, on such Payment Date and (6) to the classes of related Senior Notes, on a pro rata basis, based on the amount of interest each such class of Notes would otherwise be entitled to receive on such Payment Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Payment Date, a net prepayment interest shortfall for a Loan Group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that Loan Group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Loan Group and (y) the excess, if any, of the Compensating Interest for each other Loan Group over the prepayment interest shortfalls for that Loan Group. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate, net of the Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

For purposes of allocating Net Interest Shortfalls for a Loan Group to the Subordinated Notes on any Payment Date, the amount of interest each class of Subordinated Notes would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on the Payment Date will be equal to an amount of interest at the Note Interest Rate on a balance equal to that class’ pro rata share (based on their respective Note Principal Balances) of the Subordinated Portion Balance for that Loan Group immediately prior to such Payment Date; provided, however, on any Payment Date after the fourth Senior Termination Date, Net Interest Shortfalls for the related Loan Group will be allocated to the classes of Subordinated Notes based on the amount of interest each such class of Subordinated Notes would otherwise be entitled to receive on that Payment Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification shall not be considered a Debt Service Reduction so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

If on a particular Payment Date, Available Funds for a Loan Group in the Payment Account applied in the order described in this prospectus supplement under “— Priority of Distributions Among Notes” are not sufficient to make a full distribution of the interest entitlement on the Notes related to that Loan Group, interest will be distributed on each class of related Notes of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of Notes will be entitled to receive on the next Payment Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that Loan Group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount. On each Payment Date, the Principal Amount (for each Loan Group) will be distributed first, as principal with respect to the related classes of Senior Notes in an amount up to the Senior Principal Distribution Amount for such Loan Group and second, as principal with respect to the classes of Subordinated Notes (other than the Class IO Notes) as a portion of the Subordinated Principal Distribution Amount; provided, however, that if either of the loss and delinquency tests included in the definition of Subordinated Prepayment Percentage are failed after the aggregate Note Principal Balance of the Senior Notes is reduced to zero, the Class M-1 Notes shall receive the Subordinated Principal Distribution Amount until its Note Principal Balance is reduced to zero before any other class of Subordinated Notes (other than the Class IO Notes) will receive a payment of principal.

The “Principal Amount” for any Payment Date and Loan Group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that Loan Group on the related Due Date,
•

the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by Seller, Countrywide Home Loans or the Master Servicer or another person pursuant to the Sale and Servicing Agreement as of the Payment Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that Loan Group received with respect to the Payment Date,
•

any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Payment Date plus any Realized Loss Excess Coverage Amounts,

•

with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Payment Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the related Prepayment Period, and
•	any Subsequent Recoveries on the Mortgage Loans in that Loan Group received during the calendar month preceding the month of the Payment Date;

plus

•	the principal portion of any Transfer Payments Received for such Loan Group and Payment Date,

minus

•	the principal portion of any Transfer Payments Made for such Loan Group and Payment Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Payment Date prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior Termination Date, but after the date on which the aggregate Note Principal Balance of the Senior Notes related to a Loan Group has been reduced to zero, all principal on the Mortgage Loans in that Loan Group will be paid pro rata, based on Note Principal Balance, to the Senior Notes then outstanding relating to the other Loan Groups. However, principal will not be distributed as described above if on that Payment Date (a) the Aggregate Subordinated Percentage (as defined in this prospectus supplement) for that Payment Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the Closing Date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Note Principal Balance of the Subordinated Notes, is less than 50%. If principal from a Loan Group is distributed to the Senior Notes related to one or more other Loan Groups according to this paragraph, the Subordinated Notes (other than the Class IO Notes) will not receive that principal amount on that Payment Date.

Transfer Payment due to disproportionate Realized Losses in one Loan Group. If on any Payment Date the aggregate Note Principal Balance of the Senior Notes related to a Loan Group immediately prior to such Payment Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the first day of the related Due Period (the “Undercollateralized Group”), then the following will occur:

•

the Available Funds in each other Loan Group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the Senior Notes of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Available Funds Rate in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•	the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the

Senior Notes of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Senior Notes of each Undercollateralized Group until the aggregate Note Principal Balance of the Senior Notes of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group.

Consequently, the Subordinated Notes (other than the Class IO Notes) will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one Loan Group on any Payment Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Note Principal Balance of the related Senior Notes immediately prior to such Payment Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the first day of the prior calendar month. If more than one Loan Group on any Payment Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such Loan Groups, pro rata, on the basis of the aggregate Note Principal Balance of the related Senior Notes.

On each Payment Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Note Principal Balance of the related Senior Notes immediately prior to such Payment Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the first day of the related Due Period, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the Senior Notes pursuant to the transfer payment provisions described above may be made on the Payment Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Payment Date, the Principal Amount for a Loan Group, up to the amount of the related Senior Principal Distribution Amount for the Payment Date, will be distributed as principal of the following classes of Senior Notes, in the following order of priority:

•

with respect to Loan Group 1, concurrently, to the Class 1-A-1 Notes and Class 1-A-2 Notes, pro rata, based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero;

•

with respect to Loan Group 2, concurrently, to the Class 2-A-1 Notes and Class 2-A-2 Notes, pro rata, based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero;

•

with respect to Loan Group 3, concurrently, to the Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B Notes, pro rata, based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero;

•

with respect to Loan Group 4, concurrently, to the Class 4-A-1 Notes and Class 4-A-2 Notes, pro rata, based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero; and

•

with respect to Loan Group 5, concurrently, to the Class 5-A-1 Notes and Class 5-A-2 Notes, pro rata, based on their respective Note Principal Balances, until their respective Note Principal Balances are reduced to zero.

“Prepayment Period” means with respect to any Payment Date, the calendar month immediately preceding that Payment Date.

The “Senior Principal Distribution Amount” for any Payment Date and Loan Group will equal the sum of

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that Loan Group and that Payment Date,
•	for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Payment Date, the lesser of
•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Payment Date, and
•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,
•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that Loan Group and that Payment Date,
•	the principal portion of any Transfer Payments Received for that Loan Group and Payment Date; and
•	on the first Payment Date after the termination of the Funding Period, any related amounts remaining in the Pre-Funding Account (net of investment income)

provided, however, that on any Payment Date after the fourth Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Notes will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related Loan Group.

The “Senior Percentage” for any Senior Note group and Payment Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Note Principal Balances of each class of Senior Notes of such Senior Note Group immediately before that Payment Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date in the month preceding the month of such Payment Date; provided, however, that on any Payment Date after the fourth Senior Termination Date, the Senior Percentage of the remaining Senior Note Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Note Principal Balances of each class of Senior Notes of such remaining Senior Note Group immediately prior to such Payment Date and the denominator of which is the aggregate of the Note Principal Balances of all classes of Notes immediately before such Payment Date.

For any Distribution Date on and prior to the fourth Senior Termination Date, the “Subordinated Percentage” for the portion of the Subordinated Notes (other than the Class IO Notes) relating to a Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Note Group relating to that Loan Group on such Payment Date. After the fourth Senior Termination Date, the Subordinated Percentage will represent the entire interest of Subordinated Notes in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Payment Date.

The “Senior Prepayment Percentage” of a Senior Note Group for any Payment Date occurring during the ten years beginning on the first Payment Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Notes which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable Loan Group evidenced by the Subordinated Notes. Increasing the respective interest of the Subordinated Notes relative to that of the Senior Notes is intended to preserve the availability of the subordination provided by the Subordinated Notes.

The Senior Prepayment Percentage of a Senior Note Group for any Payment Date occurring on or after the tenth anniversary of the first Payment Date will be as follows: for any Payment Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Payment Date; for any Payment Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Payment Date; for any Payment Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Payment Date; for any Payment Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Payment Date; and for any Payment Date thereafter, the related Senior Percentage for the Payment Date (unless on any Payment Date the Senior Percentage of a Senior Note Group exceeds the initial Senior Percentage of such Senior Note Group as of the Closing Date, in which case the Senior Prepayment Percentage for each Senior Note Group for that Payment Date will once again equal 100%).

The “Subordinated Prepayment Percentage” for a Loan Group as of any Payment Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Loan Group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Loan Groups:

•

the aggregate Stated Principal Balance of all Mortgage Loans in a Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate Stated Principal Balances of the Mortgage Loans in that Loan Group, or (b) if such date is after the fifth Senior Termination Date, the aggregate Note Principal Balance of the Subordinated Notes on the Payment Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each Loan Group do not exceed
•

commencing with the Payment Date on the tenth anniversary of the first Payment Date, 30% of (i) if such date is on or prior to the fourth Senior Termination Date, the Subordinated Percentage for that Loan Group of the aggregate Stated Principal Balances of the Mortgage Loans in that Loan Group, in each case as of the Cut-off Date or (ii) if such date is after the fourth Senior Termination Date, the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date (in either case, the “original subordinate principal balance”),

•	commencing with the Payment Date on the eleventh anniversary of the first Payment Date, 35% of the original subordinate principal balance,
•	commencing with the Payment Date on the twelfth anniversary of the first Payment Date, 40% of the original subordinate principal balance,
•	commencing with the Payment Date on the thirteenth anniversary of the first Payment Date, 45% of the original subordinate principal balance, and
•	commencing with the Payment Date on the fourteenth anniversary of the first Payment Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, if (x) on or before the Payment Date in November 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for that Payment Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Payment Date and (y) after the Payment Date in November 2008, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Note Principal Balance of the Subordinated Notes as of the Closing Date (the “Two Times Test”), the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage.

The “Senior Termination Date” for a Senior Note Group is the date on which the aggregate Note Principal Balance of the Senior Notes of such Senior Note Group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Payment Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Note Principal Balance of the Subordinated Notes immediately prior to such Payment Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Payment Date.

If on any Payment Date the allocation to the class or classes of Senior Notes then entitled to distributions of principal would reduce the outstanding Note Principal Balance of the class or classes below zero, the distribution to the class or classes of Notes of the related Senior Prepayment Percentage of the related principal amounts for the Payment Date will be limited to the percentage necessary to reduce the related Note Principal Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Payment Date and with respect to all of the Loan Groups, to the extent of Available Funds available therefor, the Principal Amount for each Loan Group, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group for the Payment Date, will be distributed as principal of the Subordinated Notes (other than the Class IO Notes). However, if either of the loss and delinquency tests included in the definition of Subordinated Prepayment Percentage are failed after the aggregate Note Principal Balance of the Senior Notes is reduced to zero, the Class M-1 Notes will be entitled to receive the Subordinated Principal Distribution Amount from all of the Loan Groups until its Note Principal Balance is reduced to zero and then each remaining class of Subordinated Notes (other than the Class IO Notes) will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the Loan Groups (based on its respective Note Principal Balance), in each case to the extent of the amount available from Available Funds from all of the Loan Groups for distribution of principal. Distributions of principal of the Subordinated Notes (other than the Class IO Notes) will be made as described in the Indenture.

With respect to each class of Subordinated Notes (other than the Class IO Notes and the class of Subordinated Notes then outstanding with the highest priority of distribution), if on any Payment Date the sum of the related Class Subordination Percentages of such class and all classes of Subordinated Notes which have higher numerical class designations than such class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for the class on the date of issuance of the Notes (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full from any Loan Group will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Subordinated Notes (other than the Class IO Notes), pro rata, based upon their respective Note Principal Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Payment Date and each class of Subordinated Notes (other than the Class IO Notes), will equal the fraction (expressed as a percentage) the numerator of which is the Note Principal Balance of the class of Subordinated Notes immediately before the Payment Date and the denominator of which is the aggregate of the Note Principal Balances of all classes of Notes immediately before the Payment Date.

On the date of issuance of the Notes, the characteristics of the Notes listed below are expected to be as follows:

	Beneficial Interest in Trust Fund	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Notes	93.90%	6.10%	N/A
Class M-1	1.43%	4.67%	6.10%
Class M-2	0.47%	4.20%	4.67%
Class B-1	1.50%	2.70%	4.20%
Class B-2	1.10%	1.60%	2.70%
Class B-3	0.85%	0.75%	1.60%
Class B-4	0.45%	0.30%	0.75%
Class B-5	0.30%	0.00%	0.30%

For purposes of calculating the Applicable Credit Support Percentages of the Subordinated Notes (other than the Class IO Notes), each class of Class M Notes will be considered to have a lower numerical class designation than each class of Class B Notes.

The “Subordinated Principal Distribution Amount” for any Loan Group and Payment Date will equal the sum of

•	the Subordinated Percentage for that Loan Group of all amounts described in the first through fourth bullet of the definition of Principal Amount for that Loan Group and that Payment Date,
•

for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Payment Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Payment Date,

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that Loan Group and that Payment Date, and minus

•	the principal portion of any Transfer Payments Made for that Loan Group.

On any Payment Date after the fourth Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Subordinated Notes (other than the Class IO Notes) for such Payment Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related Loan Group.

Calculation of One-Year LIBOR

Beginning on the initial Note Rate Change Date, on the second LIBOR Business Day (as defined below) preceding the commencement of the related Accrual Period for that Payment

Date for the Offered Notes and each anniversary thereafter (each such date, an “Interest Determination Date “), the Indenture Trustee will determine the London interbank offered rate for one-year United States dollar deposits (“One-Year LIBOR”) for such Accrual Period and the following eleven Accrual Periods on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), One-Year LIBOR for the applicable Accrual Period and the following eleven Accrual Periods will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Year LIBOR will be the One-Year LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Interest Determination Date, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on such date to prime banks in the London interbank market for a period of one year in amounts approximately equal to the aggregate Note Principal Balance of all related Offered Notes for the related Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one year in amounts approximately equal to the Note Principal Balance of all related Offered Notes for the related Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,
•	which have been designated as such by the Indenture Trustee and
•	which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

The establishment of One-Year LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the related Offered Notes for the related Accrual Period and the following eleven Accrual Periods shall (in the absence of manifest error) be final and binding. One-Year LIBOR shall be determined separately for the Class 1-A, Class 2-A, Class 3-A, Class 4-A and Class 5-A Notes, and the Class M and Class B Notes in the aggregate.

Allocation of Losses

The “Senior Credit Support Depletion Date” is the date on which the aggregate Note Principal Balance of the Subordinated Notes has been reduced to zero.

On each Payment Date, the amount of any Realized Loss with respect to any Loan Group will be allocated first, to the Class B-5 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, second, to the Class B-4 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, third, to the Class B-3 Notes, until the Note

Principal Balance of such class of Notes has been reduced to zero, fourth, to the Class B-2 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, fifth, to the Class B-1 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, sixth, to the Class M-2 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, seventh, to the related Class IO Notes, in reduction of the related Interest Distribution Amount for such class, eighth, to the non-related Class IO Notes, in reduction of the related Interest Distribution Amount for such class(es), ninth, to the Class M-1 Notes, until the Note Principal Balance of such class of Notes has been reduced to zero, and tenth, to the Senior Notes, (i) the amount of any Realized Loss with respect to the Group 1 Mortgage Loans will be allocated to the Class 1-A-1 Notes and Class 1-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 1-A-1 Notes shall first be applied to the Class 1-A-2 Notes until the Note Principal Balance thereof is reduced to zero, (ii) the amount of any Realized Loss with respect to the Group 2 Mortgage Loans will be allocated to the Class 2-A-1 Notes and Class 2-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 2-A-1 Notes shall first be applied to the Class 2-A-2 Notes until the Note Principal Balance thereof is reduced to zero, (iii) the amount of any Realized Loss with respect to the Group 3 Mortgage Loans will be allocated in the following order (y) concurrently, (A) to the Class 3-A-1-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate Note Principal Balance of the Class 3-A-1-A Notes and Class 3-A-1-B Notes divided by (b) the aggregate Note Principal Balance of all of the Class 3-A Notes and (B) to the Class 3-A-2-B Notes, to the extent of a fraction of such loss equal to (a) the aggregate Note Principal Balance of the Class 3-A-2-A Notes and Class 3-A-2-B Notes divided by (b) the aggregate Note Principal Balance of all of the Class 3-A Notes and (z) to the Class 3-A-1-A Notes and Class 3-A-2-A Notes, pro rata basis, in each case, until the Note Principal Balance thereof is reduced to zero, (iv) the amount of any Realized Loss with respect to the Group 4 Mortgage Loans will be allocated to the Class 4-A-1 Notes and Class 4-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 4-A-1 Notes shall first be applied to the Class 4-A-2 Notes until the Note Principal Balance thereof is reduced to zero and (v) the amount of any Realized Loss with respect to the Group 5 Mortgage Loans will be allocated to the Class 5-A-1 Notes and Class 5-A-2 Notes on a pro rata basis, provided, however, that any realized losses otherwise allocable to the Class 5-A-1 Notes shall first be applied to the Class 5-A-2 Notes until the Note Principal Balance thereof is reduced to zero. With respect to the Class IO Notes, any such reduction described in this paragraph is a “Realized Loss Excess Coverage Amount.” Realized Loss Excess Coverage Amounts will not be paid at a later date. With respect to the Notes, other than the Class IO Notes, any such reduction described in this paragraph is an “Applied Realized Loss Amount.” Applied Realized Loss Amounts, without interest, may be paid at a later date as described in “Description of the Notes— Priority of Distributions Among Notes” above.

Because principal distributions are paid to some classes of Notes before other classes of Notes, holders of the Notes that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. See “Credit Enhancement — Subordination” in this prospectus supplement.

“Unpaid Realized Loss Amount” means for any class of Notes (other than the Class IO Notes), (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Payment Dates minus (y) any increase in the Note Principal Balance of that class due to the allocation of Subsequent Recoveries to the Note Principal Balance of that class.

Reports to Noteholders

On each Payment Date, the Indenture Trustee will forward to each Noteholder, the Master Servicer and the Depositor, or make available on its website (assistance in using the website service can be obtained by calling the Indenture Trustee’s customer service desk at (800) 254-2826), a statement generally setting forth, among other information:

(1)	the amount of the related payment to holders of the Notes allocable to principal, separately identifying:
(a)	the aggregate amount of any Principal Prepayments included therein, and
(b)	the aggregate of all scheduled payments of principal included therein;
(2)	the amount of such payment to holders of the Offered Notes allocable to interest;
(3)	the Note Interest Rate on each Class of Offered Notes for that Payment Date;
(4)

the aggregate Note Principal Balances of each class of Offered Notes after giving effect to (A) all payments allocable to principal on such Payment Date and (B) the allocation of any Realized Losses for such Payment Date;

(5)	the Pool Stated Principal Balance for the following Payment Date;
(6)	the amount of the Servicing Fee paid to or retained by the Master Servicer for the related Due Period;
(7)	the amount of Advances for each Loan Group and Seller Interest Shortfall Payments included in the payment on such Payment Date;
(8)	the number and aggregate principal amounts of Mortgage Loans in each Loan Group:
(a)	delinquent (exclusive of Mortgage Loans in foreclosure):

30 to 59 days;

60 to 89 days;

90 or more days, and

(b)	in foreclosure and delinquent:

30 to 59 days;

60 to 89 days;

90 or more days,

in each case as of the close of business on the last day of the calendar month preceding such Payment Date,

(9)

with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Payment Date of such Mortgage Loan and the date of acquisition thereof;

(10)	the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Payment Date;
(11)	any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each Class of Offered Notes on such Payment Date; and
(12)	the amount remaining in the Pre-Funding Account as of such Payment Date.

In addition, within 60 days after the end of each calendar year, the Indenture Trustee will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE ISSUER

The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the short form trust agreement (the “Short Form Trust Agreement”) between the Depositor and the Owner Trustee, as amended and restated by the amended and restated trust agreement (the “Amended Trust Agreement,” and, together with the Short Form Trust Agreement, the “Trust Agreement”), dated as of November 28, 2005 among the Depositor, the Owner Trustee and the certificate registrar and certificate paying agent for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware. The Owner Trustee will be entitled to a $3,000 annual fee, payable from the assets of the Trust.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

THE INDENTURE TRUSTEE

The Bank of New York will be the Indenture Trustee under the Indenture and the Servicing Agreement. The Depositor and Seller may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. Notes may be surrendered at the Corporate Trust Office of the Indenture Trustee located at 101 Barclay Street, New York, New York 10286. Attention: Corporate Trust MBS Administration or at such other addresses as the Indenture Trustee may designate from time to time.

THE SELLER

The Seller is a Maryland business trust, whose address is 1818 Market Street, Philadelphia, Pennsylvania 19103, engaged in the acquisition of residential mortgage loans. The Seller does not originate mortgage loans.

The Mortgage Loans were purchased by the Seller in the ordinary course of its business and will be conveyed to the Depositor, who will, in turn, transfer them to the Trust.

The Seller is a wholly-owned subsidiary of Taberna Realty Finance Trust.

THE INDENTURE

The following summary describes some of the terms of the indenture, dated as of November 30, 2005 (the “Indenture”), between CWABS Trust 2005-HYB9, as issuer (the “Issuer” or the “Trust”) and The Bank of New York, as indenture trustee (the “Indenture Trustee “). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302.

General

The Notes will be issued pursuant to the Indenture. The Notes will be transferable and exchangeable at the designated office of the Indenture Trustee located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3986.

Event of Default

An “Event of Default” is any one of the following: (a) the failure by the Issuer to pay accrued interest on any class of Offered Notes or the Principal Payment Amount with respect to any class of Offered on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Offered Notes, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Offered Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled Payment Date to pay all accrued interest and to reduce the Note Principal Balances of the Notes to zero.

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding, may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) Noteholders representing 100% of the aggregate Note Principal Balance of the Offered Notes then outstanding, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Pass-Through Rates, on the outstanding Note Principal Balance of the Notes at the date of that sale or (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing 66 2/3% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as follows: (i) to amounts owed to the Indenture Trustee, the Owner Trustee and the Master Servicer which have not been previously paid; (ii) to the related Noteholders any interest and principal then due and unpaid, first to the Senior Notes, on a pro rata basis, and second, to the Class M-1 Notes, (iii) to the related Noteholders any Unpaid Realized Loss Amounts and any Net Rate Carryover not previously paid first to the Senior Notes, on a pro rata basis, and second to the Class M-1 Notes, (iv) to the related Noteholders any interest and, if applicable, principal, then due and unpaid, first, to the Class IO Notes, second, to the Class M-2 Notes, third, to the Class B-1 Notes, fourth, to the Class B-2 Notes, fifth, to the Class B-3 Notes, sixth, to the Class B-4 Notes and seventh, to the Class B-5 Notes, (v) to the related Noteholders any Unpaid Realized Loss Amounts and any Net Rate Carryover not previously paid, first, to the Class M-2 Notes, second, to the Class B-1 Notes, third, to the Class B-2 Notes, fourth, to the Class B-3 Notes, fifth, to the Class B-4 Notes and sixth, to the Class B-5 Notes and (vi) to the holders of the Owner Trust Certificates on behalf of the Issuer as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Offered Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a class of Notes, as Indenture Trustee with respect to the other class of Notes, the Issuer will be obligated to appoint a successor Indenture Trustee for the Notes or such class of Notes within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Offered Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on each Class of the Notes generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group with respect to the Senior Notes or the Mortgage Loans with respect to the Subordinated Notes. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. Furthermore, as described under “The Mortgage Pool—Assignment of the Mortgage Loans” with respect to up to 50% of the Initial Mortgage Loans and up to 90% of the Subsequent Mortgage Loans in each Loan Group (the “Delay

Delivery Mortgage Loans”), the Depositor may deliver the related Indenture Trustee’s Mortgage Files after the Closing Date or related Subsequent Transfer Date, as applicable. Should the Seller fail to deliver all or a portion of any such Indenture Trustee’s Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the Indenture Trustee within the time periods described under “The Mortgage Pool—Assignment of the Mortgage Loans” the Seller will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, approximately 27.98%, 33.31%, 23.54%, 19.28% and 33.23% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively, by aggregate principal balance as of the Statistical Calculation Date in that Loan Group, require the payment of a penalty in connection with certain prepayments, generally during the first five years, as applicable, following origination of the related Mortgage Loan. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

Prepayments and Yields for Notes

The extent to which the yield to maturity of the Offered Notes may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group in the case of the Senior Notes and all Loan Groups in the case of the Subordinated Notes. In particular, in the case of a Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Note purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

All of the Statistical Calculation Pool Mortgage Loans are adjustable rate Mortgage Loans. Adjustable rate Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the adjustable rate Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate Mortgage Loans to a lower fixed interest rate. Prepayments on the Three-Year Hybrid Mortgage Loans, Five-Year Hybrid Mortgage Loans and Seven-Year Hybrid Mortgage Loans may differ as they approach their respective First Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

After the related Note Rate Change Date, although the Mortgage Rates on the Mortgage Loans are subject to adjustment, such Mortgage Rates may adjust less frequently than the Note Rates on the Offered Notes and adjust by reference to the Mortgage Index. Changes in One-Year LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One- Year LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Notes. The Mortgage Rate applicable to substantially all of the Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Mortgage Index value with respect to a Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Rate on the Offered Notes. In addition, substantially all of the Mortgage Loans are expected to have Mortgage Rates which will not adjust for a substantial period of time after origination. See “The Mortgage Pool” in this prospectus supplement.

Last Scheduled Payment Date

Assuming that, among other things, no prepayments on the Mortgage Loans and scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received with respect to the Offered Notes, the “Last Scheduled Payment Date”) is the Payment Date in February 2036, which is three months following the month in which the latest stated maturity for any mortgage loan occurs.

The actual final Payment Date with respect to each Class of Offered Notes could occur significantly earlier than its Last Scheduled Payment Date because:

•	prepayments are likely to occur which will be applied to the payment of the Note Principal Balances thereof; and
•

the majority holder of the Owner Trust Certificates may purchase all the mortgage loans when outstanding Stated Principal Balances thereof have declined to 10% or less of the sum of (i) the Initial Cut-off Date Pool Principal Balance and (ii) the Original Pre-Funded Amount (the first such date being the “Optional Termination Date”)

In the event that the Mortgage Loans are purchased by the majority holder of the Owner Trust Certificates, the purchase price will be equal to the aggregate Stated Principal Balance of the Mortgage Loans plus any accrued and unpaid interest at the weighted average of the mortgage rates through the day preceding the Payment Date on which the purchase occurs. The majority holder of the Owner Trust Certificates may be permitted to assign the right to purchase all remaining Mortgage Loans and REO Properties in the Trust as provided in the Sale and Servicing Agreement.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (“Prepayment Models”)

are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

For the Mortgage Loans, the Prepayment Model used in this prospectus supplement (the “Prepayment Vector” or “PV”) is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. For example, with respect to Adjustable Rate Mortgage Loans, 100% PV assumes 25% CPR.

There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

Decrement Tables: Weighted Average Lives

The tables below set forth the percentages of the initial Note Principal Balance of each class of Offered Notes that would be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Notes to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any Offered Note presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (b) adding the results, and (c) dividing the sum by the initial respective Note Principal Balance for such class of Notes.

The following tables have been prepared on the basis of the following assumptions (collectively, the “Modeling Assumptions”):

•	the Mortgage Loans prepay at the indicated percentage of the Prepayment Model;
•	payments on the Notes are received, in cash, on the 20th day of each month, commencing in December 2005, in accordance with the payment priorities defined herein;
•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur;
•

scheduled payments are assumed to be received on the first day of each month commencing in December 2005 and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in November 2005, and include 30 days’ interest thereon;

•	the levels of One-Year LIBOR, Six-Month LIBOR and One-Year CMT remain constant at 4.750% per annum, 4.600% per annum and 4.280% per annum, respectively;
•	the Closing Date for the Notes is November 30, 2005;
•	the Mortgage Rate for each Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of
(a)	the assumed level of the Mortgage Index, and
(b)	the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors),
•

the scheduled monthly payment for each Mortgage Loan, except for the interest only loans during their respective interest only period, is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, as indicated in the table below,

•

any Mortgage Loan with a remaining interest only term greater than zero does not amortize during the remaining interest only term, and at the end of the remaining interest only term, such Mortgage Loan will amortize in amounts sufficient to repay the current balance of that Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest only term based on the applicable amortization method;

•

scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, and

•	the Mortgage Loans have the approximate characteristics described below:

Principal Balance ($)	Loan Group	Current Gross Mortgage Rate (%)	Adjusted Net Mortgage Rate (%)	Remaining Interest Only Period (months)	Age (months)	Remaining Term to Maturity (months)	Index	Gross Margin (%)	Months To Next Rate Adjustment	Adjustment Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Life Cap (%)	Life Floor (%)	Initial Expense Fee	Subsequent Expense Fee
15,430,387.69	1	5.352484	4.868314	N/A	3	357	One-Year LIBOR	2.560522	33	12	3.368195	2.000000	11.370864	2.565739	0.484170	0.484170
95,584,336.22	1	5.800172	5.508237	56	3	357	One-Year LIBOR	2.330661	33	12	3.726231	2.000000	11.800172	2.330661	0.291936	0.291936
3,340,856.56	1	6.104452	5.845452	N/A	2	358	Six-Month LIBOR	2.250000	34	6	6.000000	2.000000	12.104452	2.250000	0.259000	0.259000
2,820,098.83	1	5.558902	5.299902	78	4	356	Six-Month LIBOR	2.250000	32	6	3.151099	1.000000	10.957555	2.250000	0.259000	0.259000
542,577.07	2	5.852175	5.329217	N/A	10	350	One-Year CMT	2.954351	50	12	2.000000	2.000000	11.852175	2.954351	0.522958	0.522958
18,724,166.83	2	5.537923	5.108912	N/A	4	356	One-Year LIBOR	2.389077	56	12	4.506834	2.000000	10.798472	2.389077	0.429011	0.456277
84,771,329.75	2	5.733112	5.369834	62	3	357	One-Year LIBOR	2.291531	57	12	5.136799	2.000000	10.983177	2.291531	0.363278	0.402731
19,658,818.12	2	6.108413	5.753810	N/A	3	357	Six-Month LIBOR	2.584276	57	6	5.077692	1.495118	11.795385	2.665047	0.354603	0.398789
98,168,374.29	2	6.087248	5.704032	86	3	357	Six-Month LIBOR	2.689515	57	6	4.766592	1.334065	11.709495	2.921870	0.383215	0.387432
867,966.07	3	6.335071	6.076071	N/A	2	358	One-Year CMT	2.750000	58	12	5.000000	2.000000	11.335071	2.750000	0.259000	0.384000
57,680,267.52	3	5.602389	5.333252	N/A	2	358	One-Year LIBOR	2.303856	58	12	5.159154	2.000000	10.761543	2.303856	0.269137	0.388646
345,488,766.44	3	5.733608	5.466567	58	2	358	One-Year LIBOR	2.290198	58	12	5.173426	1.998352	10.907034	2.290198	0.267041	0.389271
8,214,247.77	3	6.552328	6.117492	N/A	2	358	Six-Month LIBOR	2.949377	58	6	5.235123	1.646293	12.404206	3.178803	0.434836	0.447582
95,520,325.64	3	6.183874	5.751668	92	2	358	Six-Month LIBOR	2.826908	58	6	4.839342	1.460891	11.953708	2.897930	0.432206	0.432926
2,919,497.81	4	6.243462	5.920673	N/A	2	358	One-Year CMT	2.750000	82	12	5.000000	2.000000	11.243462	2.750000	0.322789	0.384000
19,871,197.70	4	5.811848	5.501111	N/A	2	358	One-Year LIBOR	2.378038	82	12	5.249261	2.000000	11.061109	2.378038	0.310738	0.426139
106,311,126.20	4	6.077415	5.805094	82	2	358	One-Year LIBOR	2.331381	82	12	5.249939	2.000000	11.327353	2.331381	0.272320	0.396967
2,040,115.41	4	5.916369	5.635480	N/A	1	359	Six-Month LIBOR	2.600226	83	6	4.649774	1.000000	11.091482	2.862895	0.280889	0.384000
26,265,300.00	4	5.836470	5.551376	118	0	360	Six-Month LIBOR	2.550587	84	6	4.610246	1.009252	11.045224	2.550587	0.285094	0.384000
9,740,131.00	5	6.052951	5.790913	N/A	1	359	One-Year LIBOR	2.252166	59	12	5.262916	2.000000	11.315867	2.252166	0.262039	0.384000
92,341,266.64	5	6.172515	5.912826	98	1	359	One-Year LIBOR	2.252893	59	12	5.232836	2.000000	11.405351	2.252893	0.259689	0.384000
6,799,307.59	5	6.839808	6.516306	N/A	1	359	Six-Month LIBOR	3.382435	59	6	4.770414	1.197489	12.250835	3.621069	0.323502	0.384000
29,258,466.56	5	6.479304	6.052077	89	2	358	Six-Month LIBOR	2.676784	58	6	5.139452	1.510490	12.096504	2.751380	0.427227	0.439851

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 1-A-1 and Class 1-A-2
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	94	89	73	63	47
November 20, 2007	89	79	53	39	22
November 20, 2008	84	71	39	24	10
November 20, 2009	80	63	29	16	5
November 20, 2010	75	56	22	10	2
November 20, 2011	70	49	16	6	1
November 20, 2012	65	43	12	4	1
November 20, 2013	60	38	9	3	*
November 20, 2014	56	33	6	2	*
November 20, 2015	51	29	5	1	*
November 20, 2016	47	26	3	1	*
November 20, 2017	44	23	2	*	*
November 20, 2018	40	20	2	*	*
November 20, 2019	37	17	1	*	*
November 20, 2020	34	15	1	*	*
November 20, 2021	31	13	1	*	*
November 20, 2022	28	11	*	*	*
November 20, 2023	25	9	*	*	*
November 20, 2024	23	8	*	*	*
November 20, 2025	20	7	*	*	*
November 20, 2026	18	6	*	*	*
November 20, 2027	15	5	*	*	*
November 20, 2028	13	4	*	*	*
November 20, 2029	11	3	*	*	*
November 20, 2030	9	2	*	*	*
November 20, 2031	7	2	*	*	*
November 20, 2032	5	1	*	*	*
November 20, 2033	3	1	*	*	*
November 20, 2034	1	*	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	11.9	7.7	3.2	2.2	1.3

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 2-A-1 and Class 2-A-2
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	94	89	73	63	47
November 20, 2007	89	79	53	39	22
November 20, 2008	84	71	39	24	10
November 20, 2009	79	63	29	16	5
November 20, 2010	75	56	22	10	2
November 20, 2011	70	49	16	7	1
November 20, 2012	66	43	12	4	1
November 20, 2013	61	38	9	3	*
November 20, 2014	57	34	6	2	*
November 20, 2015	52	30	5	1	*
November 20, 2016	48	26	3	1	*
November 20, 2017	45	23	3	*	*
November 20, 2018	41	20	2	*	*
November 20, 2019	38	17	1	*	*
November 20, 2020	35	15	1	*	*
November 20, 2021	32	13	1	*	*
November 20, 2022	29	11	1	*	*
November 20, 2023	26	10	*	*	*
November 20, 2024	23	8	*	*	*
November 20, 2025	21	7	*	*	*
November 20, 2026	18	6	*	*	*
November 20, 2027	16	5	*	*	*
November 20, 2028	13	4	*	*	*
November 20, 2029	11	3	*	*	*
November 20, 2030	9	2	*	*	*
November 20, 2031	7	2	*	*	*
November 20, 2032	5	1	*	*	*
November 20, 2033	3	1	*	*	*
November 20, 2034	1	*	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	12.0	7.8	3.3	2.2	1.3

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 3-A-1-A, Class 3-A-1-B, Class 3-A-2-A and Class 3-A-2-B
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	95	89	73	63	47
November 20, 2007	89	79	53	39	22
November 20, 2008	84	71	39	24	10
November 20, 2009	80	63	29	16	5
November 20, 2010	75	56	22	10	2
November 20, 2011	70	49	16	7	1
November 20, 2012	65	43	12	4	1
November 20, 2013	61	38	9	3	*
November 20, 2014	56	34	6	2	*
November 20, 2015	52	30	5	1	*
November 20, 2016	48	26	3	1	*
November 20, 2017	44	23	3	*	*
November 20, 2018	41	20	2	*	*
November 20, 2019	37	17	1	*	*
November 20, 2020	34	15	1	*	*
November 20, 2021	31	13	1	*	*
November 20, 2022	28	11	*	*	*
November 20, 2023	26	10	*	*	*
November 20, 2024	23	8	*	*	*
November 20, 2025	20	7	*	*	*
November 20, 2026	18	6	*	*	*
November 20, 2027	16	5	*	*	*
November 20, 2028	13	4	*	*	*
November 20, 2029	11	3	*	*	*
November 20, 2030	9	2	*	*	*
November 20, 2031	7	2	*	*	*
November 20, 2032	5	1	*	*	*
November 20, 2033	3	1	*	*	*
November 20, 2034	1	*	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	12.0	7.8	3.3	2.2	1.3

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 4-A-1 and Class 4-A-2
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	94	89	73	63	47
November 20, 2007	89	79	53	39	22
November 20, 2008	84	71	39	24	10
November 20, 2009	80	63	29	16	5
November 20, 2010	75	56	22	10	2
November 20, 2011	71	49	16	7	1
November 20, 2012	67	44	12	4	1
November 20, 2013	62	39	9	3	*
November 20, 2014	58	34	7	2	*
November 20, 2015	53	30	5	1	*
November 20, 2016	49	27	4	1	*
November 20, 2017	45	23	3	*	*
November 20, 2018	42	20	2	*	*
November 20, 2019	38	18	1	*	*
November 20, 2020	35	15	1	*	*
November 20, 2021	32	13	1	*	*
November 20, 2022	29	12	1	*	*
November 20, 2023	26	10	*	*	*
November 20, 2024	24	8	*	*	*
November 20, 2025	21	7	*	*	*
November 20, 2026	19	6	*	*	*
November 20, 2027	16	5	*	*	*
November 20, 2028	14	4	*	*	*
November 20, 2029	12	3	*	*	*
November 20, 2030	9	2	*	*	*
November 20, 2031	7	2	*	*	*
November 20, 2032	5	1	*	*	*
November 20, 2033	3	1	*	*	*
November 20, 2034	2	*	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	12.1	7.8	3.3	2.2	1.3

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class 5-A-1 and Class 5-A-2
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	95	89	73	63	47
November 20, 2007	89	80	53	39	22
November 20, 2008	84	71	39	24	10
November 20, 2009	80	63	29	16	5
November 20, 2010	75	56	22	10	2
November 20, 2011	71	50	16	7	1
November 20, 2012	67	44	12	4	1
November 20, 2013	63	40	9	3	*
November 20, 2014	59	35	7	2	*
November 20, 2015	54	31	5	1	*
November 20, 2016	50	27	4	1	*
November 20, 2017	46	24	3	*	*
November 20, 2018	42	21	2	*	*
November 20, 2019	39	18	1	*	*
November 20, 2020	36	16	1	*	*
November 20, 2021	33	14	1	*	*
November 20, 2022	30	12	1	*	*
November 20, 2023	27	10	*	*	*
November 20, 2024	24	9	*	*	*
November 20, 2025	21	7	*	*	*
November 20, 2026	19	6	*	*	*
November 20, 2027	16	5	*	*	*
November 20, 2028	14	4	*	*	*
November 20, 2029	12	3	*	*	*
November 20, 2030	10	2	*	*	*
November 20, 2031	8	2	*	*	*
November 20, 2032	6	1	*	*	*
November 20, 2033	4	1	*	*	*
November 20, 2034	2	*	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	12.3	7.9	3.3	2.2	1.3

Percent of the Initial Note Principal Balance

at the Respective Percentages of the Prepayment Model

	Class M-1
Payment Date	20%	40%	100%	140%	200%
Initial Percentage	100%	100%	100%	100%	100%
November 20, 2006	100	100	100	100	100
November 20, 2007	100	100	100	93	73
November 20, 2008	99	99	91	75	52
November 20, 2009	99	99	68	49	26
November 20, 2010	99	99	51	31	13
November 20, 2011	98	98	38	20	6
November 20, 2012	97	93	28	13	3
November 20, 2013	96	82	21	8	2
November 20, 2014	94	73	15	5	1
November 20, 2015	92	64	11	3	*
November 20, 2016	88	56	8	2	*
November 20, 2017	84	49	6	1	*
November 20, 2018	79	43	4	1	*
November 20, 2019	74	38	3	1	*
November 20, 2020	67	33	2	*	*
November 20, 2021	62	28	2	*	*
November 20, 2022	56	24	1	*	*
November 20, 2023	50	21	1	*	*
November 20, 2024	45	18	1	*	*
November 20, 2025	40	15	*	*	*
November 20, 2026	35	12	*	*	*
November 20, 2027	31	10	*	*	*
November 20, 2028	26	8	*	*	*
November 20, 2029	22	7	*	*	*
November 20, 2030	18	5	*	*	*
November 20, 2031	14	4	*	*	*
November 20, 2032	10	3	*	*	*
November 20, 2033	6	2	*	*	*
November 20, 2034	3	1	*	*	*
November 20, 2035	0	0	0	0	0
Weighted Average Life to Maturity (in years)	18.4	13.3	6.0	4.5	3.2

Additional Information

The Depositor intends to file certain additional yield tables and other computational materials with respect to the Offered Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Notes against the purchase price of the mortgage loans and to fund the Pre-Funding Account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

It is anticipated that on the Closing Date the trust will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, it is anticipated that on the Closing Date 100% of the Owner Trust Certificates and Class IO, Class M-2 and Class B Notes will be acquired by Taberna Realty Finance Trust, directly or indirectly through one or more qualified REIT subsidiaries thereof or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or its qualified REIT subsidiaries. On the Closing Date, Taberna Realty Finance Trust will represent that (i) it will file with its federal income tax return for its taxable year ended December 31, 2005 an election to be a REIT, (ii) it has been organized in conformity with the requirements for qualification and taxation as a REIT, (iii) it currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, (iv) as of the Closing Date it will own for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries or one or more entities disregarded as entities separate from Taberna Realty Finance Trust or a qualified REIT subsidiary thereof, 100% of the Owner Trust Certificates and Class IO, Class M-2 and Class B Notes, and (v) it intends to maintain its status as a REIT and the status of each other entity necessary for the correctness of clause (iv) as a qualified REIT subsidiary of Taberna Realty Finance Trust or as an entity disregarded as an entity separate from Taberna Realty Finance Trust or any such qualified REIT subsidiary until the earlier of (a) the date on which none of the Notes is outstanding or (b) the date on which Taberna Realty Finance Trust has transferred in a single transaction 100% of the Owner Trust Certificates and Class IO, Class M-2 and Class B Notes (other than Class M-2 Notes and Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the Indenture and the Trust Agreement). For purposes of this discussion, and in rendering the opinions discussed in this prospectus supplement, Thacher Proffitt & Wood LLP has not independently verified the qualification of Taberna Realty Finance Trust as a REIT or the qualification of any entity as a qualified REIT subsidiary or an entity disregarded as an entity separate from a REIT or a qualified REIT subsidiary, but instead has relied solely upon foregoing representations made by Taberna Realty Finance Trust.

In the opinion of Thacher Proffitt & Wood LLP, based on the application of existing law and assuming compliance with the Indenture, the Trust Agreement and other related documents, and based in part on the facts set forth in this prospectus supplement and additional information and representations, for federal income tax purposes, (i) the Offered Notes will be characterized as indebtedness to a Noteholder (other than a Noteholder which is classified for federal income tax purposes as a REIT and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the Equity Securities) and not as representing ownership interests in the trust or equity interests in the Issuer, and (ii) the trust will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, as long as a single entity that is classified for federal income tax purposes as a real estate investment trust within the meaning of Section 856(a) of the Code owns for federal income tax purposes, directly or indirectly through one or more qualified REIT subsidiaries of such real estate investment trust or one or more entities disregarded as entities separate from such real estate investment trust or its qualified REIT subsidiaries, 100% of the Equity Securities. Under the Indenture, the Issuer, the Indenture Trustee and the Noteholders will agree to treat the Offered Notes (other than Notes held by a Noteholder which is classified for federal income tax purposes as a REIT and which owns, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, 100% of the Equity Securities) as indebtedness for federal, state and local income and franchise tax purposes.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the Trust Agreement and the Indenture, no transfer of the Owner Trust Certificates or Class IO, Class M-2 or Class B Notes (other than any Class IO, Class M-2 or Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel) will be permitted, except that (i) 100% of such Owner Trust Certificates and Class IO, Class M-2 and Class B Notes may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, and (ii) such Owner Trust Certificates and Class IO, Class M-2 and Class B Notes may be pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuer as secured indebtedness for federal income tax purposes, and such Owner Trust Certificates and Class IO, Class M-2 and Class B Notes may be transferred under any such related loan agreement or repurchase agreement upon a default under any such indebtedness. For the avoidance of doubt, any Class IO, Class M-2 and Class B Notes with respect to which a “will be debt” opinion has been rendered to the trust by nationally recognized tax counsel will not be subject to the foregoing transfer restrictions.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, one or more REMIC elections will be made with respect to the Issuer at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the trust any REO property at the fair market value, and either restrict foreclosure or sell from the trust any 60 day or more delinquent loan. After a TMP Trigger Event and the related REMIC elections, investment in the Offered Notes will constitute indebtedness for federal income tax purposes and the trust would not be subject to federal income taxation as a corporation. The holders of the Notes will have deemed to have consented to any such REMIC election.

Upon the occurrence of a TMP Trigger Event, the trust will be subject to federal income taxation, as described above, only for the period of time between such TMP Trigger Event and the date the related REMIC elections become effective.

Upon the occurrence of such REMIC elections, Thacher Proffitt & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, the Trust Agreement and other related documents, for federal income tax purposes, the Trust (exclusive of the reserve fund and any Net Rate Carryover) will qualify as multiple REMICs under the Internal Revenue Code of 1986 (the “Code”). The Class A, Class M and Class B Notes (exclusive of any right to receive payments from the reserve fund) will be designated as regular interests in a REMIC and the Owner Trust Certificates will be designated as the sole class of residual interests in each REMIC (collectively “REMIC Securities”). All noteholders are advised to see “Material Income Tax Consequences-Taxation of the REMIC” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Securities.

Upon the occurrence of such REMIC elections, such elections may constitute a "significant modification" of the Offered Notes within the meaning of Treasury Regulations Section 1.1001-3. If such elections were to constitute a “significant modification”, holders of the Offered Notes would be required to treat the elections as resulting in a deemed exchange of their Offered Note for a REMIC regular interest under Code Section 1001 and would be required to recognize as gain or loss the difference between an Offered Noteholder's basis in the Offered Note and the fair market value of the REMIC regular interest at the time of the deemed exchange. Prospective investors should consult their tax advisors with respect to the consequences of a “significant modification”.

The provisions of the Internal Revenue Code pertaining to real estate investment trusts and real estate mortgage investment conduits are highly technical and complex. If the REMIC elections subsequent to a TMP Trigger event were not respected, and if Taberna Realty Finance Trust were to fail to qualify as a real estate investment trust, or if Equity Securities were transferred so that they were held other than by a single entity that qualified for federal income tax purposes as a real estate investment trust, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, the trust could become subject to federal income tax as though it were a corporation. In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the Notes would be reduced.

The remainder of this discussion assumes that the Offered Notes are properly characterized as indebtedness for federal income tax purposes.

The Offered Notes will not be treated as having been issued with “original issue discount” (“OID”). It is unclear whether, upon the occurrence of a TMP Trigger Event and the related REMIC elections, whether such elections will require the accrual of OID. See “Material Federal Income Tax Consequences” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as these Notes. In addition, there is considerable uncertainty concerning the application of the OID Regulations to debt instruments that provide for payments based on an adjustable rate such as the Offered Notes. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes, each of which has an interest rate that adjusts from a fixed to a floating rate after a certain Payment Date, should be treated as issued with, or issued with a different amount of, original issue discount, as applicable, or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such Notes.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the Offered Notes should see “Material Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

OTHER TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements described in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (together referred to as “Plans”).

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on plan fiduciaries general fiduciary requirements, including the duties of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a plan’s assets, (referred to as “Plan Assets”) and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing plan. If the Mortgage Loans and other assets included in the trust were to constitute Plan Assets of the Trust, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a plan “fiduciary,” and subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits plans to which it applies from engaging in “prohibited transactions” under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called parties in interest, unless a statutory or administrative exemption is available.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Offered Notes if the Mortgage Loans and other assets included in the Trust are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated the DOL regulations (29 C.F.R. 2510.3-10) (“Plan Assets Regulation”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a Trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Assets Regulation, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a plan as well as an interest in the underlying assets of the entity in which a plan acquires an interest (such as the Mortgage Loans and other assets included in the Trust). The term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Because the Depositor, the Owner Trustee, the Indenture Trustee, a holder of a Owner Trust Certificate or any of their respective affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code unless an exemption were available. Whether or not the Mortgage Loans and other assets of the Trust were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Depositor, the Owner Trustee, the Indenture Trustee, the Initial Purchaser, a holder of an Owner Trust Certificate or any of their respective affiliates is a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class and regulatory exemptions which exempt certain transactions if the conditions are met. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

Although there is no authority directly on point, the Issuer believes that, at the date of this prospectus supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Issuer also believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the Offered Notes, the subsequent transfer of such Notes or any interest therein to a

Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted. A prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets of a Plan to effect such transfer, is required to provide written confirmation (or in the case of any Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, and agrees to so treat such Notes and that the acquisition and holding of such Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Regardless of the rating of the Offered Notes, a prospective purchaser or transferee may instead provide the Indenture Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Owner Trustee or the Initial Purchaser which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee or the Owner Trustee to any obligation in addition to those undertaken in the Indenture.

Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code (and in the case of non-ERISA plans and arrangements, any additional federal, state or local law considerations) before making the proposed investment.

The sale of the Offered Notes to a plan is in no respect a representation by the Depositor or the Indenture Trustee that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Countrywide Securities Corporation (the “Underwriter”) (an affiliate of the Depositor, Countrywide Home Loans and the Master Servicer), the Depositor has agreed to sell the Offered Notes to the Underwriter, and the Underwriter has agreed to purchase from the Depositor 100% of the initial Note Principal Balance of each class of the Offered Notes.

The Depositor has been advised by the Underwriter that it intends to make a market in the Classes of Offered Notes purchased by it but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

Until the distribution of the Offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the

Offered Notes. In addition, neither the Depositor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor, Countrywide Home Loans and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition of the issuance of the Offered Notes that each Class of Notes be assigned the ratings at least as high as those designated below by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s” and together with S&P, the “Rating Agencies”).

Class	S&P’s Rating	Moody’s Rating
1-A-1	AAA	Aaa
1-A-2	AAA	Aaa
2-A-1	AAA	Aaa
2-A-2	AAA	Aaa
3-A-1-A	AAA	Aaa
3-A-1-B	AAA	Aaa
3-A-2-A	AAA	Aaa
3-A-2-B	AAA	Aaa
4-A-1	AAA	Aaa
4-A-2	AAA	Aaa
5-A-1	AAA	Aaa
5-A-2	AAA	Aaa
M-1	AA+	Aa2
M-2	AA	Aa2
B-1	A	A2
B-2	BBB	Baa2
B-3	BB	NR
B-4	B	NR
B-5	NR	NR
1-IO	AA	Aa2
2-IO	AA	Aa2
3-IO	AA	Aa2
4-IO	AA	Aa2
5-IO	AA	Aa2

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than S&P and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

ANNEX A

THE MORTGAGE POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Statistical Calculation Pool Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the Statistical Calculation Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding.

Mortgage Loan Programs for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3/27 LIB6M	$3,340,857	14	2.85%	$238,633	6.104%	358	719	78.8%
3/27 LIB6M - IO	2,820,099	13	2.41	216,931	5.559	356	714	75.6
3/1 LIB12M	15,430,388	49	13.17	314,906	5.352	357	731	72.6
3/1 LIB12M - IO	95,584,336	237	81.57	403,309	5.800	357	735	75.1
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$50,000.01 - $100,000.00	$767,881	9	0.66%	$85,320	6.202%	356	742	75.0%
$100,000.01 - $150,000.00	4,541,265	35	3.88	129,750	5.826	357	721	78.3
$150,000.01 - $200,000.00	6,035,391	35	5.15	172,440	5.781	357	716	80.7
$200,000.01 - $250,000.00	7,131,824	32	6.09	222,869	5.682	357	717	78.7
$250,000.01 - $300,000.00	7,808,296	28	6.66	278,868	5.781	357	723	79.7
$300,000.01 - $350,000.00	6,484,750	20	5.53	324,237	5.860	357	720	76.5
$350,000.01 - $400,000.00	11,245,580	30	9.60	374,853	5.902	357	725	75.2
$400,000.01 - $450,000.00	14,104,246	33	12.04	427,401	5.735	357	726	75.3
$450,000.01 - $500,000.00	11,748,609	25	10.03	469,944	5.763	357	736	73.5
$500,000.01 - $550,000.00	7,787,859	15	6.65	519,191	5.944	357	741	79.7
$550,000.01 - $600,000.00	6,428,485	11	5.49	584,408	5.692	357	751	78.3
$600,000.01 - $650,000.00	8,269,653	13	7.06	636,127	5.698	357	743	73.0
$650,000.01 - $700,000.00	3,371,362	5	2.88	674,272	5.424	357	769	77.1
$700,000.01 - $750,000.00	1,480,600	2	1.26	740,300	5.812	358	775	80.0
$750,000.01 - $1,000,000.00	16,472,408	18	14.06	915,134	5.514	356	739	68.0
$1,000,000.01 - $1,500,000.00	1,499,610	1	1.28	1,499,610	6.250	356	721	72.3
$1,500,000.01 - $2,000,000.00	1,997,862	1	1.71	1,997,862	5.625	359	771	47.1
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately $374,363.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.501 - 4.000	$223,947	1	0.19%	$223,947	4.000%	357	632	90.0%
4.001 - 4.500	3,766,996	7	3.21	538,142	4.475	355	754	61.0
4.501 - 5.000	12,090,971	31	10.32	390,031	4.889	357	736	73.4
5.001 - 5.500	26,899,511	72	22.96	373,604	5.372	357	737	73.2
5.501 - 6.000	41,043,729	109	35.03	376,548	5.832	357	736	75.5
6.001 - 6.500	25,597,982	66	21.85	387,848	6.266	358	724	76.5
6.501 - 7.000	6,488,420	23	5.54	282,105	6.820	357	725	80.6
7.001 - 7.500	1,064,124	4	0.91	266,031	7.200	358	713	86.9
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 5.744% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$1,626,750	5	1.39%	$325,350	6.305%	360	709	74.6%
359	14,081,649	38	12.02	370,570	5.858	359	738	72.4
358	34,585,615	84	29.52	411,734	6.002	358	728	77.2
357	27,341,757	74	23.33	369,483	5.611	357	733	75.9
356	24,282,978	70	20.72	346,900	5.634	356	735	74.0
355	10,034,628	28	8.56	358,380	5.580	355	738	72.2
354	2,490,941	7	2.13	355,849	4.962	354	725	67.2
353	2,345,087	4	2.00	586,272	5.031	353	759	74.0
352	240,774	2	0.21	120,387	6.806	352	714	95.0
348	145,500	1	0.12	145,500	5.000	348	716	80.0
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 357 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 50.00	$5,473,200	12	4.67%	$456,100	5.382%	357	748	43.9%
50.01 - 55.00	1,527,159	4	1.30	381,790	5.458	356	743	53.3
55.01 - 60.00	6,140,692	11	5.24	558,245	5.294	357	730	58.0
60.01 - 65.00	6,948,940	15	5.93	463,263	5.511	356	727	63.7
65.01 - 70.00	9,531,147	25	8.13	381,246	5.605	357	734	68.1
70.01 - 75.00	14,720,109	30	12.56	490,670	5.839	357	727	73.5
75.01 - 80.00	61,226,766	165	52.25	371,071	5.830	357	737	79.7
80.01 - 85.00	1,366,982	4	1.17	341,746	5.741	357	722	84.8
85.01 - 90.00	6,892,067	32	5.88	215,377	5.927	357	717	89.4
90.01 - 95.00	3,348,618	15	2.86	223,241	5.816	357	722	94.9
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 74.92%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$108,761	1	0.09%	$108,761	5.500%	358	711	88.3%
Arizona	5,494,138	18	4.69	305,230	5.763	357	743	80.0
California	50,718,330	107	43.28	474,003	5.768	357	731	73.2
Colorado	3,179,340	11	2.71	289,031	5.341	356	737	73.0
Connecticut	1,320,540	3	1.13	440,180	5.206	355	691	59.6
District of Columbia	157,500	1	0.13	157,500	6.250	356	752	89.0
Florida	17,063,596	51	14.56	334,580	5.795	357	739	75.1
Georgia	1,615,035	9	1.38	179,448	5.252	356	738	82.9
Hawaii	1,869,976	5	1.60	373,995	5.586	356	710	80.9
Iowa	87,374	1	0.07	87,374	7.125	352	727	95.0
Idaho	211,981	1	0.18	211,981	5.625	356	726	80.0
Illinois	2,916,920	7	2.49	416,703	5.884	357	693	75.1
Indiana	883,945	4	0.75	220,986	5.403	357	727	87.5
Kansas	615,000	1	0.52	615,000	5.875	357	755	73.1
Kentucky	450,994	3	0.38	150,331	5.811	356	703	78.7
Massachusetts	1,787,897	3	1.53	595,966	5.747	356	788	81.7
Maryland	2,124,902	4	1.81	531,226	6.022	358	729	72.2
Michigan	1,793,876	6	1.53	298,979	5.763	357	720	66.1
Minnesota	657,353	2	0.56	328,676	5.759	358	762	77.7
Missouri	246,353	1	0.21	246,353	5.500	354	670	80.0
North Carolina	2,214,870	4	1.89	553,718	5.237	358	748	75.7
New Jersey	880,000	1	0.75	880,000	6.000	357	718	80.0
New Mexico	129,727	1	0.11	129,727	6.000	356	757	89.8
Nevada	7,224,207	23	6.17	314,096	5.883	356	735	77.5
New York	2,096,984	6	1.79	349,497	6.010	358	731	74.6
Ohio	970,000	5	0.83	194,000	5.230	357	715	77.6
Oregon	1,066,970	5	0.91	213,394	5.731	358	749	76.8
Pennsylvania	89,664	1	0.08	89,664	6.375	356	712	90.0
Rhode Island	460,000	1	0.39	460,000	5.750	358	726	80.0
South Carolina	355,633	1	0.30	355,633	6.000	355	702	80.0
Tennessee	477,806	2	0.41	238,903	7.000	358	705	89.1
Texas	773,193	3	0.66	257,731	5.584	357	716	83.1
Utah	449,470	3	0.38	149,823	5.990	358	684	76.3
Virginia	2,869,600	6	2.45	478,267	5.943	358	749	74.0
Washington	2,287,141	7	1.95	326,734	5.246	356	754	73.6
Wisconsin	1,155,738	3	0.99	385,246	5.600	358	771	72.1
West Virginia	370,864	2	0.32	185,432	5.171	357	725	85.7
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
621 - 640	$1,721,405	7	1.47%	$245,915	5.634%	358	628	83.0%
641 - 660	2,997,431	12	2.56	249,786	5.634	357	652	76.1
661 - 680	9,190,312	29	7.84	316,907	6.082	357	667	74.9
681 - 700	6,677,951	20	5.70	333,898	5.538	357	692	73.0
701 - 720	20,951,530	61	17.88	343,468	5.900	357	710	76.0
721 - 740	23,460,801	57	20.02	411,593	5.850	357	731	76.1
741 - 760	22,673,549	61	19.35	371,698	5.610	357	751	76.1
761 - 780	14,981,129	30	12.79	499,371	5.612	357	771	69.6
781 - 800	9,940,427	26	8.48	382,324	5.585	357	787	74.6
801 - 820	4,581,144	10	3.91	458,114	5.664	357	806	75.2
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 733.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$114,575,967	301	97.78%	$380,651	5.733%	357	734	74.5%
3.001 - 4.000	2,599,712	12	2.22	216,643	6.248	357	695	93.5
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 2.357%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
November 2007	$145,500	1	0.12%	$145,500	5.000%	348	716	80.0%
March 2008	240,774	2	0.21	120,387	6.806	352	714	95.0
April 2008	2,345,087	4	2.00	586,272	5.031	353	759	74.0
May 2008	2,490,941	7	2.13	355,849	4.962	354	725	67.2
June 2008	10,034,628	28	8.56	358,380	5.580	355	738	72.2
July 2008	24,282,978	70	20.72	346,900	5.634	356	735	74.0
August 2008	27,341,757	74	23.33	369,483	5.611	357	733	75.9
September 2008	34,585,615	84	29.52	411,734	6.002	358	728	77.2
October 2008	14,081,649	38	12.02	370,570	5.858	359	738	72.4
November 2008	1,626,750	5	1.39	325,350	6.305	360	709	74.6
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date is 33 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 - 10.000	$369,447	2	0.32%	$184,723	4.394%	353	665	86.1%
10.001 - 11.000	16,711,560	43	14.26	388,641	4.843	356	740	70.9
11.001 - 12.000	67,192,883	175	57.34	383,959	5.654	357	737	74.5
12.001 - 13.000	31,837,666	89	27.17	357,727	6.374	358	724	77.3
13.001 - 14.000	1,064,124	4	0.91	266,031	7.200	358	713	86.9
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 11.732% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.000	$65,043,485	199	55.51%	$326,852	5.761%	357	732	76.7%
3.000	902,010	4	0.77	225,503	5.349	353	711	73.5
4.000	1,550,357	8	1.32	193,795	5.729	356	724	80.9
6.000	49,679,827	102	42.40	487,057	5.729	357	735	72.4
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 3.730%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans in Loan Group 1*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$2,820,099	13	2.41%	$216,931	5.559%	356	714	75.6%
2.000	114,355,580	300	97.59	381,185	5.749	357	734	74.9
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

________________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 1.976%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans in Loan Group 1*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$114,575,967	301	97.78%	$380,651	5.733%	357	734	74.5%
3.001 - 4.000	2,599,712	12	2.22	216,643	6.248	357	695	93.5
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 2.357% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence (detached)	$73,721,329	194	62.92%	$380,007	5.810%	357	729	74.3%
Planned Unit Development (detached)	23,755,110	68	20.27	349,340	5.507	356	740	77.0
Condominium	14,112,010	42	12.04	336,000	5.748	357	736	76.5
High-Rise Condominium	3,273,295	5	2.79	654,659	5.536	357	757	69.2
Two- to Four- Family Residence	2,313,936	4	1.97	578,484	6.346	357	734	72.3
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$97,863,639	255	83.52%	$383,779	5.736%	357	731	75.0%
Secondary Residence	12,566,421	36	10.72	349,067	5.569	357	751	76.2
Investment Property	6,745,620	22	5.76	306,619	6.190	358	728	71.4
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

__________________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans in Loan Group 1

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$67,256,830	156	57.40%	$431,134	5.785%	357	742	77.8%
Refinance - Rate/Term	25,487,228	87	21.75	292,957	5.689	357	724	72.9
Refinance - Cash Out	24,431,621	70	20.85	349,023	5.688	357	718	69.0
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 1

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
REDUCED	$40,353,017	102	34.44%	$395,618	5.984%	357	726	75.3%
PREFERRED	37,523,545	92	32.02	407,865	5.708	357	743	74.5
FULL/ALT	33,183,404	97	28.32	342,097	5.386	357	734	75.0
NINA	4,372,685	17	3.73	257,217	6.323	358	714	73.8
NO RATIO	1,743,028	5	1.49	348,606	6.337	359	708	77.4
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans in Loan Group 1

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$84,390,769	197	72.02%	$428,380	5.722%	357	739	73.5%
12	4,615,563	13	3.94	355,043	5.331	357	715	78.7
24	220,000	1	0.19	220,000	7.000	356	687	80.0
36	24,340,838	88	20.77	276,600	5.943	357	720	79.2
60	3,608,509	14	3.08	257,751	5.363	356	713	74.8
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans in Loan Group 1

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
24	$145,500	1	0.12%	$145,500	5.000%	348	716	80.0%
28	240,774	2	0.21	120,387	6.806	352	714	95.0
29	2,345,087	4	2.00	586,272	5.031	353	759	74.0
30	2,490,941	7	2.13	355,849	4.962	354	725	67.2
31	10,034,628	28	8.56	358,380	5.580	355	738	72.2
32	24,282,978	70	20.72	346,900	5.634	356	735	74.0
33	27,341,757	74	23.33	369,483	5.611	357	733	75.9
34	34,585,615	84	29.52	411,734	6.002	358	728	77.2
35	14,081,649	38	12.02	370,570	5.858	359	738	72.4
36	1,626,750	5	1.39	325,350	6.305	360	709	74.6
Total/Weighted Average	$117,175,679	313	100.00%	$374,363	5.744%	357	733	74.9%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans in Loan Group 2

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
5/1 CMT1Y	$542,577	2	0.24%	$271,289	5.852%	350	686	85.3%
5/25 LIB6M	19,658,818	107	8.86	183,727	6.108	357	716	73.9
5/25 LIB6M - IO	98,168,374	445	44.25	220,603	6.087	357	727	73.8
5/1 LIB12M	18,724,167	97	8.44	193,033	5.538	356	714	77.5
5/1 LIB12M - IO	84,771,330	395	38.21	214,611	5.733	357	720	77.6
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$0.01 - $50,000.00	$49,812	1	0.02%	$49,812	7.500%	355	626	66.7%
$50,000.01 - $100,000.00	4,744,017	55	2.14	86,255	5.964	357	732	74.1
$100,000.01 - $150,000.00	29,858,185	234	13.46	127,599	6.067	357	727	77.1
$150,000.01 - $200,000.00	40,857,002	233	18.42	175,352	5.892	357	722	75.6
$200,000.01 - $250,000.00	43,121,188	191	19.44	225,765	5.841	357	721	76.1
$250,000.01 - $300,000.00	43,169,779	157	19.46	274,967	5.849	357	718	75.4
$300,000.01 - $350,000.00	39,868,203	123	17.97	324,132	5.883	357	726	76.2
$350,000.01 - $400,000.00	14,568,650	40	6.57	364,216	5.998	358	714	71.1
$400,000.01 - $450,000.00	2,496,071	6	1.13	416,012	5.878	358	704	75.9
$450,000.01 - $500,000.00	905,899	2	0.41	452,950	6.376	357	757	75.0
$500,000.01 - $550,000.00	1,596,461	3	0.72	532,154	6.049	358	721	74.5
$600,000.01 - $650,000.00	630,000	1	0.28	630,000	5.625	358	757	72.8
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately $212,108.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.501 - 4.000	$231,846	1	0.10%	$231,846	4.000%	355	745	80.5%
4.001 - 4.500	1,001,533	5	0.45	200,307	4.500	349	734	69.2
4.501 - 5.000	11,718,160	57	5.28	205,582	4.912	354	713	75.5
5.001 - 5.500	47,500,843	212	21.41	224,061	5.364	357	728	74.3
5.501 - 6.000	83,487,871	382	37.63	218,555	5.828	357	729	74.2
6.001 - 6.500	49,804,323	249	22.45	200,017	6.326	358	714	77.0
6.501 - 7.000	27,350,713	134	12.33	204,110	6.753	358	707	79.5
7.001 - 7.500	49,812	1	0.02	49,812	7.500	355	626	66.7
8.001 - 8.500	534,980	4	0.24	133,745	8.252	358	713	91.7
8.501 - 9.000	185,186	1	0.08	185,186	8.625	358	685	100.0
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 5.907% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$806,700	5	0.36%	$161,340	6.124%	360	722	60.4%
359	22,297,971	106	10.05	210,358	6.002	359	717	75.1
358	109,693,634	499	49.44	219,827	5.961	358	722	74.9
357	54,885,454	262	24.74	209,486	5.907	357	725	78.1
356	20,145,709	105	9.08	191,864	5.850	356	727	75.2
355	5,435,251	26	2.45	209,048	5.659	355	727	75.0
354	1,471,697	8	0.66	183,962	5.965	354	678	81.8
353	1,066,264	5	0.48	213,253	5.389	353	716	75.5
352	608,820	3	0.27	202,940	5.673	352	684	74.8
351	231,879	1	0.10	231,879	5.875	351	791	80.0
350	557,705	3	0.25	185,902	4.717	350	662	61.8
349	789,950	3	0.36	263,317	4.818	349	707	69.7
348	1,139,424	6	0.51	189,904	4.614	348	726	66.0
347	1,455,477	6	0.66	242,580	5.050	347	712	69.7
346	526,606	4	0.24	131,651	5.210	346	692	73.5
345	408,634	2	0.18	204,317	5.318	345	672	80.0
344	187,701	1	0.08	187,701	5.000	344	695	67.2
343	156,392	1	0.07	156,392	4.875	343	755	76.9
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 357 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 50.00	$8,329,763	43	3.75%	$193,715	5.665%	358	728	37.1%
50.01 - 55.00	4,769,597	21	2.15	227,124	5.610	356	721	52.2
55.01 - 60.00	5,679,537	25	2.56	227,181	5.681	357	716	58.1
60.01 - 65.00	17,240,535	69	7.77	249,863	5.824	357	721	63.7
65.01 - 70.00	18,614,136	87	8.39	213,956	5.990	357	711	69.0
70.01 - 75.00	18,491,476	81	8.33	228,290	5.910	357	708	74.0
75.01 - 80.00	124,699,358	600	56.20	207,832	5.911	357	728	79.8
80.01 - 85.00	2,076,066	10	0.94	207,607	5.729	355	717	83.4
85.01 - 90.00	12,986,079	64	5.85	202,907	6.033	357	708	89.6
90.01 - 95.00	7,905,948	41	3.56	192,828	6.100	357	713	94.9
95.01 - 100.00	1,072,771	5	0.48	214,554	7.005	358	705	100.0
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 75.62%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$1,013,980	6	0.46%	$168,997	5.317%	357	766	84.5%
Arizona	15,289,783	79	6.89	193,542	5.982	358	723	76.2
California	63,093,729	237	28.44	266,218	5.845	357	723	68.9
Colorado	8,123,912	45	3.66	180,531	5.687	357	726	78.5
Connecticut	1,766,583	9	0.80	196,287	5.919	357	718	78.6
District of Columbia	331,441	1	0.15	331,441	6.875	358	646	80.0
Delaware	505,159	2	0.23	252,579	5.168	354	687	76.5
Florida	19,145,144	106	8.63	180,615	6.368	358	724	79.9
Georgia	11,529,368	68	5.20	169,550	5.853	357	729	79.7
Hawaii	6,024,873	17	2.72	354,404	5.905	357	715	75.3
Idaho	1,569,863	11	0.71	142,715	5.961	358	739	78.1
Illinois	8,115,345	39	3.66	208,086	5.928	357	720	79.3
Indiana	891,601	5	0.40	178,320	5.366	355	689	69.6
Kansas	659,983	4	0.30	164,996	6.013	358	696	79.3
Kentucky	261,019	2	0.12	130,509	5.484	358	692	86.5
Louisiana	496,516	4	0.22	124,129	5.987	357	723	80.0
Massachusetts	4,809,964	18	2.17	267,220	6.328	357	727	71.7
Maryland	5,282,721	23	2.38	229,684	6.024	357	711	79.0
Maine	107,161	1	0.05	107,161	5.500	354	719	69.7
Michigan	3,560,464	22	1.60	161,839	5.904	356	722	78.6
Minnesota	4,775,799	23	2.15	207,643	5.775	357	730	80.0
Missouri	3,145,527	19	1.42	165,554	6.162	357	713	84.9
Mississippi	224,880	2	0.10	112,440	6.257	358	766	80.0
Montana	140,108	1	0.06	140,108	5.750	356	787	80.0
North Carolina	3,495,954	21	1.58	166,474	5.835	357	728	79.0
North Dakota	266,320	1	0.12	266,320	5.625	358	766	80.0
Nebraska	91,777	1	0.04	91,777	6.000	358	668	80.0
New Hampshire	1,682,086	8	0.76	210,261	5.637	354	671	73.7
New Jersey	3,697,896	16	1.67	231,119	5.906	357	715	74.3
New Mexico	293,195	2	0.13	146,598	5.604	357	754	80.0
Nevada	16,750,337	72	7.55	232,644	5.656	357	718	79.2
New York	2,507,525	8	1.13	313,441	6.200	357	691	76.7
Ohio	1,814,108	14	0.82	129,579	6.343	358	730	83.5
Oregon	4,016,816	22	1.81	182,583	6.103	358	725	76.9
Pennsylvania	1,843,122	10	0.83	184,312	5.631	357	706	82.7
Rhode Island	433,858	2	0.20	216,929	4.602	349	718	72.4
South Carolina	1,253,577	8	0.57	156,697	6.060	356	732	83.6
Tennessee	2,056,523	15	0.93	137,102	5.943	358	724	80.8
Texas	2,070,564	15	0.93	138,038	5.903	358	734	79.4
Utah	3,256,690	20	1.47	162,834	5.878	357	735	79.6
Virginia	6,514,530	26	2.94	250,559	5.753	357	723	73.7
Washington	7,884,516	35	3.55	225,272	5.800	358	723	78.3
Wisconsin	652,449	4	0.29	163,112	5.631	351	703	74.2
West Virginia	284,500	1	0.13	284,500	6.000	358	672	89.7
Wyoming	134,000	1	0.06	134,000	6.125	356	663	80.0
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
581 - 600	$390,000	1	0.18%	$390,000	6.500%	356	594	52.4%
601 - 620	2,914,254	12	1.31	242,854	5.787	357	616	70.6
621 - 640	5,569,319	26	2.51	214,205	5.831	358	631	78.7
641 - 660	13,912,436	64	6.27	217,382	5.987	357	650	73.8
661 - 680	20,300,630	96	9.15	211,465	6.053	357	671	76.0
681 - 700	28,645,960	136	12.91	210,632	5.984	357	691	76.1
701 - 720	32,449,417	149	14.63	217,781	6.028	357	711	76.2
721 - 740	33,982,749	162	15.32	209,770	5.867	357	730	77.2
741 - 760	35,225,341	166	15.88	212,201	5.814	357	751	75.3
761 - 780	25,951,741	124	11.70	209,288	5.813	357	770	75.3
781 - 800	15,727,158	75	7.09	209,695	5.785	357	789	72.5
801 - 820	6,796,262	35	3.06	194,179	5.805	357	806	76.0
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 722.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$186,273,457	882	83.96%	$211,194	5.854%	357	723	75.8%
3.001 - 4.000	32,520,168	149	14.66	218,256	6.152	358	716	74.7
4.001 - 5.000	1,921,256	11	0.87	174,660	6.546	357	695	77.7
5.001 - 6.000	1,150,385	4	0.52	287,596	6.433	358	704	71.8
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 2.503%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
June 2009	$156,392	1	0.07%	$156,392	4.875%	343	755	76.9%
July 2009	187,701	1	0.08	187,701	5.000	344	695	67.2
August 2009	408,634	2	0.18	204,317	5.318	345	672	80.0
September 2009	526,606	4	0.24	131,651	5.210	346	692	73.5
October 2009	1,455,477	6	0.66	242,580	5.050	347	712	69.7
November 2009	1,139,424	6	0.51	189,904	4.614	348	726	66.0
December 2009	789,950	3	0.36	263,317	4.818	349	707	69.7
January 2010	557,705	3	0.25	185,902	4.717	350	662	61.8
February 2010	231,879	1	0.10	231,879	5.875	351	791	80.0
March 2010	608,820	3	0.27	202,940	5.673	352	684	74.8
April 2010	1,066,264	5	0.48	213,253	5.389	353	716	75.5
May 2010	1,471,697	8	0.66	183,962	5.965	354	678	81.8
June 2010	5,435,251	26	2.45	209,048	5.659	355	727	75.0
July 2010	20,145,709	105	9.08	191,864	5.850	356	727	75.2
August 2010	54,885,454	262	24.74	209,486	5.907	357	725	78.1
September 2010	109,693,634	499	49.44	219,827	5.961	358	722	74.9
October 2010	22,297,971	106	10.05	210,358	6.002	359	717	75.1
November 2010	806,700	5	0.36	161,340	6.124	360	722	60.4
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date is 57 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 - 10.000	$10,503,695	52	4.73%	$201,994	4.872%	353	719	74.9%
10.001 - 11.000	82,281,294	383	37.09	214,834	5.596	357	729	77.2
11.001 - 12.000	82,482,998	382	37.18	215,924	6.015	357	721	73.1
12.001 - 13.000	45,010,772	220	20.29	204,594	6.481	358	712	77.3
13.001 - 14.000	866,341	4	0.39	216,585	5.804	356	687	72.6
14.001 - 15.000	720,166	5	0.32	144,033	8.348	358	706	93.9
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 11.363% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.000	$6,795,557	31	3.06%	$219,212	5.527%	357	681	80.5%
3.000	30,994,405	149	13.97	208,016	6.154	358	719	72.1
5.000	122,350,995	587	55.15	208,434	5.773	357	724	77.5
6.000	61,724,309	279	27.82	221,234	6.090	358	723	73.1
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 4.907%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans in Loan Group 2*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$75,006,807	360	33.81%	$208,352	6.093%	357	725	74.8%
1.500	584,684	2	0.26	292,342	6.375	357	669	70.0
2.000	146,273,775	684	65.93	213,851	5.810	357	721	76.1
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

________________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 1.661%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans in Loan Group 2*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$181,203,036	845	81.67%	$214,441	5.844%	357	723	75.7%
3.001 - 4.000	31,733,700	145	14.30	218,853	6.168	358	714	74.5
4.001 - 5.000	850,036	4	0.38	212,509	6.457	357	728	84.0
5.001 - 6.000	3,149,490	20	1.42	157,474	5.903	357	723	77.3
6.001 - 7.000	4,929,005	32	2.22	154,031	6.438	357	727	76.4
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 2.613% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence (detached)	$115,697,179	565	52.15%	$204,774	5.922%	357	718	75.0%
Planned Unit Development (detached)	58,410,214	272	26.33	214,743	5.855	358	728	77.6
Condominium	34,130,155	163	15.38	209,387	5.881	357	730	76.7
Two- to Four-Family Residence	12,643,259	42	5.70	301,030	6.098	357	713	69.3
High-Rise Condominium	984,459	4	0.44	246,115	5.608	358	733	73.5
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$155,108,900	704	69.91%	$220,325	5.850%	357	718	76.0%
Investment Property	43,828,411	232	19.75	188,916	6.155	357	727	72.3
Secondary Residence	22,927,956	110	10.33	208,436	5.817	357	743	79.4
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

___________________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans in Loan Group 2

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$141,282,564	692	63.68%	$204,166	5.942%	357	732	79.0%
Refinance - Cash Out	59,645,863	254	26.88	234,826	5.891	357	702	68.2
Refinance - Rate/Term	20,936,839	100	9.44	209,368	5.713	357	709	74.4
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 2

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
REDUCED	$100,713,113	458	45.39%	$219,898	6.071%	358	725	76.0%
FULL/ALT	64,232,287	329	28.95	195,235	5.665	357	714	78.3
NINA	31,543,973	144	14.22	219,055	6.075	357	719	69.3
PREFERRED	18,139,303	82	8.18	221,211	5.568	357	753	79.8
SISA	4,499,781	21	2.03	214,275	6.134	357	688	64.6
NO RATIO	2,502,973	11	1.13	227,543	5.507	354	705	60.5
STREAMLINE	233,836	1	0.11	233,836	5.000	358	601	80.0
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans in Loan Group 2

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0	$147,962,198	689	66.69%	$214,749	5.840%	357	723	76.8%
6	338,000	1	0.15	338,000	6.750	359	735	65.0
7	3,539,449	16	1.60	221,216	6.113	357	724	66.6
12	20,555,955	94	9.27	218,680	6.058	357	725	73.0
24	9,494,004	41	4.28	231,561	6.061	358	717	68.9
36	36,777,627	188	16.58	195,626	6.019	357	716	74.9
60	3,198,032	17	1.44	188,120	5.971	358	713	77.8
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans in Loan Group 2

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
43	$156,392	1	0.07%	$156,392	4.875%	343	755	76.9%
44	187,701	1	0.08	187,701	5.000	344	695	67.2
45	408,634	2	0.18	204,317	5.318	345	672	80.0
46	526,606	4	0.24	131,651	5.210	346	692	73.5
47	1,455,477	6	0.66	242,580	5.050	347	712	69.7
48	1,139,424	6	0.51	189,904	4.614	348	726	66.0
49	789,950	3	0.36	263,317	4.818	349	707	69.7
50	557,705	3	0.25	185,902	4.717	350	662	61.8
51	231,879	1	0.10	231,879	5.875	351	791	80.0
52	608,820	3	0.27	202,940	5.673	352	684	74.8
53	1,066,264	5	0.48	213,253	5.389	353	716	75.5
54	1,471,697	8	0.66	183,962	5.965	354	678	81.8
55	5,435,251	26	2.45	209,048	5.659	355	727	75.0
56	20,145,709	105	9.08	191,864	5.850	356	727	75.2
57	54,885,454	262	24.74	209,486	5.907	357	725	78.1
58	109,693,634	499	49.44	219,827	5.961	358	722	74.9
59	22,297,971	106	10.05	210,358	6.002	359	717	75.1
60	806,700	5	0.36	161,340	6.124	360	722	60.4
Total/Weighted Average	$221,865,266	1,046	100.00%	$212,108	5.907%	357	722	75.6%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans in Loan Group 3

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5/1 CMT1Y	$867,966	2	0.17%	$433,983	6.335%	358	719	79.3%
5/25 LIB6M	8,214,248	22	1.62	373,375	6.552	358	696	76.3
5/25 LIB6M - IO	95,520,326	218	18.81	438,167	6.184	358	726	76.4
5/1 LIB12M	57,680,268	97	11.36	594,642	5.602	358	735	69.6
5/1 LIB12M - IO	345,488,766	549	68.04	629,306	5.734	358	732	73.3
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$50,000.01 - $100,000.00	$469,799	6	0.09%	$78,300	6.957%	357	723	84.8%
$100,000.01 - $150,000.00	2,469,734	21	0.49	117,606	7.372	357	708	85.8
$150,000.01 - $200,000.00	3,550,093	20	0.70	177,505	7.318	358	708	88.3
$200,000.01 - $250,000.00	4,118,389	18	0.81	228,799	7.485	358	722	87.2
$250,000.01 - $300,000.00	4,432,767	16	0.87	277,048	7.231	358	726	92.6
$300,000.01 - $350,000.00	1,588,863	5	0.31	317,773	7.357	358	733	86.1
$350,000.01 - $400,000.00	51,320,039	134	10.11	382,985	6.050	357	718	76.9
$400,000.01 - $450,000.00	57,580,514	135	11.34	426,522	5.924	358	724	77.4
$450,000.01 - $500,000.00	54,864,736	115	10.81	477,085	5.819	358	730	76.8
$500,000.01 - $550,000.00	52,793,698	101	10.40	522,710	5.749	358	727	76.1
$550,000.01 - $600,000.00	41,398,835	72	8.15	574,984	5.844	358	730	77.4
$600,000.01 - $650,000.00	44,339,304	70	8.73	633,419	5.697	358	731	74.3
$650,000.01 - $700,000.00	14,231,983	21	2.80	677,713	5.791	358	732	73.0
$700,000.01 - $750,000.00	17,461,290	24	3.44	727,554	5.557	358	748	68.9
$750,000.01 - $1,000,000.00	65,217,863	73	12.84	893,395	5.624	357	732	68.5
$1,000,000.01 - $1,500,000.00	48,006,079	36	9.45	1,333,502	5.633	357	739	66.4
$1,500,000.01 - $2,000,000.00	24,826,834	14	4.89	1,773,345	5.531	357	755	64.7
$2,000,000.01 and above	19,100,753	7	3.76	2,728,679	5.715	357	720	64.3
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately $571,815.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.001 - 4.500	$2,301,790	4	0.45%	$575,447	4.435%	358	729	78.8%
4.501 - 5.000	28,809,272	41	5.67	702,665	4.926	357	744	68.0
5.001 - 5.500	162,042,556	234	31.91	692,490	5.334	357	744	70.6
5.501 - 6.000	185,547,008	315	36.54	589,038	5.806	358	730	73.5
6.001 - 6.500	65,830,479	126	12.96	522,464	6.295	358	713	75.3
6.501 - 7.000	42,394,264	89	8.35	476,340	6.842	358	707	79.2
7.001 - 7.500	13,563,092	51	2.67	265,943	7.245	358	714	84.5
7.501 - 8.000	4,891,342	19	0.96	257,439	7.725	358	720	91.7
8.001 - 8.500	1,970,895	7	0.39	281,556	8.239	358	677	84.1
8.501 - 9.000	420,876	2	0.08	210,438	8.625	358	711	95.1
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 5.818% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$638,750	1	0.13%	$638,750	6.250%	360	766	70.0%
359	99,811,809	185	19.66	539,523	5.789	359	729	75.6
358	217,196,549	388	42.77	559,785	5.891	358	730	73.1
357	116,291,542	202	22.90	575,701	5.804	357	731	74.4
356	54,018,146	82	10.64	658,758	5.670	356	732	69.9
355	9,965,916	14	1.96	711,851	5.680	355	754	69.6
354	4,159,569	7	0.82	594,224	5.621	354	702	79.0
353	2,414,317	4	0.48	603,579	5.253	353	715	76.0
352	1,500,543	3	0.30	500,181	5.764	352	719	75.1
346	824,573	1	0.16	824,573	5.750	346	668	75.0
345	949,858	1	0.19	949,858	5.875	345	774	64.4
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 358 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 50.00	$29,476,880	35	5.81%	$842,197	5.495%	358	740	42.3%
50.01 - 55.00	10,029,826	14	1.98	716,416	5.468	357	756	53.3
55.01 - 60.00	18,239,096	23	3.59	793,004	5.664	357	732	57.9
60.01 - 65.00	35,290,098	43	6.95	820,700	5.537	357	734	63.7
65.01 - 70.00	68,443,500	86	13.48	795,855	5.786	358	728	68.7
70.01 - 75.00	73,790,128	110	14.53	670,819	5.691	357	731	73.9
75.01 - 80.00	243,817,997	484	48.02	503,756	5.864	358	731	79.7
80.01 - 85.00	713,278	3	0.14	237,759	6.550	359	709	84.1
85.01 - 90.00	13,608,770	41	2.68	331,921	6.488	357	695	89.9
90.01 - 95.00	9,797,874	31	1.93	316,060	6.633	358	719	94.8
95.01 - 100.00	4,564,129	18	0.90	253,563	7.618	358	713	100.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 73.54%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$520,000	1	0.10%	$520,000	5.000%	357	806	59.1%
Arizona	23,071,072	46	4.54	501,545	5.899	357	721	75.6
California	231,545,467	394	45.60	587,679	5.776	358	730	72.4
Colorado	11,814,068	17	2.33	694,945	5.778	357	734	71.8
Connecticut	6,642,866	9	1.31	738,096	5.532	358	743	64.1
District of Columbia	4,099,985	6	0.81	683,331	5.482	357	756	78.3
Florida	45,972,601	97	9.05	473,944	6.189	358	730	76.4
Georgia	8,543,896	13	1.68	657,223	5.490	358	729	73.6
Hawaii	6,919,652	10	1.36	691,965	5.850	358	751	75.9
Idaho	1,883,252	3	0.37	627,751	5.392	359	771	73.3
Illinois	13,652,243	24	2.69	568,843	5.691	358	727	75.3
Indiana	648,703	1	0.13	648,703	6.000	358	704	64.0
Kentucky	867,850	2	0.17	433,925	6.035	359	676	78.2
Massachusetts	11,251,867	18	2.22	625,104	5.779	358	720	75.9
Maryland	12,254,615	23	2.41	532,809	5.897	357	736	76.7
Michigan	7,875,042	12	1.55	656,254	5.749	358	738	71.2
Minnesota	7,617,845	12	1.50	634,820	6.184	357	713	72.9
Missouri	3,497,303	10	0.69	349,730	5.859	356	746	79.4
Montana	1,356,009	2	0.27	678,004	5.436	359	772	74.2
North Carolina	6,006,808	9	1.18	667,423	5.637	356	726	71.7
New Jersey	11,972,665	20	2.36	598,633	5.787	358	713	63.2
New Mexico	1,919,973	2	0.38	959,987	5.169	358	776	78.4
Nevada	18,073,600	35	3.56	516,389	5.726	358	730	78.6
New York	9,856,770	14	1.94	704,055	5.765	357	734	73.9
Ohio	3,564,742	6	0.70	594,124	5.949	357	734	69.6
Oregon	3,750,415	7	0.74	535,774	6.113	358	738	79.6
Pennsylvania	2,332,148	5	0.46	466,430	6.070	357	671	72.4
Rhode Island	860,000	1	0.17	860,000	5.500	358	785	80.0
South Carolina	4,715,669	6	0.93	785,945	5.620	358	756	74.5
Tennessee	1,030,774	2	0.20	515,387	5.665	358	748	77.0
Texas	4,890,178	9	0.96	543,353	5.433	357	735	74.7
Utah	3,650,804	6	0.72	608,467	5.871	359	731	74.4
Virginia	18,254,348	41	3.59	445,228	6.109	358	729	78.9
Vermont	999,999	1	0.20	999,999	5.500	357	769	39.2
Washington	9,728,390	17	1.92	572,258	5.710	358	725	78.1
Wisconsin	3,117,095	5	0.61	623,419	5.539	358	754	64.8
West Virginia	438,479	1	0.09	438,479	5.250	357	724	72.9
Wyoming	2,574,380	1	0.51	2,574,380	5.875	356	695	68.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
601 - 620	$1,626,323	3	0.32%	$542,108	6.488%	358	613	56.7%
621 - 640	12,365,335	26	2.44	475,590	6.301	358	634	75.9
641 - 660	15,446,237	32	3.04	482,695	6.210	358	652	75.0
661 - 680	47,509,306	95	9.36	500,098	6.048	358	671	75.5
681 - 700	55,954,644	107	11.02	522,941	6.039	357	690	76.4
701 - 720	64,096,859	113	12.62	567,229	5.931	358	710	75.0
721 - 740	76,865,444	126	15.14	610,043	5.649	358	730	72.9
741 - 760	83,002,706	141	16.35	588,672	5.764	358	751	72.7
761 - 780	89,265,710	144	17.58	619,901	5.638	358	770	71.5
781 - 800	53,233,084	83	10.48	641,362	5.620	358	788	71.4
801 - 820	8,405,926	18	1.66	466,996	5.858	358	806	79.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 730.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$466,377,245	798	91.85%	$584,433	5.773%	358	731	73.3%
3.001 - 4.000	37,263,715	78	7.34	477,740	6.277	358	722	75.9
4.001 - 5.000	3,551,756	11	0.70	322,887	6.808	357	731	83.9
5.001 - 6.000	578,859	1	0.11	578,859	6.075	358	672	77.3
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 2.404%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
August 2009	$949,858	1	0.19%	$949,858	5.875%	345	774	64.4%
September 2009	824,573	1	0.16	824,573	5.750	346	668	75.0
March 2010	1,500,543	3	0.30	500,181	5.764	352	719	75.1
April 2010	2,414,317	4	0.48	603,579	5.253	353	715	76.0
May 2010	4,159,569	7	0.82	594,224	5.621	354	702	79.0
June 2010	9,965,916	14	1.96	711,851	5.680	355	754	69.6
July 2010	54,018,146	82	10.64	658,758	5.670	356	732	69.9
August 2010	116,291,542	202	22.90	575,701	5.804	357	731	74.4
September 2010	217,196,549	388	42.77	559,785	5.891	358	730	73.1
October 2010	99,811,809	185	19.66	539,523	5.789	359	729	75.6
November 2010	638,750	1	0.13	638,750	6.250	360	766	70.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date is 58 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 - 10.000	$23,414,498	34	4.61%	$688,662	4.874%	358	739	69.4%
10.001 - 11.000	266,249,158	405	52.43	657,405	5.535	358	739	72.0
11.001 - 12.000	157,898,361	292	31.10	540,748	6.041	358	720	74.4
12.001 - 13.000	46,677,312	97	9.19	481,209	6.625	358	720	76.7
13.001 - 14.000	11,140,474	51	2.19	218,441	7.460	358	706	90.4
14.001 - 15.000	2,391,771	9	0.47	265,752	8.307	358	683	86.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 11.112% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.000	$750,000	1	0.15%	$750,000	6.750%	358	786	79.0%
3.000	29,874,018	58	5.88	515,069	6.067	358	724	73.0
5.000	359,467,443	586	70.79	613,426	5.727	358	732	73.1
6.000	117,680,113	243	23.18	484,280	6.025	357	726	74.9
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 5.110%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans in Loan Group 3*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$54,970,777	117	10.83%	$469,836	6.108%	358	724	75.6%
2.000	452,800,797	771	89.17	587,290	5.782	358	731	73.3
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

________________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 1.892%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans in Loan Group 3*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001-3.000	$465,404,271	794	91.66%	$586,151	5.772%	358	731	73.3%
3.001-4.000	36,881,715	77	7.26	478,983	6.282	358	721	75.9
4.001-5.000	1,405,523	6	0.28	234,254	7.706	358	725	99.5
5.001-6.000	1,675,108	4	0.33	418,777	5.803	357	763	73.1
6.001-7.000	2,404,957	7	0.47	343,565	6.456	357	708	73.7
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 3 as of the Statistical Calculation Date was approximately 2.421% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence (detached)	$294,884,100	493	58.07%	$598,142	5.797%	358	728	71.6%
Planned Unit Development (detached)	129,054,454	231	25.42	558,677	5.806	358	735	76.1
Condominium	68,001,279	136	13.39	500,009	5.855	358	732	76.4
Two- to Four- Family Residence	9,238,641	16	1.82	577,415	6.413	358	735	75.2
High-Rise Condominium	6,593,100	12	1.30	549,425	5.762	357	717	79.8
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$403,491,995	690	79.46%	$584,771	5.773%	358	728	73.7%
Secondary Residence	75,642,669	113	14.90	669,404	5.710	358	745	71.4
Investment Property	28,636,909	85	5.64	336,905	6.727	358	719	77.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

________________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 3.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans in Loan Group 3

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$308,479,356	571	60.75%	$540,244	5.882%	358	736	77.5%
Refinance - Cash Out	138,529,496	228	27.28	607,586	5.767	357	717	67.5
Refinance - Rate/Term	60,762,721	89	11.97	682,727	5.605	358	734	66.8
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 3

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
FULL/ALT	$239,702,991	353	47.21%	$679,045	5.545%	357	733	71.2%
REDUCED	151,644,390	303	29.86	500,477	6.220	358	716	76.9
PREFERRED	82,560,803	151	16.26	546,760	5.577	358	757	74.3
NINA	24,725,387	65	4.87	380,391	6.727	358	714	74.0
NO RATIO	5,357,553	10	1.06	535,755	6.072	358	718	72.0
SISA	3,281,600	5	0.65	656,320	6.023	357	694	66.7
CLUES-EASY DOC	498,850	1	0.10	498,850	5.250	358	795	70.2
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans in Loan Group 3

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$388,242,720	659	76.46%	$589,139	5.746%	358	732	73.4%
7	2,730,247	7	0.54	390,035	6.386	357	710	74.8
8	423,200	1	0.08	423,200	5.875	352	786	80.0
12	55,071,645	94	10.85	585,869	5.878	358	728	73.9
24	12,081,057	20	2.38	604,053	6.025	358	711	70.0
36	37,621,322	89	7.41	422,711	6.402	357	714	77.2
60	11,601,383	18	2.28	644,521	5.692	358	744	67.8
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans in Loan Group 3

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
45	$949,858	1	0.19%	$949,858	5.875%	345	774	64.4%
46	824,573	1	0.16	824,573	5.750	346	668	75.0
52	1,500,543	3	0.30	500,181	5.764	352	719	75.1
53	2,414,317	4	0.48	603,579	5.253	353	715	76.0
54	4,159,569	7	0.82	594,224	5.621	354	702	79.0
55	9,965,916	14	1.96	711,851	5.680	355	754	69.6
56	54,018,146	82	10.64	658,758	5.670	356	732	69.9
57	116,291,542	202	22.90	575,701	5.804	357	731	74.4
58	217,196,549	388	42.77	559,785	5.891	358	730	73.1
59	99,811,809	185	19.66	539,523	5.789	359	729	75.6
60	638,750	1	0.13	638,750	6.250	360	766	70.0
Total/Weighted Average	$507,771,573	888	100.00%	$571,815	5.818%	358	730	73.5%

Mortgage Loan Programs for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
7/1 CMT1Y	$2,919,498	10	1.85%	$291,950	6.243%	358	721	78.3%
7/23 LIB6M	2,040,115	7	1.30	291,445	5.916	359	698	78.1
7/23 LIB6M - IO	26,265,300	99	16.69	265,306	5.836	360	721	74.0
7/1 LIB12M	19,871,198	46	12.62	431,983	5.812	358	714	70.7
7/1 LIB12M - IO	106,311,126	199	67.54	534,227	6.077	358	716	74.7
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$50,000.01 - $100,000.00	$407,009	5	0.26%	$81,402	6.206%	357	759	65.7%
$100,000.01 - $150,000.00	5,299,037	43	3.37	123,233	5.955	359	719	76.9
$150,000.01 - $200,000.00	4,365,715	25	2.77	174,629	5.772	357	695	77.8
$200,000.01 - $250,000.00	5,131,165	23	3.26	223,094	5.891	358	717	75.8
$250,000.01 - $300,000.00	2,949,486	11	1.87	268,135	5.830	359	709	78.0
$300,000.01 - $350,000.00	1,321,638	4	0.84	330,409	5.813	357	711	79.7
$350,000.01 - $400,000.00	21,035,892	55	13.36	382,471	6.188	358	706	76.1
$400,000.01 - $450,000.00	21,761,330	51	13.82	426,693	6.005	358	719	72.6
$450,000.01 - $500,000.00	18,593,752	39	11.81	476,763	6.018	358	726	72.5
$500,000.01 - $550,000.00	14,101,594	27	8.96	522,281	5.933	358	716	77.0
$550,000.01 - $600,000.00	10,366,057	18	6.59	575,892	5.751	358	717	71.6
$600,000.01 - $650,000.00	10,731,048	17	6.82	631,238	6.356	358	723	75.7
$650,000.01 - $700,000.00	4,751,923	7	3.02	678,846	6.018	358	680	79.7
$700,000.01 - $750,000.00	2,849,900	4	1.81	712,475	5.719	358	741	75.8
$750,000.01 - $1,000,000.00	20,163,687	23	12.81	876,682	5.826	358	720	71.6
$1,000,000.01 - $1,500,000.00	7,908,006	6	5.02	1,318,001	6.229	358	710	70.1
$1,500,000.01 - $2,000,000.00	5,670,000	3	3.60	1,890,000	6.163	358	736	74.1
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately $436,031.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	$4,616,663	14	2.93%	$329,762	4.943%	358	731	67.5%
5.001 - 5.500	24,303,597	56	15.44	433,993	5.402	358	726	71.3
5.501 - 6.000	67,206,260	152	42.70	442,146	5.814	358	716	72.6
6.001 - 6.500	42,995,550	98	27.31	438,730	6.307	358	708	76.4
6.501 - 7.000	12,829,904	27	8.15	475,182	6.799	358	718	77.9
7.001 - 7.500	2,930,996	7	1.86	418,714	7.441	358	732	85.8
7.501 - 8.000	1,874,267	6	1.19	312,378	7.893	357	709	85.3
8.001 - 8.500	650,000	1	0.41	650,000	8.125	358	806	89.7
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 6.005% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$19,919,579	76	12.65%	$262,100	5.812%	360	727	72.6%
359	34,211,716	80	21.73	427,646	6.026	359	718	74.9
358	75,079,514	137	47.70	548,026	6.135	358	714	74.7
357	17,867,621	36	11.35	496,323	5.785	357	709	74.7
356	4,039,213	11	2.57	367,201	5.784	356	722	70.2
355	3,200,236	8	2.03	400,030	5.709	355	755	66.0
354	646,706	2	0.41	323,353	6.125	354	676	84.9
353	648,139	2	0.41	324,069	5.560	353	728	78.3
352	438,749	2	0.28	219,375	5.781	352	716	65.0
351	521,296	2	0.33	260,648	5.360	351	634	60.9
350	336,483	2	0.21	168,241	5.793	350	701	80.0
346	322,986	2	0.21	161,493	5.326	346	714	62.1
344	174,999	1	0.11	174,999	5.875	344	689	77.8
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%
____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 358 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 50.00	$5,703,180	15	3.62%	$380,212	5.686%	358	747	42.0%
50.01 - 55.00	4,082,171	9	2.59	453,575	5.516	357	749	52.4
55.01 - 60.00	4,040,319	10	2.57	404,032	5.673	357	697	57.9
60.01 - 65.00	11,217,516	21	7.13	534,167	5.828	358	706	63.2
65.01 - 70.00	22,522,288	34	14.31	662,420	5.932	358	725	68.9
70.01 - 75.00	19,620,054	42	12.46	467,144	6.020	358	703	73.7
75.01 - 80.00	82,355,898	201	52.32	409,731	6.036	358	716	79.8
80.01 - 85.00	530,712	4	0.34	132,678	5.887	359	717	84.7
85.01 - 90.00	5,025,942	17	3.19	295,644	6.756	358	710	89.8
90.01 - 95.00	2,309,158	8	1.47	288,645	6.945	358	723	94.9
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 74.19%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$1,053,599	3	0.67%	$351,200	5.430%	358	752	78.6%
Arizona	4,439,429	11	2.82	403,584	6.177	358	755	66.7
California	65,305,381	115	41.49	567,873	6.047	358	711	73.1
Colorado	3,114,970	5	1.98	622,994	6.143	358	729	76.0
Connecticut	652,070	2	0.41	326,035	5.381	355	716	48.7
District of Columbia	1,571,544	2	1.00	785,772	5.113	358	677	60.1
Delaware	547,786	2	0.35	273,893	5.743	352	624	63.4
Florida	8,087,534	21	5.14	385,121	5.912	358	721	69.1
Georgia	1,730,002	4	1.10	432,501	5.710	358	714	78.3
Hawaii	971,389	1	0.62	971,389	4.875	357	738	65.0
Iowa	209,450	2	0.13	104,725	5.876	359	686	60.0
Idaho	1,425,664	5	0.91	285,133	6.225	358	738	79.5
Illinois	6,073,337	14	3.86	433,810	5.816	357	753	73.7
Indiana	285,500	1	0.18	285,500	6.375	360	672	89.6
Kentucky	239,100	1	0.15	239,100	5.875	360	765	80.0
Massachusetts	7,428,460	15	4.72	495,231	6.114	358	736	76.8
Maryland	4,292,676	10	2.73	429,268	6.290	358	722	77.6
Michigan	11,459,577	51	7.28	224,698	5.859	359	720	77.1
Minnesota	844,262	2	0.54	422,131	5.616	357	691	77.0
North Carolina	1,467,088	6	0.93	244,515	6.549	358	713	77.4
New Hampshire	620,000	1	0.39	620,000	7.250	358	685	80.0
New Jersey	6,908,512	18	4.39	383,806	6.196	359	720	80.5
Nevada	4,710,298	11	2.99	428,209	6.147	358	723	78.7
New York	6,914,832	15	4.39	460,989	6.101	359	703	75.5
Ohio	892,000	2	0.57	446,000	6.089	358	681	80.0
Oregon	984,362	5	0.63	196,872	5.967	358	683	78.9
Pennsylvania	399,500	1	0.25	399,500	6.250	358	609	72.7
Rhode Island	596,000	2	0.38	298,000	5.706	358	684	68.9
South Carolina	678,881	4	0.43	169,720	5.816	359	754	82.5
Texas	1,753,873	3	1.11	584,624	5.564	359	731	75.1
Utah	420,000	1	0.27	420,000	6.125	360	782	70.0
Virginia	4,442,429	10	2.82	444,243	5.868	358	703	78.6
Washington	5,566,330	13	3.54	428,179	5.789	358	714	73.3
Wisconsin	1,155,000	1	0.73	1,155,000	6.250	358	645	70.0
Wyoming	166,400	1	0.11	166,400	5.500	360	754	80.0
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
601 - 620	$1,304,500	3	0.83%	$434,833	5.821%	356	611	62.0%
621 - 640	7,345,384	19	4.67	386,599	6.057	358	635	77.0
641 - 660	9,816,321	23	6.24	426,797	5.997	358	650	74.7
661 - 680	15,726,153	38	9.99	413,846	6.024	358	670	76.2
681 - 700	27,691,762	62	17.59	446,641	6.073	358	692	75.5
701 - 720	24,701,161	56	15.69	441,092	6.037	358	712	74.7
721 - 740	20,437,436	50	12.98	408,749	5.928	358	733	75.4
741 - 760	22,217,959	45	14.11	493,732	6.011	358	751	70.8
761 - 780	16,912,556	35	10.74	483,216	5.806	358	770	73.9
781 - 800	5,880,982	17	3.74	345,940	5.934	358	788	70.5
801 - 820	5,373,023	13	3.41	413,309	6.400	359	808	72.2
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 717.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$149,584,897	340	95.03%	$439,956	5.983%	358	716	73.9%
3.001 - 4.000	7,465,090	20	4.74	373,254	6.459	358	723	79.9
4.001 - 5.000	357,251	1	0.23	357,251	5.750	358	711	64.5
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 2.385%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
July 2011	$174,999	1	0.11%	$174,999	5.875%	344	689	77.8%
September 2011	322,986	2	0.21	161,493	5.326	346	714	62.1
January 2012	336,483	2	0.21	168,241	5.793	350	701	80.0
February 2012	521,296	2	0.33	260,648	5.360	351	634	60.9
March 2012	438,749	2	0.28	219,375	5.781	352	716	65.0
April 2012	648,139	2	0.41	324,069	5.560	353	728	78.3
May 2012	646,706	2	0.41	323,353	6.125	354	676	84.9
June 2012	3,200,236	8	2.03	400,030	5.709	355	755	66.0
July 2012	4,039,213	11	2.57	367,201	5.784	356	722	70.2
August 2012	17,867,621	36	11.35	496,323	5.785	357	709	74.7
September 2012	75,079,514	137	47.70	548,026	6.135	358	714	74.7
October 2012	34,211,716	80	21.73	427,646	6.026	359	718	74.9
November 2012	19,919,579	76	12.65	262,100	5.812	360	727	72.6
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date is 82 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 - 10.000	$3,724,663	12	2.37%	$310,389	4.930%	358	733	65.7%
10.001 - 11.000	63,973,487	160	40.64	399,834	5.733	358	710	73.7
11.001 - 12.000	76,209,577	158	48.42	482,339	6.125	358	721	74.1
12.001 - 13.000	12,849,511	30	8.16	428,317	6.849	358	717	78.5
13.001 - 14.000	650,000	1	0.41	650,000	8.125	358	806	89.7
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 11.242% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.000	$5,597,251	12	3.56%	$466,438	6.191%	359	721	73.4%
5.000	120,042,620	292	76.26	411,105	6.078	358	711	75.4
6.000	31,767,367	57	20.18	557,322	5.696	357	735	69.8
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 5.131%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans in Loan Group 4*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$28,062,415	105	17.83%	$267,261	5.837%	360	719	74.4%
2.000	129,344,822	256	82.17	505,253	6.041	358	716	74.1
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

________________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 1.822%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans in Loan Group 4*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.001 - 3.000	$149,584,897	340	95.03%	$439,956	5.983%	358	716	73.9%
3.001 - 4.000	7,465,090	20	4.74	373,254	6.459	358	723	79.9
5.001 - 6.000	357,251	1	0.23	357,251	5.750	358	711	64.5
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 4 as of the Statistical Calculation Date was approximately 2.389% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence (detached)	$84,056,283	216	53.40%	$389,149	6.075%	358	711	75.0%
Planned Unit Development (detached)	42,956,274	77	27.29	557,874	5.840	358	724	72.4
Condominium	15,830,845	40	10.06	395,771	6.065	358	714	77.2
High-Rise Condominium	8,466,331	17	5.38	498,019	5.915	358	739	70.4
Two- to Four- Family Residence	6,097,505	11	3.87	554,319	6.158	358	717	73.4
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 4(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$139,312,108	322	88.50%	$432,646	6.001%	358	716	74.4%
Investment Property	12,409,924	26	7.88	477,305	6.150	358	730	73.5
Secondary Residence	5,685,205	13	3.61	437,323	5.768	357	710	71.6
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

________________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 4.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans in Loan Group 4

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$81,884,224	170	52.02%	$481,672	6.133%	358	722	76.4%
Refinance - Cash Out	47,267,232	110	30.03	429,702	5.903	358	709	71.1
Refinance – Rate/Term	28,255,781	81	17.95	348,837	5.802	358	714	72.9
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 4

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
REDUCED	$74,100,390	151	47.08%	$490,731	6.222%	358	715	75.3%
FULL/ALT	70,078,558	175	44.52	400,449	5.759	358	712	73.3
PREFERRED	8,593,354	18	5.46	477,409	5.786	359	758	71.0
NINA	3,247,874	12	2.06	270,656	6.874	358	724	77.1
SISA	867,500	2	0.55	433,750	6.375	359	720	69.7
NO RATIO	261,456	2	0.17	130,728	6.303	353	673	80.0
STREAMLINE	258,105	1	0.16	258,105	5.250	357	773	62.9
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans in Loan Group 4

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$127,065,920	295	80.72%	$430,732	6.004%	358	716	74.2%
12	19,555,486	35	12.42	558,728	5.970	358	721	74.7
24	243,000	1	0.15	243,000	6.500	359	748	63.0
36	6,400,103	15	4.07	426,674	6.166	356	716	71.6
60	4,142,729	15	2.63	276,182	5.917	358	701	76.2
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans in Loan Group 4

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
68	$174,999	1	0.11%	$174,999	5.875%	344	689	77.8%
70	322,986	2	0.21	161,493	5.326	346	714	62.1
74	336,483	2	0.21	168,241	5.793	350	701	80.0
75	521,296	2	0.33	260,648	5.360	351	634	60.9
76	438,749	2	0.28	219,375	5.781	352	716	65.0
77	648,139	2	0.41	324,069	5.560	353	728	78.3
78	646,706	2	0.41	323,353	6.125	354	676	84.9
79	3,200,236	8	2.03	400,030	5.709	355	755	66.0
80	4,039,213	11	2.57	367,201	5.784	356	722	70.2
81	17,867,621	36	11.35	496,323	5.785	357	709	74.7
82	75,079,514	137	47.70	548,026	6.135	358	714	74.7
83	34,211,716	80	21.73	427,646	6.026	359	718	74.9
84	19,919,579	76	12.65	262,100	5.812	360	727	72.6
Total/Weighted Average	$157,407,237	361	100.00%	$436,031	6.005%	358	717	74.2%

Mortgage Loan Programs for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
5/25 LIB6M	$6,799,308	26	4.92%	$261,512	6.840%	359	689	78.5%
5/25 LIB6M - IO	29,258,467	107	21.18	273,444	6.479	358	721	74.5
5/1 LIB12M	9,740,131	35	7.05	278,289	6.053	359	713	75.3
5/1 LIB12M - IO	92,341,267	266	66.85	347,148	6.173	359	719	74.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$0.01 - $50,000.00	$34,000	1	0.02%	$34,000	6.875%	360	748	80.0%
$50,000.01 - $100,000.00	1,067,321	13	0.77	82,102	6.295	358	713	67.0
$100,000.01 - $150,000.00	7,153,320	56	5.18	127,738	6.309	358	723	78.3
$150,000.01 - $200,000.00	11,174,322	64	8.09	174,599	6.631	359	724	77.9
$200,000.01 - $250,000.00	14,812,689	64	10.72	231,448	6.276	359	717	75.6
$250,000.01 - $300,000.00	11,468,130	42	8.30	273,051	6.219	359	728	74.9
$300,000.01 - $350,000.00	15,731,904	49	11.39	321,059	6.352	359	713	77.6
$350,000.01 - $400,000.00	18,418,972	49	13.33	375,897	6.039	359	719	73.4
$400,000.01 - $450,000.00	9,059,664	21	6.56	431,413	6.308	359	709	78.2
$450,000.01 - $500,000.00	6,207,664	13	4.49	477,513	6.272	358	705	78.0
$500,000.01 - $550,000.00	7,262,839	14	5.26	518,774	6.106	359	709	72.1
$550,000.01 - $600,000.00	8,089,140	14	5.86	577,796	6.246	359	713	75.0
$600,000.01 - $650,000.00	9,336,813	15	6.76	622,454	6.359	359	707	74.6
$650,000.01 - $700,000.00	2,708,692	4	1.96	677,173	6.561	359	709	74.7
$700,000.01 - $750,000.00	1,415,800	2	1.02	707,900	5.938	359	752	72.4
$750,000.01 - $1,000,000.00	8,317,952	9	6.02	924,217	5.961	358	713	74.1
$1,000,000.01 - $1,500,000.00	3,879,950	3	2.81	1,293,317	6.528	359	742	69.0
$1,500,000.01 - $2,000,000.00	2,000,000	1	1.45	2,000,000	5.990	357	748	50.0
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately $318,293.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
4.501 - 5.000	$932,329	3	0.67%	$310,776	4.964%	357	764	74.6%
5.001 - 5.500	11,690,227	33	8.46	354,249	5.370	358	725	69.2
5.501 - 6.000	44,383,510	125	32.13	355,068	5.881	359	722	72.1
6.001 - 6.500	45,658,253	150	33.05	304,388	6.340	359	718	75.7
6.501 - 7.000	27,194,586	89	19.69	305,557	6.767	359	711	78.7
7.001 - 7.500	4,187,672	17	3.03	246,334	7.288	359	696	78.7
7.501 - 8.000	3,041,047	13	2.20	233,927	7.813	358	693	87.9
8.001 - 8.500	851,649	3	0.62	283,883	8.312	359	707	85.8
8.501 - 9.000	199,900	1	0.14	199,900	8.875	358	681	100.0
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 6.262% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$45,111,187	129	32.66%	$349,699	6.337%	360	710	76.3%
359	62,165,908	186	45.00	334,225	6.132	359	723	74.1
358	17,057,255	66	12.35	258,443	6.572	358	716	76.2
357	8,954,278	36	6.48	248,730	6.425	357	720	72.6
356	1,841,616	8	1.33	230,202	6.319	356	748	79.7
355	245,620	1	0.18	245,620	5.625	355	689	80.0
354	1,123,475	2	0.81	561,738	5.959	354	680	72.3
353	594,123	2	0.43	297,062	5.327	353	702	70.5
351	319,083	2	0.23	159,542	5.289	351	703	79.6
347	244,384	1	0.18	244,384	5.250	347	726	80.0
346	482,242	1	0.35	482,242	5.125	346	710	68.1
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 359 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Original Loan-to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0.01 - 50.00	$5,978,732	17	4.33%	$351,690	5.935%	359	732	43.7%
50.01 - 55.00	2,986,968	10	2.16	298,697	5.738	359	735	52.9
55.01 - 60.00	6,935,736	17	5.02	407,984	6.148	359	705	58.3
60.01 - 65.00	9,924,531	29	7.18	342,225	6.028	359	705	64.1
65.01 - 70.00	11,092,554	33	8.03	336,138	6.130	358	724	69.4
70.01 - 75.00	9,027,702	25	6.54	361,108	6.366	359	706	73.6
75.01 - 80.00	82,904,920	262	60.02	316,431	6.270	359	717	79.7
80.01 - 85.00	399,491	2	0.29	199,746	6.952	359	737	85.0
85.01 - 90.00	4,343,508	18	3.14	241,306	6.680	359	727	89.9
90.01 - 95.00	3,738,330	16	2.71	233,646	7.156	358	728	95.0
95.01 - 100.00	806,700	5	0.58	161,340	7.559	358	707	100.0
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 75.03%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$213,580	1	0.15%	$213,580	5.000%	351	720	80.0%
Arizona	9,112,289	35	6.60	260,351	6.352	359	705	76.8
California	69,810,094	181	50.54	385,691	6.101	359	721	73.1
Colorado	1,356,704	6	0.98	226,117	5.965	357	731	80.0
Connecticut	1,610,270	4	1.17	402,568	6.286	359	769	80.0
Delaware	260,000	1	0.19	260,000	6.750	360	627	80.0
Florida	20,823,107	86	15.07	242,129	6.681	358	717	80.6
Georgia	2,620,681	9	1.90	291,187	6.147	359	703	79.1
Hawaii	4,121,912	4	2.98	1,030,478	6.201	358	724	60.1
Illinois	1,608,521	8	1.16	201,065	6.360	358	682	72.5
Kentucky	600,000	1	0.43	600,000	6.750	360	787	80.0
Massachusetts	2,313,976	7	1.68	330,568	6.959	359	668	76.4
Maryland	932,450	3	0.68	310,817	6.380	359	721	78.3
Maine	227,768	1	0.16	227,768	5.875	359	708	80.0
Michigan	178,534	2	0.13	89,267	7.000	358	707	52.8
Minnesota	1,452,585	8	1.05	181,573	6.317	359	712	76.8
Missouri	359,500	1	0.26	359,500	6.375	359	686	79.9
Mississippi	123,476	1	0.09	123,476	5.625	354	765	79.2
North Carolina	534,516	3	0.39	178,172	6.055	357	733	72.4
New Hampshire	908,620	4	0.66	227,155	6.903	359	702	75.0
New Jersey	1,960,920	4	1.42	490,230	6.079	360	692	75.7
Nevada	3,766,762	11	2.73	342,433	6.096	358	715	70.3
New York	1,694,331	6	1.23	282,389	5.889	359	726	71.7
Oregon	1,703,775	9	1.23	189,308	6.636	359	736	82.1
Pennsylvania	585,205	5	0.42	117,041	6.285	358	675	73.7
Rhode Island	283,805	1	0.21	283,805	7.875	359	699	80.0
Tennessee	81,141	1	0.06	81,141	6.250	359	732	70.0
Texas	774,626	6	0.56	129,104	6.429	358	712	82.6
Utah	543,120	3	0.39	181,040	5.847	360	723	80.0
Virginia	4,121,905	10	2.98	412,191	6.467	359	699	75.5
Washington	3,455,001	12	2.50	287,917	6.197	360	726	83.8
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
601 - 620	$520,200	2	0.38%	$260,100	5.726%	360	620	61.9%
621 - 640	3,583,925	10	2.59	358,392	6.468	359	630	70.7
641 - 660	6,798,957	23	4.92	295,607	6.529	359	652	72.4
661 - 680	17,954,194	52	13.00	345,273	6.476	359	671	74.9
681 - 700	19,833,869	67	14.36	296,028	6.293	359	689	76.0
701 - 720	26,553,305	78	19.22	340,427	6.223	359	711	77.3
721 - 740	16,836,642	55	12.19	306,121	6.253	359	729	78.1
741 - 760	24,739,398	70	17.91	353,420	6.098	359	752	72.4
761 - 780	11,788,580	44	8.53	267,922	6.145	359	769	73.8
781 - 800	8,659,952	30	6.27	288,665	6.202	359	789	73.1
801 - 820	870,150	3	0.63	290,050	6.723	358	808	82.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 717.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.001 - 2.000	$236,774	2	0.17%	$118,387	5.386%	354	769	77.2%
2.001 - 3.000	126,634,552	394	91.67	321,407	6.209	359	718	74.9
3.001 - 4.000	9,268,426	31	6.71	298,981	6.675	358	713	75.8
4.001 - 5.000	1,999,420	7	1.45	285,631	7.773	359	672	82.4
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 2.398%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
September 2009	$482,242	1	0.35%	$482,242	5.125%	346	710	68.1%
October 2009	244,384	1	0.18	244,384	5.250	347	726	80.0
February 2010	319,083	2	0.23	159,542	5.289	351	703	79.6
April 2010	594,123	2	0.43	297,062	5.327	353	702	70.5
May 2010	1,123,475	2	0.81	561,738	5.959	354	680	72.3
June 2010	245,620	1	0.18	245,620	5.625	355	689	80.0
July 2010	1,841,616	8	1.33	230,202	6.319	356	748	79.7
August 2010	8,954,278	36	6.48	248,730	6.425	357	720	72.6
September 2010	17,057,255	66	12.35	258,443	6.572	358	716	76.2
October 2010	62,165,908	186	45.00	334,225	6.132	359	723	74.1
November 2010	45,111,187	129	32.66	349,699	6.337	360	710	76.3
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date is 59 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 - 10.000	$932,329	3	0.67%	$310,776	4.964%	357	764	74.6%
10.001 - 11.000	37,434,278	105	27.10	356,517	5.741	359	723	73.0
11.001 - 12.000	68,983,122	225	49.94	306,592	6.315	359	717	75.4
12.001 - 13.000	26,348,844	80	19.07	329,361	6.656	359	710	74.8
13.001 - 14.000	3,849,051	18	2.79	213,836	7.639	358	714	86.8
14.001 - 15.000	591,549	3	0.43	197,183	8.551	358	716	95.2
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 11.587% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.000	$5,951,020	15	4.31%	$396,735	6.495%	358	716	73.2%
5.000	93,490,763	295	67.68	316,918	6.219	359	717	75.9
5.625	440,000	1	0.32	440,000	6.000	359	699	80.0
5.750	199,900	1	0.14	199,900	8.875	358	681	100.0
6.000	38,057,488	122	27.55	311,947	6.321	359	719	72.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 5.192%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans in Loan Group 5*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$19,778,818	72	14.32%	$274,706	6.500%	358	707	76.0%
2.000	118,360,353	362	85.68	326,962	6.222	359	719	74.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

_______________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 1.857%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans in Loan Group 5*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.001 - 2.000	$236,774	2	0.17%	$118,387	5.386%	354	769	77.2%
2.001 - 3.000	125,688,337	389	90.99	323,106	6.206	359	718	74.8
3.001 - 4.000	9,268,426	31	6.71	298,981	6.675	358	713	75.8
4.001 - 5.000	1,999,420	7	1.45	285,631	7.773	359	672	82.4
5.001 - 6.000	227,768	1	0.16	227,768	5.875	359	708	80.0
6.001 - 7.000	550,448	3	0.40	183,483	6.526	358	711	76.9
7.001 - 8.000	168,000	1	0.12	168,000	7.875	359	734	80.0
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 5 as of the Statistical Calculation Date was approximately 2.426% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence (detached)	$88,827,263	256	64.30%	$346,981	6.211%	359	717	74.9%
Planned Unit Development (detached)	20,979,325	65	15.19	322,759	6.255	359	710	75.9
Condominium	16,948,930	79	12.27	214,543	6.416	358	725	77.3
Two- to Four- Family Residence	9,908,985	29	7.17	341,689	6.409	359	724	69.2
High-Rise Condominium	1,250,750	3	0.91	416,917	6.554	360	742	83.2
Condominium Hotel	116,000	1	0.08	116,000	7.000	358	719	80.0
Cooperative	107,920	1	0.08	107,920	7.500	359	732	79.4
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans

in Loan Group 5(1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$105,369,885	309	76.28%	$341,003	6.197%	359	715	75.2%
Investment Property	23,677,190	96	17.14	246,637	6.569	359	726	73.7
Secondary Residence	9,092,097	29	6.58	313,521	6.215	359	726	76.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

_______________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 5.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans in Loan Group 5

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$76,588,606	260	55.44%	$294,572	6.315%	359	726	79.6%
Refinance - Cash Out	52,002,915	146	37.65	356,184	6.231	359	706	68.4
Refinance - Rate/Term	9,547,650	28	6.91	340,988	6.004	359	713	74.5
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

in Loan Group 5

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
REDUCED	$83,229,506	255	60.25%	$326,390	6.349%	359	714	76.5%
NINA	18,961,855	70	13.73	270,884	6.403	359	724	69.0
PREFERRED	13,489,563	30	9.77	449,652	5.714	359	747	75.7
FULL/ALT	11,476,837	47	8.31	244,188	6.065	358	707	76.9
NO RATIO	10,546,356	29	7.63	363,667	6.233	359	703	71.4
SISA	435,054	3	0.31	145,018	6.318	359	706	71.3
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans in Loan Group 5

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$92,236,777	283	66.77%	$325,925	6.214%	359	716	75.7%
7	312,600	2	0.23	156,300	5.788	357	726	65.0
12	4,840,790	15	3.50	322,719	6.338	358	701	68.8
24	5,688,142	9	4.12	632,016	6.235	358	725	63.3
36	32,622,261	119	23.62	274,137	6.378	359	723	75.8
60	2,438,602	6	1.77	406,434	6.488	359	695	78.9
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans in Loan Group 5

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
46	$482,242	1	0.35%	$482,242	5.125%	346	710	68.1%
47	244,384	1	0.18	244,384	5.250	347	726	80.0
51	319,083	2	0.23	159,542	5.289	351	703	79.6
53	594,123	2	0.43	297,062	5.327	353	702	70.5
54	1,123,475	2	0.81	561,738	5.959	354	680	72.3
55	245,620	1	0.18	245,620	5.625	355	689	80.0
56	1,841,616	8	1.33	230,202	6.319	356	748	79.7
57	8,954,278	36	6.48	248,730	6.425	357	720	72.6
58	17,057,255	66	12.35	258,443	6.572	358	716	76.2
59	62,165,908	186	45.00	334,225	6.132	359	723	74.1
60	45,111,187	129	32.66	349,699	6.337	360	710	76.3
Total/Weighted Average	$138,139,172	434	100.00%	$318,293	6.262%	359	717	75.0%

Mortgage Loan Programs for the Statistical Calculation Pool Mortgage Loans

Loan Programs	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
5/1 CMT1Y	$1,410,543	4	0.12%	$352,636	6.149%	355	706	81.6%
7/1 CMT1Y	2,919,498	10	0.26	291,950	6.243	358	721	78.3
3/27 LIB6M	3,340,857	14	0.29	238,633	6.104	358	719	78.8
3/27 LIB6M - IO	2,820,099	13	0.25	216,931	5.559	356	714	75.6
5/25 LIB6M	34,672,373	155	3.04	223,693	6.357	358	706	75.4
5/25 LIB6M - IO	222,947,166	770	19.52	289,542	6.180	358	726	75.0
7/23 LIB6M	2,040,115	7	0.18	291,445	5.916	359	698	78.1
7/23 LIB6M - IO	26,265,300	99	2.30	265,306	5.836	360	721	74.0
3/1 LIB12M	15,430,388	49	1.35	314,906	5.352	357	731	72.6
3/1 LIB12M - IO	95,584,336	237	8.37	403,309	5.800	357	735	75.1
5/1 LIB12M	86,144,565	229	7.54	376,177	5.639	357	728	71.9
5/1 LIB12M - IO	522,601,363	1,210	45.75	431,902	5.811	358	727	74.3
7/1 LIB12M	19,871,198	46	1.74	431,983	5.812	358	714	70.7
7/1 LIB12M - IO	106,311,126	199	9.31	534,227	6.077	358	716	74.7
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Mortgage Loan Principal Balances for the Statistical Calculation Pool

Mortgage Loans*

Range of Mortgage Loan Principal Balances	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
$0.01 - $50,000.00	$83,812	2	0.01%	$41,906	7.246%	357	675	72.1%
$50,000.01 - $100,000.00	7,456,027	88	0.65	84,728	6.112	357	731	73.4
$100,000.01 - $150,000.00	49,321,541	389	4.32	126,791	6.133	357	724	77.8
$150,000.01 - $200,000.00	65,982,522	377	5.78	175,020	6.076	357	719	77.3
$200,000.01 - $250,000.00	74,315,254	328	6.51	226,571	6.007	358	719	76.9
$250,000.01 - $300,000.00	69,828,458	254	6.11	274,915	5.989	358	720	77.0
$300,000.01 - $350,000.00	64,995,358	201	5.69	323,360	6.029	358	722	76.9
$350,000.01 - $400,000.00	116,589,132	308	10.21	378,536	6.052	358	716	75.3
$400,000.01 - $450,000.00	105,001,825	246	9.19	426,837	5.947	358	721	76.2
$450,000.01 - $500,000.00	92,320,660	194	8.08	475,880	5.888	358	729	75.6
$500,000.01 - $550,000.00	83,542,451	160	7.31	522,140	5.835	358	725	76.2
$550,000.01 - $600,000.00	66,282,517	115	5.80	576,370	5.864	358	728	76.3
$600,000.01 - $650,000.00	73,306,818	116	6.42	631,955	5.877	358	728	74.4
$650,000.01 - $700,000.00	25,063,959	37	2.19	677,404	5.868	358	725	75.0
$700,000.01 - $750,000.00	23,207,590	32	2.03	725,237	5.616	358	749	70.7
$750,000.01 - $1,000,000.00	110,171,910	123	9.64	895,707	5.670	357	730	69.4
$1,000,000.01 - $1,500,000.00	61,293,645	46	5.37	1,332,471	5.781	357	735	67.2
$1,500,000.01 - $2,000,000.00	34,494,696	19	3.02	1,815,510	5.667	358	753	64.4
$2,000,000.01 and above	19,100,753	7	1.67	2,728,679	5.715	357	720	64.3
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

____________

*	The average Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately $375,529.

Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans*

Range of Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
3.501 – 4.000	$455,792	2	0.04%	$227,896	4.000%	356	689	85.2%
4.000 – 4.500	7,070,319	16	0.62	441,895	4.466	355	743	68.0
4.501 – 5.000	58,167,395	146	5.09	398,407	4.917	357	736	70.7
5.001 – 5.500	272,436,733	607	23.85	448,825	5.350	357	738	71.5
5.501 – 6.000	421,668,378	1,083	36.91	389,352	5.822	358	727	73.6
6.001 – 6.500	229,886,587	689	20.12	333,653	6.310	358	715	76.1
6.501 – 7.000	116,257,887	362	10.18	321,154	6.798	358	710	79.1
7.001 – 7.500	21,795,696	80	1.91	272,446	7.278	358	713	83.6
7.501 – 8.000	9,806,656	38	0.86	258,070	7.784	358	710	89.3
8.001 – 8.500	4,007,524	15	0.35	267,168	8.238	358	709	86.4
8.501 – 9.000	805,961	4	0.07	201,490	8.687	358	697	97.4
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

____________

*	The Weighted Average Mortgage Rate of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 5.907% per annum.

Remaining Terms to Stated Maturity for the Statistical Calculation Pool

Mortgage Loans*

Remaining Terms (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
360	$68,102,966	216	5.96%	$315,292	6.179%	360	716	74.9%
359	232,569,053	595	20.36	390,872	5.940	359	725	74.9
358	453,612,568	1,174	39.71	386,382	5.982	358	724	74.2
357	225,340,653	610	19.73	369,411	5.829	357	728	75.4
356	104,327,662	276	9.13	377,999	5.712	356	732	72.1
355	28,881,651	77	2.53	375,086	5.644	355	743	71.2
354	9,892,387	26	0.87	380,476	5.578	354	700	76.0
353	7,067,930	17	0.62	415,761	5.234	353	730	75.0
352	2,788,885	10	0.24	278,889	5.837	352	711	75.1
351	1,072,258	5	0.09	214,452	5.450	351	688	70.6
350	894,188	5	0.08	178,838	5.122	350	676	68.7
349	789,950	3	0.07	263,317	4.818	349	707	69.7
348	1,284,924	7	0.11	183,561	4.658	348	725	67.6
347	1,699,861	7	0.15	242,837	5.079	347	714	71.2
346	2,156,407	8	0.19	269,551	5.415	346	690	71.2
345	1,358,492	3	0.12	452,831	5.708	345	743	69.1
344	362,700	2	0.03	181,350	5.422	344	692	72.3
343	156,392	1	0.01	156,392	4.875	343	755	76.9
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

____________

*	The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 358 months.

Original Loan-to-Value Ratios for the Statistical Calculation Pool

Mortgage Loans*

Range of Original Loan- to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

0.01 -50.00	$54,961,754	122	4.81%	$450,506	5.577%	358	739	41.8%
50.01-55.00	23,395,721	58	2.05	403,374	5.539	357	744	52.8
55.01-60.00	41,035,379	86	3.59	477,156	5.693	357	721	58.0
60.01-65.00	80,621,620	177	7.06	455,489	5.697	357	723	63.7
65.01-70.00	130,203,624	265	11.40	491,334	5.857	358	725	68.8
70.01-75.00	135,649,468	288	11.87	471,005	5.829	357	722	73.8
75.01-80.00	595,004,938	1,712	52.09	347,550	5.951	358	727	79.7
80.01-85.00	5,086,529	23	0.45	221,153	5.960	357	719	84.1
85.01-90.00	42,856,366	172	3.75	249,165	6.311	357	707	89.7
90.01-95.00	27,099,928	111	2.37	244,143	6.475	358	719	94.9
95.01-100.00	6,443,600	28	0.56	230,129	7.509	358	711	100.0
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

__________

*	The Weighted Average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 74.36%.

State Distribution for the Statistical Calculation Pool

Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Alabama	$2,909,920	12	0.25%	$242,493	5.285%	357	762	77.6%
Arizona	57,406,711	189	5.03	303,739	6.001	358	724	75.7
California	480,473,002	1,034	42.06	464,674	5.868	358	725	72.2
Colorado	27,588,994	84	2.42	328,440	5.751	357	731	74.8
Connecticut	11,992,330	27	1.05	444,160	5.646	357	736	67.0
Delaware	1,312,944	5	0.11	262,589	5.721	355	649	71.7
District of Columbia	6,160,469	10	0.54	616,047	5.482	357	730	74.0
Florida	111,091,982	361	9.72	307,734	6.231	358	727	77.1
Georgia	26,038,983	103	2.28	252,806	5.717	358	726	77.7
Hawaii	19,907,802	37	1.74	538,049	5.867	357	730	72.4
Idaho	5,090,761	20	0.45	254,538	5.811	358	750	76.8
Illinois	32,366,367	92	2.83	351,808	5.824	358	725	75.8
Indiana	2,709,749	11	0.24	246,341	5.636	357	703	76.2
Iowa	296,824	3	0.03	98,941	6.243	357	698	70.3
Kansas	1,274,983	5	0.11	254,997	5.946	357	725	76.3
Kentucky	2,418,963	9	0.21	268,774	6.095	359	719	79.8
Louisiana	496,516	4	0.04	124,129	5.987	357	723	80.0
Maine	334,929	2	0.03	167,464	5.755	357	712	76.7
Maryland	24,887,365	63	2.18	395,038	6.020	357	727	77.0
Massachusetts	27,592,163	61	2.42	452,331	6.062	358	725	75.8
Michigan	24,867,493	93	2.18	267,392	5.832	358	726	74.5
Minnesota	15,347,844	47	1.34	326,550	6.020	357	719	75.9
Mississippi	348,356	3	0.03	116,119	6.033	357	766	79.7
Missouri	7,248,682	31	0.63	233,828	6.004	357	726	81.8
Montana	1,496,116	3	0.13	498,705	5.465	359	773	74.8
Nebraska	91,777	1	0.01	91,777	6.000	358	668	80.0
Nevada	50,525,204	152	4.42	332,403	5.792	357	725	78.1
New Hampshire	3,210,706	13	0.28	246,977	6.307	356	683	75.3
New Jersey	25,419,993	59	2.23	430,847	5.945	358	714	71.0
New Mexico	2,342,895	5	0.21	468,579	5.270	358	772	79.2
New York	23,070,443	49	2.02	470,825	5.945	358	719	74.6
North Carolina	13,719,236	43	1.20	319,052	5.737	357	729	74.8
North Dakota	266,320	1	0.02	266,320	5.625	358	766	80.0
Ohio	7,240,849	27	0.63	268,180	5.969	357	724	75.4
Oregon	11,522,338	48	1.01	240,049	6.139	358	729	78.7
Pennsylvania	5,249,639	22	0.46	238,620	5.958	357	680	76.5
Rhode Island	2,633,663	7	0.23	376,238	5.698	357	732	76.2
South Carolina	7,003,760	19	0.61	368,619	5.737	358	749	77.2
Tennessee	3,646,243	20	0.32	182,312	6.010	358	729	80.5
Texas	10,262,434	36	0.90	285,068	5.637	357	731	77.0
Utah	8,320,084	33	0.73	252,124	5.891	358	732	76.7
Vermont	999,999	1	0.09	999,999	5.500	357	769	39.2
Virginia	36,202,812	93	3.17	389,278	6.043	358	723	77.2
Washington	28,921,377	84	2.53	344,302	5.771	358	725	77.6
West Virginia	1,093,843	4	0.10	273,461	5.418	357	711	81.6
Wisconsin	6,080,282	13	0.53	467,714	5.696	357	731	68.2
Wyoming	2,874,780	3	0.25	958,260	5.865	356	697	69.3
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Credit Bureau Risk Scores(1) for the Statistical Calculation Pool

Mortgage Loans*

Range of Credit Bureau Risk Scores	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
581 – 600	$390,000	1	0.03%	$390,000	6.500%	356	594	52.4%
601 – 620	6,365,276	20	0.56	318,264	5.968	357	615	64.6
621 – 640	30,585,368	88	2.68	347,561	6.139	358	633	76.5
641 – 660	48,971,382	154	4.29	317,996	6.113	358	651	74.3
661 – 680	110,680,596	310	9.69	357,034	6.118	358	670	75.5
681 – 700	138,804,186	392	12.15	354,092	6.046	358	691	76.0
701 – 720	168,752,272	457	14.77	369,261	6.007	358	711	75.7
721 – 740	171,583,072	450	15.02	381,296	5.812	358	730	75.0
741 – 760	187,858,953	483	16.44	388,942	5.828	358	751	73.4
761 – 780	158,899,716	377	13.91	421,485	5.720	358	770	72.3
781 – 800	93,441,603	231	8.18	404,509	5.718	358	788	72.0
801 – 820	26,026,504	79	2.28	329,449	5.951	358	806	76.3
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

______________________

(1)

The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

*	The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 726.

Gross Margins for the Statistical Calculation Pool

Mortgage Loans*

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.001 – 2.000	$236,774	2	0.02%	$118,387	5.386%	354	769	77.2%
2.001 – 3.000	1,043,446,118	2,715	91.34	384,326	5.866	358	726	74.1
3.001 – 4.000	89,117,110	290	7.80	307,300	6.287	358	718	76.3
4.001 – 5.000	7,829,682	30	0.69	260,989	6.942	358	706	81.1
5.001 – 6.000	1,729,244	5	0.15	345,849	6.313	358	693	73.6
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

_____________

*	The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 2.415%.

Next Adjustment Date for the Statistical Calculation Pool

Mortgage Loans *

Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
November 2007	$145,500	1	0.01%	$145,500	5.000%	348	716	80.0%
March 2008	240,774	2	0.02	120,387	6.806	352	714	95.0
April 2008	2,345,087	4	0.21	586,272	5.031	353	759	74.0
May 2008	2,490,941	7	0.22	355,849	4.962	354	725	67.2
June 2008	10,034,628	28	0.88	358,380	5.580	355	738	72.2
July 2008	24,282,978	70	2.13	346,900	5.634	356	735	74.0
August 2008	27,341,757	74	2.39	369,483	5.611	357	733	75.9
September 2008	34,585,615	84	3.03	411,734	6.002	358	728	77.2
October 2008	14,081,649	38	1.23	370,570	5.858	359	738	72.4
November 2008	1,626,750	5	0.14	325,350	6.305	360	709	74.6
June 2009	156,392	1	0.01	156,392	4.875	343	755	76.9
July 2009	187,701	1	0.02	187,701	5.000	344	695	67.2
August 2009	1,358,492	3	0.12	452,831	5.708	345	743	69.1
September 2009	1,833,421	6	0.16	305,570	5.430	346	686	72.8
October 2009	1,699,861	7	0.15	242,837	5.079	347	714	71.2
November 2009	1,139,424	6	0.10	189,904	4.614	348	726	66.0
December 2009	789,950	3	0.07	263,317	4.818	349	707	69.7
January 2010	557,705	3	0.05	185,902	4.717	350	662	61.8
February 2010	550,962	3	0.05	183,654	5.536	351	740	79.8
March 2010	2,109,362	6	0.18	351,560	5.738	352	709	75.0
April 2010	4,074,704	11	0.36	370,428	5.299	353	713	75.1
May 2010	6,754,741	17	0.59	397,338	5.752	354	693	78.5
June 2010	15,646,787	41	1.37	381,629	5.672	355	744	71.6
July 2010	76,005,471	195	6.65	389,772	5.733	356	731	71.6
August 2010	180,131,275	500	15.77	360,263	5.866	357	729	75.5
September 2010	343,947,438	953	30.11	360,910	5.947	358	726	73.8
October 2010	184,275,688	477	16.13	386,322	5.931	359	726	75.0
November 2010	46,556,637	135	4.08	344,864	6.332	360	711	75.9
July 2011	174,999	1	0.02	174,999	5.875	344	689	77.8
September 2011	322,986	2	0.03	161,493	5.326	346	714	62.1
January 2012	336,483	2	0.03	168,241	5.793	350	701	80.0
February 2012	521,296	2	0.05	260,648	5.360	351	634	60.9
March 2012	438,749	2	0.04	219,375	5.781	352	716	65.0
April 2012	648,139	2	0.06	324,069	5.560	353	728	78.3
May 2012	646,706	2	0.06	323,353	6.125	354	676	84.9
June 2012	3,200,236	8	0.28	400,030	5.709	355	755	66.0
July 2012	4,039,213	11	0.35	367,201	5.784	356	722	70.2
August 2012	17,867,621	36	1.56	496,323	5.785	357	709	74.7
September 2012	75,079,514	137	6.57	548,026	6.135	358	714	74.7
October 2012	34,211,716	80	2.99	427,646	6.026	359	718	74.9
November 2012	19,919,579	76	1.74	262,100	5.812	360	727	72.6
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

______________

*	The weighted average number of months to next adjustment date for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date is 59 months.

Maximum Mortgage Rates for the Statistical Calculation Pool

Mortgage Loans*

Range of Maximum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
9.001 – 10.000	$38,944,632	103	3.41%	$378,103	4.876%	357	733	70.8%
10.001 – 11.000	466,649,776	1,096	40.85	425,775	5.565	358	732	73.2
11.000 – 12.000	452,766,941	1,232	39.63	367,506	6.035	358	722	74.3
12.001 – 13.000	162,724,104	516	14.24	315,357	6.559	358	717	76.8
13.001 - 14.000	17,569,990	78	1.54	225,256	7.427	358	711	88.5
14.001 – 15.000	3,703,485	17	0.32	217,852	8.354	358	693	89.0
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

_________________

*	The weighted average Maximum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 11.300% per annum.

Initial Periodic Rate Cap for the Statistical Calculation Pool

Mortgage Loans*

Initial Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
2.000	$72,589,042	231	6.35%	$314,238	5.749%	357	728	77.1%
3.000	73,318,704	238	6.42	308,062	6.139	358	721	72.7
4.000	1,550,357	8	0.14	193,795	5.729	356	724	80.9
5.000	695,351,821	1,760	60.87	395,086	5.862	358	725	74.7
5.625	440,000	1	0.04	440,000	6.000	359	699	80.0
5.750	199,900	1	0.02	199,900	8.875	358	681	100.0
6.000	298,909,105	803	26.17	372,240	5.992	358	727	73.3
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

________________

*	The weighted average Initial Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 4.942%.

Subsequent Periodic Rate Cap for the Statistical

Calculation Pool Mortgage Loans*

Subsequent Periodic Rate Cap (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.000	$180,638,916	667	15.81%	$270,823	6.094%	358	721	75.1%
1.500	584,684	2	0.05	292,342	6.375	357	669	70.0
2.000	961,135,328	2,373	84.14	405,030	5.871	358	726	74.2
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

________________

*	The weighted average Subsequent Periodic Rate Cap for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 1.842%.

Minimum Mortgage Rates for the Statistical Calculation

Pool Mortgage Loans*

Range of Minimum Mortgage Rates (%)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
1.001-2.000	$236,774	2	0.02%	$118,387	5.386%	354	769	77.2%
2.001-3.000	1,036,456,507	2,669	90.73	388,331	5.863	358	726	74.1
3.001-4.000	87,948,642	285	7.70	308,592	6.297	358	717	76.2
4.001-5.000	4,254,979	17	0.37	250,293	7.488	358	701	88.4
5.001-6.000	5,409,616	26	0.47	208,062	5.861	357	734	75.3
6.001-7.000	7,884,409	42	0.69	187,724	6.450	358	720	75.6
7.001-8.000	168,000	1	0.01	168,000	7.875	359	734	80.0
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

________________

*	The weighted average Minimum Mortgage Rate for the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 2.448% per annum.

Types of Mortgaged Properties for the Statistical Calculation Pool

Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Single Family Residence	$657,186,153	1,724	57.53%	$381,198	5.912%	358	723	73.4%
Planned Unit Development	275,155,376	713	24.09	385,912	5.830	358	730	75.9
Condominium	149,023,220	460	13.05	323,964	5.937	358	729	76.7
Two to Four Family	40,202,324	102	3.52	394,140	6.270	358	722	71.4
High-Rise Condominium	20,567,935	41	1.80	501,657	5.830	358	735	74.2
Condominium Hotel	116,000	1	0.01	116,000	7.000	358	719	80.0
Cooperative	107,920	1	0.01	107,920	7.500	359	732	79.4
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Occupancy Types for the Statistical Calculation Pool Mortgage Loans (1)

Occupancy	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Primary Residence	$901,146,527	2,280	78.88%	$395,240	5.867%	358	723	74.5%
Secondary Residence	125,914,348	301	11.02	418,320	5.755	358	742	73.7
Investment Property	115,298,053	461	10.09	250,104	6.383	358	725	73.8
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

_________________

(1)	Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans.

Loan Purposes for the Statistical Calculation Pool

Mortgage Loans

Loan Purpose	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Purchase	$675,491,580	1,849	59.13%	$365,328	5.965%	358	733	78.0%
Refinance - Cash Out	321,877,128	808	28.18	398,363	5.879	358	711	68.4
Refinance - Rate/Term	144,990,219	385	12.69	376,598	5.700	358	724	70.7
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Loan Documentation Type for the Statistical Calculation Pool Mortgage Loans

Loan Documentation Type	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
Reduced	$450,040,416	1,269	39.40%	$354,642	6.190%	358	718	76.2%
Full/Alt	418,674,077	1,001	36.65	418,256	5.601	357	726	73.1
Preferred	160,306,569	373	14.03	429,776	5.630	358	752	74.9
NINA	82,851,775	308	7.25	268,999	6.389	358	719	71.2
No Ratio	20,411,366	57	1.79	358,094	6.112	358	707	70.9
SISA	9,083,935	31	0.80	293,030	6.125	358	694	66.2
Clues – Easy Doc	498,850	1	0.04	498,850	5.250	358	795	70.2
Streamline	491,940	2	0.04	245,970	5.131	357	691	71.0
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Original Prepayment Penalty Term for the Statistical Calculation

Pool Mortgage Loans

Original Prepayment Penalty Term (months)	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
0	$839,898,384	2,123	73.52%	$395,619	5.850%	358	727	74.4%
6	338,000	1	0.03	338,000	6.750	359	735	65.0
7	6,582,296	25	0.58	263,292	6.211	357	718	69.9
8	423,200	1	0.04	423,200	5.875	352	786	80.0
12	104,639,438	251	9.16	416,890	5.928	358	724	73.8
24	27,726,203	72	2.43	385,086	6.092	358	716	68.3
36	137,762,151	499	12.06	276,076	6.202	357	718	76.4
60	24,989,255	70	2.19	356,989	5.795	358	724	72.5
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

Months to Next Adjustment Date for the Statistical Calculation Pool Mortgage Loans

Months to Next Adjustment Date	Aggregate Principal Balance Outstanding	Number of Loans	Percent of Aggregate Principal Balance Outstanding	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (months)	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio
24	$145,500	1	0.01%	$145,500	5.000%	348	716	80.0%
28	240,774	2	0.02	120,387	6.806	352	714	95.0
29	2,345,087	4	0.21	586,272	5.031	353	759	74.0
30	2,490,941	7	0.22	355,849	4.962	354	725	67.2
31	10,034,628	28	0.88	358,380	5.580	355	738	72.2
32	24,282,978	70	2.13	346,900	5.634	356	735	74.0
33	27,341,757	74	2.39	369,483	5.611	357	733	75.9
34	34,585,615	84	3.03	411,734	6.002	358	728	77.2
35	14,081,649	38	1.23	370,570	5.858	359	738	72.4
36	1,626,750	5	0.14	325,350	6.305	360	709	74.6
43	156,392	1	0.01	156,392	4.875	343	755	76.9
44	187,701	1	0.02	187,701	5.000	344	695	67.2
45	1,358,492	3	0.12	452,831	5.708	345	743	69.1
46	1,833,421	6	0.16	305,570	5.430	346	686	72.8
47	1,699,861	7	0.15	242,837	5.079	347	714	71.2
48	1,139,424	6	0.10	189,904	4.614	348	726	66.0
49	789,950	3	0.07	263,317	4.818	349	707	69.7
50	557,705	3	0.05	185,902	4.717	350	662	61.8
51	550,962	3	0.05	183,654	5.536	351	740	79.8
52	2,109,362	6	0.18	351,560	5.738	352	709	75.0
53	4,074,704	11	0.36	370,428	5.299	353	713	75.1
54	6,754,741	17	0.59	397,338	5.752	354	693	78.5
55	15,646,787	41	1.37	381,629	5.672	355	744	71.6
56	76,005,471	195	6.65	389,772	5.733	356	731	71.6
57	180,131,275	500	15.77	360,263	5.866	357	729	75.5
58	343,947,438	953	30.11	360,910	5.947	358	726	73.8
59	184,275,688	477	16.13	386,322	5.931	359	726	75.0
60	46,556,637	135	4.08	344,864	6.332	360	711	75.9
68	174,999	1	0.02	174,999	5.875	344	689	77.8
70	322,986	2	0.03	161,493	5.326	346	714	62.1
74	336,483	2	0.03	168,241	5.793	350	701	80.0
75	521,296	2	0.05	260,648	5.360	351	634	60.9
76	438,749	2	0.04	219,375	5.781	352	716	65.0
77	648,139	2	0.06	324,069	5.560	353	728	78.3
78	646,706	2	0.06	323,353	6.125	354	676	84.9
79	3,200,236	8	0.28	400,030	5.709	355	755	66.0
80	4,039,213	11	0.35	367,201	5.784	356	722	70.2
81	17,867,621	36	1.56	496,323	5.785	357	709	74.7
82	75,079,514	137	6.57	548,026	6.135	358	714	74.7
83	34,211,716	80	2.99	427,646	6.026	359	718	74.9
84	19,919,579	76	1.74	262,100	5.812	360	727	72.6
Total/Weighted Average	$1,142,358,928	3,042	100.00%	$375,529	5.907%	358	726	74.4%

ANNEX B

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Notes, Series 2005-2 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Payment Date to and excluding the settlement date, on the basis of a 360-day year and either the actual days in the related accrual period or a 30-day accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants across-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)          borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person’s Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person “ means:

•	a citizen or resident of the United States;
•

a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

INDEX OF DEFINED TERMS

Accrual Period

Adjusted Net Mortgage Rate

Adjustment Date

Advance

Aggregate Subordinated Percentage

Alternative Documentation Program

Amended Trust Agreement

AmNet

Applicable Credit Support Percentage

Applied Realized Loss Amount

Available Funds

Available Funds Rate

beneficial owner

Book-Entry Notes

Business Day

Certificate Registrar

Class 1-A Notes

Class 2-A Notes

Class 3-A Notes

Class 4-A Notes

Class 5-A Notes

Class B Notes

Class IO Notes

Class M Notes

Class Subordination Percentage

CLUES Plus Documentation Program

Collateral Value

Collection Account

Compensating Interest

Countrywide Financial

Countrywide Home Loans

Countrywide Servicing

Cut-off Date

Debt Service Reduction

debt-to-income

Definitive Note

Delay Delivery Mortgage Loans

Deleted Mortgage Loan

Depositor

Detailed Description

Determination Date

DTC

Due Dates

Due Period

ERISA

Euroclear

Event of Default

Expense Fee

Expense Fee Rate

FICO Credit Scores

Final Recovery Determination

Five-Year Hybrid Mortgage Loan

Full Documentation Program

Funding Period

Gross Margin

IFC

Indenture

Indenture Trustee

Indenture Trustee’s Mortgage File

Initial Cut-off Date

Initial Cut-off Date Pool Principal Balance

Initial Mortgage Loans

Initial Mortgage Pool

Insurance Proceeds

Interest Determination Date

Interest Distribution Amount

Issuer

Last Scheduled Payment Date

Lender-Paid PMI Fee

LIBOR Business Day

Liquidated Mortgage Loan

Liquidation Proceeds

Loan Group

Loan Group 1

Loan Group 2

Loan Group 3

Loan Group 4

Loan Group 5

Loan-to-Value Ratio

Master Servicer Advance Date

Maximum Mortgage Rate

Maximum Note Rate

Minimum Mortgage Rate

Modeling Assumptions

Moody’s

Mortgage Index

Mortgage Loans

Mortgage Notes

Mortgage Rate

Mortgaged Properties

Net Interest Shortfall

Net Mortgage Rate

No Income/No Asset Documentation Program

Note Interest Rate

Note Owners

Note Principal Balance

Note Rate Change Date

Notes

Offered Notes

One-Year LIBOR

Optional Termination Date

Original Applicable Credit Support Percentage

Original Pre-Funded Amount

original subordinate principal balance

Overcollateralized Group

Owner Trust Certificates

Owner Trustee

Parity Act

Participants

Paying Agent

Payment Account

Payment Account Deposit Date

Payment Date

Percentage Interest

Periodic Rate Cap

Plan Assets

Plan Assets Regulation

Plans

Preferred Processing Program

Pre-Funded Amount

Pre-Funding Account

Prepayment Interest Excess

Prepayment Interest Shortfall

Prepayment Period

Prepayment Vector

Principal Amount

Purchase Price

PV

Rating Agencies

Realized Loss

Realized Loss Excess Coverage Amount

Record Date

Reduced Documentation Program

Reference Bank Rate

Reference Banks

Relief Act

Relief Act Reduction

REO Property

Replacement Mortgage Loan

Restricted Classes

S&P

Sale and Servicing Agreement

Scheduled Payments

Securities Act

Seller Shortfall Interest Requirement

Senior Credit Support Depletion Date

Senior Note Group

Senior Notes

Senior Percentage

Senior Prepayment Percentage

Senior Principal Distribution Amount

Senior Termination Date

Servicing Fee

Servicing Fee Rate

Seven-Year Hybrid Mortgage Loan

Short Form Trust Agreement

Stated Income/Stated Asset Documentation Program

Stated Principal Balance

Statistical Calculation Date

Statistical Calculation Date Pool Principal Balance

Statistical Calculation Pool

Statistical Calculation Pool Mortgage Loans

Streamlined Documentation Program

Subordinated Notes

Subordinated Percentage

Subordinated Prepayment Percentage

Subordinated Principal Distribution Amount

Subsequent Cut-off Date

Subsequent Mortgage Loans

Subsequent Recoveries

Subsequent Transfer Date

Three-Year Hybrid Mortgage Loan

Transfer Payment

Transfer Payment Made

Transfer Payment Received

Trust

Trust Agreement

Trustee Fee

Two Times Test

U.S. Person

Undercollateralized Group

Underwriter

Unpaid Realized Loss Amount

PROSPECTUS

CWABS, INC.

Depositor

Asset Backed Securities

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 5.	The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•     first lien mortgage loans secured by one- to four-family residential properties,

•     mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

•     closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

•     home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

The Securities

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 16, 2005

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement
Risk Factors
The Trust Fund
General
The Loans
Substitution of Trust Fund Assets
Available Information
Incorporation of Certain Documents by Reference
Reports to Securityholders
Use of Proceeds
The Depositor
Loan Program
Underwriting Standards
Qualifications of Sellers
Representations by Sellers; Repurchases
Description of the Securities
General
Distributions on Securities
Advances
Reports to Securityholders
Categories of Classes of Securities
Indices Applicable to Floating Rate and Inverse Floating Rate Classes
Book-Entry Registration of Securities
Credit Enhancement
General
Subordination
Letter of Credit
Insurance Policies, Surety Bonds and Guaranties
Over-Collateralization
Reserve Accounts
Pool Insurance Policies
Financial Instruments
Cross Support
Yield and Prepayment Considerations
The Agreements
Assignment of the Trust Fund Assets
Payments On Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing by Sellers
Collection Procedures
Hazard Insurance
Realization Upon Defaulted Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default; Rights Upon Event of Default
Amendment
Termination; Optional Termination

The Trustee
Certain Legal Aspects of the Loans
General
Foreclosure
Environmental Risks
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations On Lenders
Due-On-Sale Clauses
Enforceability of Prepayment and Late Payment Fees
Applicability of Usury Laws
Home Improvement Finance
Servicemembers Civil Relief Act
Junior Mortgages and Rights of Senior Mortgagees
Other Loan Provisions and Lender Requirements
Priority of Additional Advances
The Title I Program
Consumer Protection Laws
Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Taxation of the REMIC and Its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interest Securities
Administrative Matters
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
Proposed Reporting Regulations
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
Other Tax Considerations
ERISA Considerations
Legal Investment
Method of Distribution
Legal Matters
Financial Information
Rating
Index to Defined Terms

Important Notice About Information in This Prospectus and Each

Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Documents by Reference” beginning on page 21.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor Or Servicer

The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Home Equity Loans Could Adversely Affect You

The mortgages and deeds of trust securing the home equity loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•   the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•   the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•   the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•   the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•   the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•   the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You

Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment

Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities

The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 117.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Master Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of such trust fund.

_________________________

*

Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor’s rights with respect to such representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•

the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

•	the original terms to maturity of the loans,
•	the largest principal balance and the smallest principal balance of any of the loans,
•	the earliest origination date and latest maturity date of any of the loans,

•	the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,
•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans,
•	the maximum and minimum per annum Loan Rates and
•

the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the “Collateral Value” of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See “Description of the Securities — Reports to Securityholders.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

•

that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

•

that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•

that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the Property;
•	that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and
•	that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then such seller will be obligated either

•

to repurchase such loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Description of the Securities

Each series of certificates will be issued pursuant to separate agreements (each, a “Pooling and Servicing Agreement” or a “Trust Agreement”) among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•

the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;
•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and
•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement)

in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and
•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•

the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of such distribution allocable to interest;
•	the amount of any advance;
•

the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;
•	the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;
•	the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;
•

the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•

the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;
•	the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;
•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;
•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and
•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

Categories of Classes	Definition

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Categories of Classes	Definition

Principal Types

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related Classes of subordinated securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR determination date or
•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•

the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

•

if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be

Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,

Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry

Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the rating originally assigned to such securities by each such Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

(xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidenced by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary

Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or
•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-

Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

•	the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,
•

the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and
•	any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments On Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;
•	all payments on account of interest on the loans, net of applicable servicing compensation;
•

all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•

all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;
•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•

to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

•

to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

•	to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;
•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;
•

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

•

to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

•	to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;
•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and
•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during such Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the “Capitalized Interest Account”) cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any such assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing such loan or
•	the greater of

(1) the outstanding principal balance of the loan and

(2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower’s cooperative dwelling or such cooperative’s building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

Evidence as to Compliance

Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

•	that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and
•	the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

•

any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the total distributions allocated to such class (“percentage interests”);

•	any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;
•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement.

The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•

a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or
•

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of such series consent to such sale,
•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or
•

the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

(d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b), (c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

•	reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or
•

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

(ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”) but without “participating in the management” of the Property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property

Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•

the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders will vary depending on whether

•	the securities of a series are classified as indebtedness;
•

an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit (“REMIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as “Debt securities.”

Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security’s total stated redemption price.

Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	such interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

The Internal Revenue Service (the “IRS”) issued final regulations in June 1996 (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the “daily portions” of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt security in all prior periods.

The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset such OID by comparable economic accruals of portions of such excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “— Tax Status as a Grantor Trust; General” herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury has issued regulations (the “Final Bond Premium Regulations”) dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of such Holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or
•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.

The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and
•

deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a security representing a residual interest (a “Residual Interest Security”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder’s basis in a Residual Interest Security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss from the sale of a Residual Interest Security will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest Security, the seller reacquires the Residual Interest Security, or acquires (i) a Residual Interest Security in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder’s basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on such holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interest Securities” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interest Securities. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest Security to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a “Noneconomic Residual Interest Security” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest Security meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC Residual Interest Securities may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of such series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as such items would have been reported under the Holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder’s regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments

“secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or
•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);
•	furnishes the trustee an incorrect TIN;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or
•

under certain circumstances, fails to provide the trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Proposed Reporting Regulations

In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as

OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•

provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to such Plans.

Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager” PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services (“S&P”), a division of The McGraw-Hill Companies, Inc., Moody’s, or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;
•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;
•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities

Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;
•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and
•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities

Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency’s assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index to Defined Terms

Accretion Directed
Accrual
Agreement
AMT
APR
Asset Conservation Act
Available Funds
beneficial owner
BIF
Book-Entry Securities
Capitalized Interest Account
Cash Flow Bond Method
CERCLA
CI
Claimable Amount
Class Security Balance
Clearstream, Luxembourg
Code
COFI securities
Collateral Value
Combined Loan-to-Value Ratio
Companion Class
Component Securities
Contingent Regulations
Cooperative
cooperative loans
cooperatives
Cut-off Date Principal Balance
DBC
Debt securities
debt-to-income ratio
Definitive Security
Detailed Description
Disqualified Organization
DOL
DTC
Eleventh District
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
excess servicing
FHA
FHLBSF
Final Bond Premium Regulations
Financial Intermediary
Fitch
Fixed Rate

Floating Rate
foreign person
FTC Rule
Funding Period
Garn-St Germain Act
HI Contracts
HI Loans
Improper Knowledge
Indenture
Indirect Participants
Insurance Proceeds
Insured Expenses
Interest Only
Interest Weighted Securities
Inverse Floating Rate
IRS
L/C Bank
L/C Percentage
Liquidation Expenses
Liquidation Proceeds
Loan Rate
Loan-to-Value Ratio
market discount
Master Servicing Agreement
Master Servicing Fee
Moody’s
Mortgage
NAS
National Cost of Funds Index
NCUA
New CI
Non-Accelerated Senior
Noneconomic Residual Interest Security
Nonresidents
Notional Amount Securities
obligations
Offshore Location
OID
OID Regulations
OTS
PACs
Partial Accrual
Participants
Parties in Interest
Pass-Through Securities
Pay-Through Security
percentage interests
Permitted Investments
Plan Assets Regulation

Planned Principal Class
Plans
Policy Statement
Pool Insurance Policy
Pool Insurer
Pooling and Servicing Agreement
Pre-Funded Amount
Pre-Funding Account
Prepayment Assumption
Primary Mortgage Insurance Policy
Prime Rate
Principal Only
Principal Prepayments
Properties
Property Improvement Loans
PTCE
Purchase Price
Rating Agency
Ratio Strip Securities
RCRA
Record Date
Refinance Loan
Regular Interest Securities
Relevant Depositary
Relief Act
REMIC
reserve interest rate
Residual Interest Security
Restricted Group
Retained Interest
Rules
S&P
SAIF
Scheduled Principal Class
SEC
Security Account
Security Owners
Security Register
Sellers
Senior Securities
Sequential Pay
Servicing Fee
Short-Term Note
Single Family Properties
SMMEA
Strip
Stripped Securities
Subsequent Loans
Super Senior

Support Class
TACs
Targeted Principal Class
Tax Counsel
Terms and Conditions
TIN
Title I Loans
Title I Program
Title V
Trust Agreement
Trust Fund Assets
U.S. Transferee
UCC
Underwriter Exemptions
VA
VA Guaranty
Variable Rate
W-8BEN
Widely Held Mortgage Trusts
Withholding Agent

$1,088,954,000

(Approximate)

CWABS, INC.

Depositor

Countrywide Home Loans Servicing LP

Master Servicer

CWABS TRUST 2005-HYB9

Issuer

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2005-HYB9 Mortgage-Backed Notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-HYB9 Mortgage-Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-HYB9 Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

November 29, 2005